                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                       AND

                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                              MOODY'S CORPORATION,


                              XYZ ACQUISITION LLC,

                                    KMV LLC,

                                 KMV CORPORATION


                                       AND


                      THE PRINCIPAL MEMBERS OF KMV LLC AND
                       THE SHAREHOLDERS OF KMV CORPORATION


                          DATED AS OF FEBRUARY 10, 2002

                                TABLE OF CONTENTS


ARTICLE 1. Definitions......................................................................1

        Section 1.1   Certain Defined Terms.................................................1

ARTICLE 2. The Merger and the Stock Purchase...............................................16

        Section 2.1   The Merger...........................................................16

        Section 2.2   Effective Time.......................................................16

        Section 2.3   Effect of the Merger.................................................16

        Section 2.4   Limited Liability Company Agreement..................................16

        Section 2.5   Board and Officers...................................................16

        Section 2.6   Stock Purchase.......................................................17

ARTICLE 3. Closing; Consideration..........................................................17

        Section 3.1   Closing..............................................................17

        Section 3.2   Conversion of Securities.............................................17

        Section 3.3   Payment for Company Units and KMV Corporation Shares.................22

ARTICLE 4. Representations and Warranties of the Company and KMV Corporation...............23

        Section 4.1   Organization and Related Matters.....................................23

        Section 4.2   Subsidiaries.........................................................24

        Section 4.3   Authority; No Violation..............................................24

        Section 4.4   Consents and Approvals...............................................26

        Section 4.5   Authorized Capitalization; Ownership of Company Units................26

        Section 4.6   Financial Statements; Undisclosed Liabilities........................28

        Section 4.7   Contracts............................................................29

        Section 4.8   Intellectual Property Matters........................................30

        Section 4.9   Employee Benefit Matters.............................................37

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
        Section 4.10  Labor and Other Employment Matters...................................40

        Section 4.11  Tax Matters..........................................................41

        Section 4.12  Legal Proceedings....................................................43

        Section 4.13  Compliance with Applicable Law.......................................43

        Section 4.14  Environmental Matters................................................44

        Section 4.15  Properties...........................................................44

        Section 4.16  Insurance............................................................45

        Section 4.17  No Other Broker......................................................45

        Section 4.18  Absence of Certain Changes or Events.................................45

        Section 4.19  Sufficiency of and Title to Assets...................................46

        Section 4.20  Filing of Documents..................................................46

        Section 4.21  Transactions with Affiliates.........................................47

        Section 4.22  Governmental Regulation..............................................47

        Section 4.23  No Loss of Customers.................................................47

        Section 4.24  Trading in Parent Common Stock.......................................47

        Section 4.25  Disaster Recovery....................................................48

        Section 4.26  Material Misstatements or Omissions..................................48

ARTICLE 5. Representations and Warranties of the Principal Members and the KMV
            Corporation Shareholders.......................................................48

        Section 5.1   Ownership of Company Units and KMV Corporation Shares................48

        Section 5.2   Authority; No Violation..............................................49

        Section 5.3   Consents and Approvals...............................................50

        Section 5.4   No Brokers...........................................................50

        Section 5.5   Trading in Parent Common Stock.......................................50

ARTICLE 6. Representations and Warranties of Parent and Merger Sub.........................50

        Section 6.1   Organization and Related Matters.....................................50

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
        Section 6.2   Authority; No Violation..............................................51

        Section 6.3   Consents and Approvals...............................................52

        Section 6.4   No Other Broker......................................................52

        Section 6.5   Investment Representation............................................52

        Section 6.6   Filing of Documents..................................................52

        Section 6.7   No Parent Material Adverse Effect....................................53

ARTICLE 7. Covenants and Additional Agreements.............................................53

        Section 7.1   Conduct of Business by the Combined Company..........................53

        Section 7.2   Access to Information; Confidentiality...............................56

        Section 7.3   Regulatory Matters; Third-Party Consents.............................56

        Section 7.4   Use of "KMV" Name and Company Trademarks.............................57

        Section 7.5   Employees and Employee Benefit Matters...............................57

        Section 7.6   Tax Matters..........................................................58

        Section 7.7   Insurance............................................................61

        Section 7.8   Notification of Certain Matters......................................62

        Section 7.9   Further Assurances; Transfer of Omitted Assets.......................62

        Section 7.10  Third-Party Matters..................................................63

        Section 7.11  Restricted Covenants Related to the Sale of Goodwill.................64

        Section 7.12  State and Foreign Takeover Statutes..................................66

        Section 7.13  Efforts of Parties to Close..........................................66

        Section 7.14  Accounting Matters...................................................66

        Section 7.15  Expenses.............................................................66

        Section 7.16  Waiver of Rights to Compensation.....................................66

        Section 7.17  Distributions to Members.............................................67

        Section 7.18  Final Closing Consideration Exhibit..................................67

        Section 7.19  Proprietary Rights Agreements and Other Matters......................67

ARTICLE 8. Conditions to the Consummation of the Merger and the Stock Purchase.............67

        Section 8.1   Mutual Conditions....................................................67

        Section 8.2   Conditions to Parent's and Merger Sub's Obligations..................68

        Section 8.3   Conditions to the Obligations of the Company, KMV Corporation, the
                      Principal Members and the KMV Corporation Shareholders...............70

ARTICLE 9. Termination.....................................................................71

        Section 9.1   Termination..........................................................71

        Section 9.2   Survival after Termination...........................................72

ARTICLE 10. Indemnification................................................................72

        Section 10.1  Survival of Representations, Warranties and Covenants; Exclusive
                      Monetary Remedies....................................................72

        Section 10.2  Indemnification by the Principal Members and the KMV Corporation
                      Shareholders.........................................................73

        Section 10.3  Indemnification by Parent............................................76

        Section 10.4  Procedures for Third-Party Claims....................................76

        Section 10.5  Termination of Indemnification.......................................78

        Section 10.6  Limitations; Maximum Liability.......................................78

        Section 10.7  Tax Indemnification..................................................79

        Section 10.8  Calculation and Payment of Losses....................................80

ARTICLE 11. Miscellaneous..................................................................80

        Section 11.1  Amendments; Waiver...................................................80

        Section 11.2  Entire Agreement.....................................................81

        Section 11.3  Interpretation.......................................................81

        Section 11.4  Severability.........................................................81

        Section 11.5  Notices..............................................................81

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
        Section 11.6  Binding Effect; Persons Benefiting; No Assignment....................83

        Section 11.7  Counterparts.........................................................83

        Section 11.8  Waiver of Jury Trial.................................................83

        Section 11.9  Governing Law........................................................83

        Section 11.10 Consent to Jurisdiction..............................................83



        Exhibit A     Voting Agreement

        Exhibit B     List of Non-Compete Members

        Exhibit C     Limited Liability Company Agreement of Merger Sub

        Exhibit D     Closing Consideration Exhibit

        Exhibit E     Companies

        Exhibit F     Schedule of Ownership of Company Units and KMV Corporation Shares

        Exhibit G     Schedule of Permitted Distributions to Members

        Exhibit H     Form of Opinion of Counsel to the Combined Company

        Exhibit I     List of Key Employees

        Exhibit J     Required Consents

        Exhibit K     Form of Opinion of Counsel to Parent

        Exhibit L     Allocable Shares

        Exhibit M     List of Company Persons with Knowledge

        Exhibit N     List of Parent Persons with Knowledge

        Exhibit O     List of Principal Members and KMV Corporation Shareholders

                             TABLE OF DEFINED TERMS

                                                   Cross Reference
Term                                               in Agreement                    Page
----                                               ---------------                 ----
1995 Act...........................................Section 1.1........................1
Acquisition Proposal...............................Section 7.10(a)...................63
Adjustment Amount Documents........................Section 3.2.4(a)..................20
Affiliate..........................................Section 1.1........................2
Aggregate Outstanding Claims.......................Section 3.2.3(b)(i)...............18
Agreement..........................................Preamble...........................1
Allocable Share....................................Section 10.2.3(b).................76
Ancillary Agreements...............................Section 1.1........................2
Applicable Law.....................................Section 1.1........................2
Applicable Sellers.................................Section 7.6(a)....................58
Benefit Plan.......................................Section 4.9(a)....................37
Beta Testing.......................................Section 1.1........................2
Budget.............................................Section 8.2(j)....................70
Business Day.......................................Section 1.1........................2
Cash Capital Amount................................Section 1.1........................2
Cash Capital Excess................................Section 1.1........................2
Cash Capital Shortfall.............................Section 1.1........................2
Certificate of Merger..............................Section 2.2.......................16
Closing Balance Sheet..............................Section 1.1........................3
Closing Consideration Exhibit......................Section 1.1........................3
Closing Date.......................................Section 3.1.......................17
Closing............................................Section 3.1.......................17
Code...............................................Section 1.1........................3
Combined Company...................................Section 1.1........................3
Combined Company Transaction Fees..................Section 1.1........................3
Company Appreciation Unit Consideration............Section 1.1........................3
Company Appreciation Units.........................Section 1.1........................3
Company Assets.....................................Section 4.19......................46
Company Balance Sheet..............................Section 4.6.......................29
Company Base Unit Consideration....................Section 1.1........................3
Company Base Units.................................Section 1.1........................4
Company Benefit Plan...............................Section 4.9(a)....................37
Company Business...................................Section 1.1........................4
Company Compiled Data..............................Section 1.1........................4
Company Copyrights.................................Section 1.1........................4
Company Disclosure Schedule........................Article 4.........................23
Company Employee...................................Section 1.1........................4
Company End User Agreements........................Section 1.1........................4
Company Financial Statements.......................Section 4.6.......................29
Company Group......................................Section 1.1........................4
Company Inbound License............................Section 1.1........................4

Company Independent Contractor.....................Section 1.1........................4
Company Insurance Policies.........................Section 4.16......................45
Company Inventions.................................Section 1.1........................5
Company IP.........................................Section 1.1........................5
Company Licensed Copyrights........................Section 1.1........................5
Company Licensed IP................................Section 1.1........................5
Company Material Adverse Effect....................Section 1.1........................5
Company NDA........................................Section 1.1........................5
Company Operating Agreement........................Section 1.1........................5
Company Outbound License...........................Section 1.1........................5
Company Owned Copyrights...........................Section 1.1........................5
Company Owned IP...................................Section 1.1........................5
Company Owned Trademarks...........................Section 1.1........................6
Company Patents....................................Section 1.1........................6
Company Persons....................................Section 1.1........................6
Company PRC........................................Section 1.1........................6
Company............................................Preamble...........................1
Company Purchase Price Allocation Schedule.........Section 7.6(k)....................60
Company Software...................................Section 1.1........................6
Company Trade Secrets..............................Section 1.1........................6
Company Trademarks.................................Section 1.1........................6
Company Units......................................Section 1.1........................6
Company Voting Debt................................Section 4.5(a)....................27
Company's Back-Up System...........................Section 4.25(b)...................48
Company's Systems..................................Section 4.25(a)...................48
Compensation Submission............................Section 8.2(j)....................70
Compiled Data......................................Section 1.1........................6
Confidentiality Agreement..........................Section 1.1........................6
Contracts..........................................Section 1.1........................7
Control............................................Section 1.1........................7
Copyrights.........................................Section 1.1........................7
Current Company IP.................................Section 1.1........................7
Derivative Work....................................Section 1.1........................7
Differential.......................................Section 1.1........................7
Disagreement.......................................Section 3.2.4(b)..................20
Effective Time.....................................Section 2.2.......................16
Eligible Offer.....................................Section 8.2(j)....................70
Encumbrance........................................Section 1.1........................7
Environmental Laws.................................Section 1.1........................7
Environmental Permit...............................Section 1.1........................8
ERISA Affiliate....................................Section 1.1........................8
ERISA..............................................Section 1.1........................8
Escrow Account.....................................Section 3.2.3(a)..................18
Escrow Agent.......................................Section 3.2.3(a)..................18
Escrow Agreement...................................Section 3.2.3(a)..................18
Escrow Funds.......................................Section 3.2.3(a)..................18

Exchange Act.......................................Section 1.1........................8
Expiration Date....................................Section 10.1(a)...................72
Foreign Benefit Plans..............................Section 4.9(e)....................39
Foreign Subsidiaries...............................Section 1.1........................8
Foreign Subsidiary Employees.......................Section 1.1........................8
Foreign Subsidiary Leased Properties...............Section 1.1........................8
Foreign Subsidiary Leases..........................Section 1.1........................8
Fungible IP........................................Section 1.1........................8
GAAP...............................................Section 1.1........................9
Governmental Authority.............................Section 1.1........................9
Hazardous Materials................................Section 1.1........................9
Holder.............................................Section 3.2.......................17
HSR Act............................................Section 1.1........................9
Income Taxes.......................................Section 1.1........................9
Indemnification Notice.............................Section 10.2.3(a).................75
Indemnified Party..................................Section 10.4(a)...................76
Independent Accounting Firm........................Section 1.1........................9
Infringe...........................................Section 1.1........................9
Infringement.......................................Section 1.1........................9
Intellectual Property..............................Section 1.1........................9
Inventions.........................................Section 1.1........................9
Investment Advisers Act............................Section 4.22......................47
Investment Company Act.............................Section 4.22......................47
Key Employees......................................Section 1.1.......................10
KMV Corporation Benefit Plan.......................Section 4.9(a)....................37
KMV Corporation....................................Preamble...........................1
KMV Corporation Purchase
   Price Allocation Schedule.......................Section 7.6(k)....................60
KMV Corporation Share..............................Section 1.1.......................10
KMV Corporation Shareholder........................Section 1.1.......................10
KMV Corporation Voting Debt........................Section 4.5(b)....................28
Knowledge..........................................Section 1.1.......................10
Law................................................Section 1.1.......................10
Losses.............................................Section 10.2.1....................73
Member Representative..............................Section 3.2.3(c)(i)...............19
Member.............................................Section 1.1.......................10
Merger.............................................Preamble...........................1
Merger Sub.........................................Preamble...........................1
Moral Rights.......................................Section 1.1.......................11
Multiemployer Plan.................................Section 4.9(c)....................38
Non-Compete Members................................Section 1.1.......................11
Notice of Disagreement.............................Section 3.2.4(b)..................20
Notifying Person...................................Section 10.2.3(a).................75
Obsolete Company IP................................Section 1.1.......................11
Omitted Assets.....................................Section 1.1.......................11
Other Employees....................................Section 1.1.......................11

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
Other Taxes........................................Section 7.6(e)....................59
Parent Common Stock................................Section 1.1.......................11
Parent Disclosure Schedule.........................Article 6.........................50
Parent Indemnitee First-Dollar Losses..............Section 1.1.......................11
Parent Indemnitees.................................Section 10.2.1....................73
Parent Material Adverse Effect.....................Section 1.1.......................12
Parent.............................................Preamble...........................1
Patents............................................Section 1.1.......................12
PAYE...............................................Section 1.1.......................12
Permits............................................Section 4.13(a)...................43
Permitted Encumbrance..............................Section 1.1.......................12
Person.............................................Section 1.1.......................12
Post-Closing Partial Period........................Section 10.7(b)...................79
Post-Closing Period................................Section 1.1.......................12
Pre-Closing Partial Period.........................Section 10.7(a)...................79
Pre-Closing Period.................................Section 1.1.......................12
Principal Members Disclosure Schedule..............Article 5.........................48
Principal Members..................................Section 1.1.......................12
Proceedings........................................Section 4.12......................43
Purchase Price Allocation Schedules................Section 7.6(k)....................60
Relevant Benefits..................................Section 4.9(g)....................39
Resolved Claim Notice..............................Section 10.2.3(a).................75
Restricted Business................................Section 7.11(a)...................65
Restrictive Period.................................Section 1.1.......................13
Scheduled Contracts................................Section 4.7.......................30
SEC................................................Section 1.1.......................13
Section 338 Forms..................................Section 1.1.......................13
Section 338(h)(10) Election........................Section 1.1.......................13
Securities Act.....................................Section 1.1.......................13
Securities Laws....................................Section 1.1.......................13
Securities.........................................Section 1.1.......................13
Seller Indemnitees.................................Section 10.3......................76
Seller Parties.....................................Section 7.10(a)...................63
Software...........................................Section 1.1.......................14
Standards Bodies...................................Section 1.1.......................14
Stock Purchase.....................................Preamble...........................1
Stock Purchase Price...............................Section 1.1.......................13
Straddle Period....................................Section 7.6(d)....................58
Subsidiary.........................................Section 1.1.......................14
Supplemental Closing Date..........................Section 3.2.4(e)..................21
Supplemental Closing...............................Section 3.2.4(e)..................21
Surviving Company..................................Section 2.1.......................16
Tax Return.........................................Section 1.1.......................14
Tax................................................Section 1.1.......................14
Taxing Authority...................................Section 1.1.......................14
Termination Date...................................Section 9.1(a)(vii)...............71

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
Territory..........................................Section 7.11(a)...................65
Third-Party Claim..................................Section 10.4(a)...................76
Threshold Amount...................................Section 1.1.......................15
Tier 1 Trade Secrets...............................Section 1.1.......................15
Tier 2 Trade Secrets...............................Section 1.1.......................15
Trade Secrets......................................Section 1.1.......................15
Trademarks.........................................Section 1.1.......................15
Transaction Consideration..........................Section 1.1.......................15
Vested IP Rights...................................Section 4.8.13....................37
Voting Agreement...................................Section 1.1.......................15
Working Capital Amount.............................Section 1.1.......................15
Working Capital Excess.............................Section 1.1.......................16
Working Capital Holdback Amount....................Section 1.1.......................15
Working Capital Shortfall..........................Section 1.1.......................16

        AGREEMENT AND PLAN OF MERGER AND STOCK PURCHASE AGREEMENT, dated as of February 10, 2002 (this "Agreement"), by and among Moody's Corporation, a Delaware corporation ("Parent"), XYZ Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent ("Merger Sub"), KMV LLC, a Delaware limited liability company (the "Company"), KMV Corporation, a California corporation ("KMV Corporation"), the Principal Members of the Company (as defined below), and the KMV Corporation Shareholders (as defined below).

        WHEREAS, each of the Board of Directors of Parent, Parent, as the sole member of Merger Sub, and the Board (as defined in the Company Operating Agreement) of the Company has approved and declared advisable the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions of this Agreement and in accordance with the Limited Liability Company Act of the State of Delaware, pursuant to which all of the Company Units (as defined below), other than any Company Units held by KMV Corporation, which shall remain outstanding as set forth in Section 3.2.1(b) of this Agreement, shall be converted into the right to receive the consideration set forth in
Section 3.2.2 of this Agreement;

        WHEREAS, each of the Board of Directors of Parent, Parent, as the sole member of Merger Sub, and the Board of the Company have determined that the Merger is in furtherance of and consistent with their respective business strategies and is in the best interest of their respective stockholders and members, as the case may be, and the Board of the Company has recommended that the Members (as defined below) approve the Merger;

        WHEREAS, each of the Board of Directors of Parent and the Board of Directors of KMV Corporation has approved and declared advisable the sale of all KMV Corporation Shares (as defined below) by the KMV Corporation Shareholders to Parent (the "Stock Purchase") upon the terms and subject to the conditions of this Agreement; and

        WHEREAS, each of the Principal Members has executed and delivered the Voting Agreement (as defined below) to Parent and Merger Sub.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

        Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

        "1995 Act" shall mean the Landlord and Tenant (Covenants) Act of 1995.

        "Acquisition Proposal" shall have the meaning set forth in Section 7.10(a) of this Agreement.

        "Adjustment Amount Documents" shall have the meaning set forth in
Section 3.2.4(a) of this Agreement.

        "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified. For purposes of this Agreement, (i) each of the Principal Members and KMV Corporation Shareholders shall be deemed Affiliates of the Company and KMV Corporation, and vice versa, prior to the Closing and (ii) Parent shall be deemed an Affiliate of the Company and KMV Corporation, and vice versa, after the Closing.

        "Aggregate Outstanding Claims" shall have the meaning set forth in
Section 3.2.3(b)(i) of this Agreement.

        "Agreement" shall have the meaning set forth in the preamble to this Agreement.

        "Allocable Share" shall have the meaning set forth in Section 10.2.3(b) of this Agreement.

        "Ancillary Agreements" shall mean the Escrow Agreement and the Voting Agreements.

        "Applicable Law" shall mean any Law applicable to the Company, KMV Corporation, any of the Principal Members, any of the KMV Corporation Shareholders or Parent or any of their respective Affiliates, properties, assets, officers, directors, employees or agents, as the case may be.

        "Applicable Sellers" shall have the meaning set forth in Section 7.6(a) of this Agreement.

        "Benefit Plan" shall have the meaning set forth in Section 4.9(a) of this Agreement.

        "Beta Testing" shall mean that the Company has successfully completed its first internal or "alpha testing" of a pre-release product, and that the Company is now testing a pre-release product both internally and on a limited external basis.

        "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the United States.

        "Cash Capital Amount" shall mean (i) cash of the Combined Company calculated in accordance with GAAP, consistent with the Combined Company's 2000 audited financial statements, less (ii) accrued bonus payable and retirement plan payable each calculated in accordance with GAAP, consistent with the Combined Company's 2000 audited financial statements, all as reflected on the Closing Balance Sheet.

        "Cash Capital Shortfall" shall equal the amount obtained by subtracting $2,000,000 from the Cash Capital Amount as set forth in the final Adjustment Amount Documents, provided that if such calculation results in a positive number, such positive number shall be the "Cash Capital Excess. "

        "Certificate of Merger" shall have the meaning set forth in Section 2.2 of this Agreement.

        "Closing Balance Sheet" shall mean the consolidated unaudited balance sheet of the Combined Company as of the Closing Date prepared in accordance with GAAP consistent with the Combined Company's 2000 audited financial statements.

        "Closing Consideration Exhibit" shall mean the exhibit prepared and delivered by the Company and attached as Exhibit D to this Agreement, as the same may be amended and delivered prior to the Closing Date, that sets forth (i) each Member's allocation of aggregate amounts of Company Base Unit Consideration and Company Appreciation Unit Consideration, as applicable; (ii) each KMV Corporation Shareholder's allocation of aggregate amounts of Share Purchase Price; (iii) each Member's and KMV Corporation Shareholder's allocation of Escrow Funds, if any, and of the Working/Cash Capital Holdback Amount; and (iv) each Member's and KMV Corporation Shareholder's mailing address.

        "Closing Date" shall have the meaning set forth in Section 3.1 of this Agreement.

        "Closing" shall have the meaning set forth in Section 3.1 of this Agreement.

        "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations of the Internal Revenue Service thereunder.

        "Combined Company Transaction Fees" shall equal the aggregate amount of all financial advisor, legal, accounting and any other transaction fees incurred but not paid as of the Closing by the Combined Company in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, which fees shall be paid by Parent on behalf of the Combined Company at the Closing.

        "Combined Company" shall mean the Company, KMV Corporation and each of their respective Subsidiaries, collectively.

        "Company Appreciation Unit Consideration" shall equal, for any given Company Appreciation Unit, the difference obtained by subtracting (a) the Strike Price (as defined in the Company Operating Agreement) applicable to such Company Appreciation Unit from (b) the Company Base Unit Consideration.

        "Company Appreciation Units" shall mean all Appreciation Units (as defined in the Company Operating Agreement) of the Company issued and outstanding immediately prior to the Effective Time.

        "Company Assets" shall have the meaning set forth in Section 4.19 of this Agreement.

        "Company Balance Sheet" shall have the meaning set forth in Section 4.6 of this Agreement.

        "Company Base Unit Consideration" shall equal the sum of (a) the quotient obtained by dividing (i) the Transaction Consideration by (ii) the total number of Company Units issued and outstanding immediately prior to the Effective Time, and (b) the quotient obtained by dividing (i) the sum of the Strike Prices (as defined in the Company Operating Agreement) applicable to all of the Company Appreciation Units issued and outstanding immediately prior to the Effective

Time by (ii) the total number of Company Units issued and outstanding immediately prior to the Effective Time.

        "Company Base Units" shall mean all Base Units (as defined in the Company Operating Agreement) of the Company issued and outstanding immediately prior to the Effective Time.

        "Company Benefit Plan" shall have the meaning set forth in Section 4.9(a) of this Agreement.

        "Company Business" shall mean the business and operations of the Combined Company in the manner in which the same have been conducted prior to the date hereof, are currently being conducted and are currently proposed by the Combined Company to be conducted, whether conducted by the Company, KMV Corporation or any of their respective Subsidiaries.

        "Company Compiled Data" shall mean all Company IP that are Compiled
Data.

        "Company Copyrights" shall mean all Company IP that are Copyrights.

        "Company Disclosure Schedule" shall have the meaning set forth in the introduction to Article 4 of this Agreement.

        "Company Employee" shall mean any current or former employee of any member of the Combined Company or any of its predecessors in interest.

        "Company End User Agreements" shall mean the applicable standard form then in effect of the non-exclusive license agreement used by the Combined Company or its predecessors in interests with end-user clients.

        "Company Financial Statements" shall have the meaning set forth in
Section 4.6 of this Agreement.

        "Company Group" shall mean the Company, KMV Corporation, their respective Subsidiaries and Affiliates, the Principal Members and the KMV Corporation Shareholders.

        "Company Inbound License" shall mean all license and other agreements granting to any member of the Company Group any right in or to use or practice any rights (including without limitation Intellectual Property rights) in or to any Current Company IP (including, without limitation, Software and Compiled
Data) other than agreements relating to (a) data purchased on a one-time or a non-recurring basis; or (b) standard desktop software applications used generally in the Combined Company's operations (but not in any Company products) and, in each case, that were purchased by the Company Group on or after January 1, 2000, for which the Company Group paid less than $25,000 individually pursuant to written, "shrink wrap" or "click through" licenses for Fungible IP.

        "Company Independent Contractor" shall mean any current independent contractor of any member of the Combined Company or any of its predecessors in interest identified as such in Section 4.10(a) of the Company Disclosure Schedule.

        "Company Insurance Policies" shall have the meaning set forth in Section
4.16 of this Agreement.

        "Company Inventions" shall mean all Company IP that are Inventions.

        "Company IP" shall mean all Intellectual Property that is either Current Company IP or Obsolete Company IP.

        "Company Licensed Copyrights" shall mean Copyrights that are Company Licensed IP and Current Company IP.

        "Company Licensed IP" shall mean all Company IP that are licensed to or used, but not owned, by the Combined Company.

        "Company Material Adverse Effect" shall mean a material adverse effect on the business, assets, properties, liabilities, financial condition or results of operations of the Combined Company, taken as a whole, or on the ability of the Company, KMV Corporation, any of the Members or any of the KMV Corporation Shareholders to complete the Closing pursuant to the terms hereof and/or comply with their respective obligations hereunder; provided, however, that a Company Material Adverse Effect shall not be deemed to have occurred if such effect was principally caused by, or as a result of, changes in events or circumstances generally affecting the financial services industry which do not disproportionately affect the Combined Company relative to other entities in the financial services industry, or resulting from general United States or global economic or debt market conditions which do not disproportionately affect the Combined Company relative to other entities in the financial services industry.

        "Company NDA" shall mean confidentiality agreements used by the Combined Company or its predecessors in interest substantially in the standard form then in effect.

        "Company Operating Agreement" shall mean that certain Second Amended and Restated Limited Liability Company Agreement of KMV LLC, dated as of December 31, 2000, as amended, governing the organization and operation of the Company, as it may be further amended as permitted by this Agreement.

        "Company Outbound License" shall mean all license and other agreements under which any member of the Company Group grants licenses of Software or Compiled Data or grants other rights in or to use or practice any rights (including Intellectual Property rights) in or to any Current Company IP, excluding solely those non-exclusive internal use licenses granted by the Company to end user customers pursuant to Company End User Agreements that (i) include confidentiality obligations and restrictions on use and (ii) relate to sales or licenses of products or services for which the total amount payable to the Company does not exceed $25,000 individually or in the aggregate for any one customer, $100,000.

        "Company Owned Copyrights" shall mean Copyrights that are Company Owned IP and Current Company IP.

        "Company Owned IP" shall mean all Company IP that is owned, or is held out as being owned, by the Combined Company.

        "Company Owned Trademarks" shall mean all Company Owned IP that are Company Trademarks.

        "Company Patents" shall mean all Company Owned IP that are Patents.

        "Company Persons" shall mean all Company Employees, Company Independent Contractors and all other current and former consultants, contractors, professional advisers, directors and agents of the Company Group and their predecessors in interest.

        "Company PRC" shall mean proprietary information, confidentiality and assignment agreements used by the Combined Company or its predecessors in interest substantially in the standard form then in effect.

        "Company Purchase Price Allocation Schedule" shall have the meaning set forth in Section 7.6(k) of this Agreement.

        "Company Software" shall mean all Current Company IP that are Software.

        "Company Trade Secrets" shall mean all Company IP that are Trade Secrets (including, without limitation all Tier 1 Trade Secrets and Tier 2 Trade Secrets).

        "Company Trademarks" shall mean (a) all Company Owned IP that are Current Company IP and Trademarks and (b) all other Trademarks currently used by the Combined Company to market, or as a brand name for, any Company Software, Compiled Data or other product or service offered or marketed by the Combined Company or their predecessors in interest.

        "Company Units" shall mean the Company Base Units and the Company Appreciation Units.

        "Company Voting Debt" shall have the meaning set forth in Section 4.5(a) of this Agreement.

        "Company" shall have the meaning set forth in the preamble to this Agreement.

        "Company's Back-Up System" shall have the meaning set forth in Section 4.25(b) of this Agreement.

        "Company's Systems" shall have the meaning set forth in Section 4.25(a) of this Agreement.

        "Compiled Data" shall mean any work formed by (a) the selection, collection and assembling of pre-existing materials or of data from another Person or the public domain that are selected, collected, coordinated or arranged in such a way that the resulting work constitutes an original work of authorship or (b) a Derivative Work created from such materials or data.

        "Confidentiality Agreement" shall mean that certain KMV LLC Mutual Non-Disclosure Agreement dated as of February 8, 2001 by and between Parent and the Company.

        "Contracts" shall mean all written or oral contracts, agreements, evidences of indebtedness, guarantees, leases and executory commitments to which the Combined Company is a party (jointly or severally, in whole or in part, with others or solely) or by which any of the Company Assets are bound, or otherwise related to the Company Business including Company Inbound Licenses and Company Outbound Licenses.

        "Control" shall mean the ability whether directly or indirectly to direct the affairs of another by means of ownership of assets or voting securities, or by contract.

        "Copyrights" shall mean all copyrights, mask works and rights protecting databases and other general intangibles of like nature (including without limitation any Compiled Data) and any registrations and applications therefor (including any extensions, modifications or renewals thereof and whether registered or unregistered), together with all goodwill related to the foregoing.

        "Current Company IP" shall mean all Intellectual Property (a) owned or used by or licensed to the Combined Company or any of their predecessors in interest (jointly or severally, in whole or in part, with others or solely) and
(b) used in or necessary to the Company Business.

        "Derivative Work" shall mean a work that is based upon one or more preexisting works, such as a revision, enhancement, modification, abridgement, condensation, expansion or any other form in which such preexisting works may be recast, transformed or adapted, and which, if prepared without authorization of the owner of the Copyright in such preexisting work, would constitute a Copyright Infringement, and shall also include any compilation that incorporates such a preexisting work as well as translation from one human language to another and from one type of code to another.

        "Differential" shall mean (1) if both a Cash Capital Shortfall and a Working Capital Shortfall shall exist, the "Differential" shall be the larger of such two negative numbers (i.e. the number whose mathematical absolute value is the largest), (2) if a Cash Capital Shortfall exists and a Working Capital Excess shall exist, the "Differential" shall be the negative number equal to the Cash Capital Shortfall, (3) if a Working Capital Shortfall exists and a Cash Capital Excess shall exist, the "Differential" shall be the negative number equal to the Working Capital Shortfall, and (4) if both a Cash Capital Excess and a Working Capital Excess shall exist, the "Differential" shall be the smaller of such two positive numbers.

        "Disagreement" shall have the meaning set forth in Section 3.2.4(b) of this Agreement.

        "Effective Time" shall have the meaning set forth in Section 2.2 of this Agreement.

        "Encumbrance" shall mean any lien, pledge, mortgage, security interest, claim, charge, easement, limitation, commitment, encroachment, restriction (other than a restriction on transferability imposed by federal or state securities laws) or other encumbrance of any kind or nature whatsoever (whether absolute or contingent).

        "Environmental Laws" shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances or rules in existence on or prior to the Closing Date relating to the protection of the environment or natural resources, occupational safety and health; the effect of the environment or Hazardous Materials on human health; or emissions, discharges or releases of Hazardous Materials into the environment, including, without limitation, ambient air, surface water, groundwater or land; or otherwise relating to the handling of Hazardous Materials or the investigation, clean-up or other remediation or analysis thereof.

        "Environmental Permit" shall mean any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

        "ERISA Affiliate" shall mean any entity or trade or business (whether or not incorporated) other than the Company or KMV Corporation, as the case may be, that together with the Company or KMV Corporation, as the case may be, is considered under common control and treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

        "Escrow Account" shall have the meaning set forth in Section 3.2.3(a) of this Agreement.

        "Escrow Agent" shall have the meaning set forth in Section 3.2.3(a) of this Agreement.

        "Escrow Agreement" shall have the meaning set forth in Section 3.2.3(a) of this Agreement.

        "Escrow Funds" shall have the meaning set forth in Section 3.2.3(a) of this Agreement.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

        "Expiration Date" shall have the meaning set forth in Section 10.1 of this Agreement.

        "Foreign Benefit Plans" shall have the meaning set forth in Section 4.9(e) of this Agreement.

        "Foreign Subsidiaries" shall mean KMV Asia KK and KMV Europe Limited, both of which are Subsidiaries of the Company on the date of this Agreement.

        "Foreign Subsidiary Employees" shall mean all Company Employees employed by a Foreign Subsidiary.

        "Foreign Subsidiary Leased Properties" shall mean the properties leased pursuant to each of the Foreign Subsidiary Leases.

        "Foreign Subsidiary Leases" shall mean those leases listed in Section 4.15(b) of the Company Disclosure Schedule.

        "Fungible IP" shall mean Intellectual Property licensed to the Combined Company for which a substitute, with substantially similar or better functionality, can be readily obtained on similar or better terms.

        "GAAP" shall mean generally accepted accounting principles, consistently applied, as used in the United States of America as in effect at the time any applicable financial statements were or are prepared or any act requiring the application of GAAP was or is performed.

        "Governmental Authority" shall mean any United States or foreign government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC or any other United States or foreign government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof or any foreign jurisdiction, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any United States or foreign governmental or non-governmental self-regulatory organization, agency or authority (including the NYSE).

        "Hazardous Materials" shall mean (i) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

        "Holder" shall have the meaning set forth in Section 3.2 of this Agreement.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "Income Taxes" shall mean all Taxes, charges, fees, levies or other assessments imposed by any Taxing Authority and based on or measured solely with respect to income or profits including any interest, penalties or additions attributable or imposed with respect thereto.

        "Indemnification Notice" shall have the meaning set forth in Section 10.2.3(a) of this Agreement.

        "Indemnified Party" shall have the meaning set forth in Section 10.4(a) of this Agreement.

        "Independent Accounting Firm" shall mean an independent accounting firm mutually agreed to in writing by Parent and the Member Representative.

        "Infringe" or "Infringement" shall mean infringe, misappropriate, dilute, violate or make other unauthorized use of.

        "Intellectual Property" shall mean, collectively, Trademarks, Patents, Copyrights, Moral Rights and Trade Secrets and all other intellectual property rights of any kind or nature.

        "Inventions" shall mean all inventions, discoveries, ideas, formulas, patterns, know-how, algorithms, compilations, compositions, programs, devices, methods, techniques, processes and other general intangibles of like nature (including software or other computer programs) and any derivations thereof (whether patentable or unpatentable), together with all goodwill related to the foregoing.

        "Investment Advisers Act" shall have the meaning set forth in Section
4.22 of this Agreement.

        "Investment Company Act" shall have the meaning set forth in Section
4.22 of this Agreement.

        "Key Employees" shall mean the Company Employees identified as Key Employees on Exhibit I to this Agreement.

        "KMV Corporation" shall have the meaning set forth in the preamble to this Agreement.

        "KMV Corporation Benefit Plan" shall have the meaning set forth in
Section 4.9(a) of this Agreement.

        "KMV Corporation Purchase Price Allocation Schedule" shall have the meaning set forth in Section 7.6(k) of this Agreement.

        "KMV Corporation Share" shall mean each issued and outstanding share of common stock of KMV Corporation.

        "KMV Corporation Shareholder" shall mean each owner of a KMV Corporation Share.

        "KMV Corporation Voting Debt" shall have the meaning set forth in
Section 4.5(b) of this Agreement.

        "Knowledge" of (a) the Company Group shall mean actual knowledge after reasonable inquiry of any of the Persons specified on Exhibit M to this Agreement or any of the Principal Members or any of the KMV Corporation Shareholders and (b) Parent shall mean actual knowledge after reasonable inquiry by any of the Persons specified on Exhibit N to this Agreement.

        "Law" shall mean any domestic or foreign federal, state or local statute, law (whether statutory or common law), ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement or arbitration award or finding (including those of the NYSE or any other applicable self-regulatory organization).

        "Losses" shall have the meaning set forth in Section 10.2.1 of this Agreement.

        "Member Representative" shall have the meaning set forth in Section 3.2.3(c)(i) of this Agreement.

        "Member" shall mean any member of the Company.

        "Merger Sub" shall have the meaning set forth in the preamble to this Agreement.

        "Merger" shall have the meaning set forth in the preamble to this Agreement.

        "Moral Rights" shall mean the rights granted under Chapter IV of the United Kingdom Copyright, Design and Patent Acts 1988, and any other analogous rights in any other jurisdiction.

        "Multiemployer Plan" shall have the meaning set forth in Section 4.9(c) of this Agreement.

        "Non-Compete Members" shall mean the Persons listed on Exhibit B to this Agreement.

        "Notice of Disagreement" shall have the meaning set forth in Section 3.2.4(b) of this Agreement.

        "Obsolete Company IP" shall mean all Intellectual Property owned or used by or licensed to or by the Combined Company or any of their predecessors in interest (jointly or severally, in whole or in part, with others or solely) or otherwise used in Company Business solely to the extent that such Intellectual Property is no longer used in or in any way necessary for the conduct of the Company Business.

        "Omitted Assets" shall mean all Contracts, Company Assets (including without limitation all Current Company IP) or any other assets (a) necessary to enable the Company (prior to the Closing) and Parent and the Surviving Company (after the Closing) to conduct the Company Business as currently conducted and
(b) that are not owned by and are not otherwise licensed to the Combined
Company.

        "Other Employees" shall mean all current Company Employees and current Company Independent Contractors who are not Key Employees.

        "Other Taxes" shall have the meaning set forth in Section 7.6(e) of this Agreement.

        "Parent" shall have the meaning set forth in the preamble to this Agreement.

        "Parent Common Stock" shall mean the common stock, par value $0.0001 per share, of Parent.

        "Parent Disclosure Schedule" shall have the meaning set forth in the introduction to Article 6 of this Agreement.

        "Parent Indemnitee First-Dollar Losses" shall mean any Losses indemnifiable pursuant to (x) Section 10.7, (y) Sections 10.2.1(a) or 10.2.2 of this Agreement for breaches of the representations and warranties contained in Sections 4.1(a), 4.1(b), 4.3, 4.5, 4.11, 4.17, 5.1, 5.2 or 5.4 of this
Agreement; provided, however, that Losses indemnifiable pursuant to Section 10.2.1(a) of this Agreement for breaches of the representations and warranties contained in Section 4.3(c)(ii) of this Agreement shall only constitute Parent Indemnitee First-Dollar Losses if and to the extent that the breach of Section 4.3(c)(ii) of this Agreement giving rise to such Losses (i) resulted in the unenforceability of this Agreement or any of the Ancillary Agreements or (ii) prevented Parent from consummating the Merger, the Stock Purchase or any of the other transactions contemplated by this Agreement or the Ancillary Agreements, and (z) Replacement Costs under Section 10.2.1(d).

        "Parent Indemnitees" shall have the meaning set forth in Section 10.2.1 of this Agreement.

        "Parent Material Adverse Effect" shall mean a material adverse effect on the ability of Parent to complete the Closing pursuant to the terms hereof and/or comply with its obligations hereunder.

        "Patents" shall mean all patents and patent applications (including any continuations, continuations-in-part, divisionals, reissues, renewals, extensions or modifications for any of the foregoing), together with all goodwill related to the foregoing.

        "PAYE" shall mean the PAYE Regulations made under Section 203 of the Income and Corporation Taxes Act of 1988.

        "Permits" shall have the meaning set forth in Section 4.13(a) of this Agreement.

        "Permitted Encumbrance" shall mean (i) liens reflected on the Company Balance Sheet; (ii) liens imposed by operation of law and not for borrowed money, such as materialmen's, mechanics', workers', repairmen's, employees', carriers', vendors' warehousemen's and other like liens that are insignificant, individually and in the aggregate, to the operation of the Company Business and
(iii) liens incurred in the ordinary course of business and not for borrowed money that are insignificant, individually and in the aggregate, to the operation of the Company Business.

        "Person" shall mean any individual, corporation, company, partnership (limited or general), limited liability company, joint venture, association, trust or other business entity.

        "Post-Closing Partial Period" shall have the meaning set forth in
Section 10.7(b) of this Agreement.

        "Post-Closing Period" shall mean any Taxable period that begins on or after the Closing Date.

        "Pre-Closing Partial Period" shall have the meaning set forth in Section 10.7(a) of this Agreement.

        "Pre-Closing Period" shall mean any Taxable period that ends on or before the Closing Date.

        "Principal Members Disclosure Schedule" shall have the meaning set forth in the introduction to Article 5 of this Agreement.

        "Principal Members" shall mean the Persons set forth on Exhibit O to this Agreement.

        "Proceedings" shall have the meaning set forth in Section 4.12 of this Agreement.

        "Purchase Price Allocation Schedules" shall have the meaning set forth in Section 7.6(k) of this Agreement.

        "Relevant Benefits" shall have the meaning set forth in Section 4.9(g) of this Agreement.

        "Resolved Claim Notice" shall have the meaning set forth in Section 10.2.3(a) of this Agreement.

        "Restricted Business" shall have the meaning set forth in Section 7.11(a)(i) of this Agreement.

        "Restrictive Period" shall mean, for any given Non-Compete Member, the period beginning on the Closing Date and ending on the date indicated opposite such Non-Compete Member's name on Exhibit B to this Agreement.

        "Scheduled Contracts" shall have the meaning set forth in Section 4.7 of this Agreement.

        "SEC" shall mean the Securities and Exchange Commission, and any successor thereto.

        "Section 338 Forms" shall mean all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county or other local Taxing Authority in connection with a Section 338(h)(10) Election. "Section 338 Forms" shall include any "statement of Section 338 Election" and United States Internal Revenue Service Form 8023 (together with any schedules or attachments thereto) that are required pursuant to Treasury Regulations Section 1.338-1 or Treasury Regulations Section 1.338(h)(10)-1.

        "Section 338(h)(10) Election" shall mean an election described in
Section 338(h)(10) of the Code with respect to the KMV Corporation Shareholders' sale of KMV Corporation to Parent pursuant to this Agreement. "Section 338(h)(10) Election" shall include any corresponding election under any other relevant Tax Laws for which a separate election is permissible with respect to Parent's acquisition of KMV Corporation Shares from the KMV Corporation Shareholders' pursuant to this Agreement.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

        "Securities Laws" shall mean the Securities Act, the Exchange Act, the Investment Company Act, the Investment Advisers Act, all applicable state "blue sky" laws, all applicable foreign securities laws, and the rules and regulations promulgated thereunder.

        "Securities" shall mean any securities as defined in the Securities Act.

        "Seller Indemnitees" shall have the meaning set forth in Section 10.3 of this Agreement.

        "Seller Parties" shall have the meaning set forth in Section 7.10(a) of this Agreement.

        "Share Purchase Price" shall equal the quotient obtained by dividing (a) the product of (i) the Company Base Unit Consideration and (ii) the total number of Company Units held by KMV Corporation immediately prior to the Closing by (b) the total number of KMV Corporation Shares issued and outstanding immediately prior to the Closing.

        "Software" shall mean individually each, and collectively all, of the computer programs, including interfaces and any embedded software programs, applications, or modules owned or licensed by any member of the Company Group or otherwise included as a Company Asset or used in (whether internally or commercially) or necessary to operate the Company Business, including as to each program, the processes, routines and scripts used in the processing of data, the object code, look and feel, user interface, source code (as to third-party source code, when rights to the source code may be obtained), tapes, disks, and all derivative works, improvements, modifications, enhancements, versions and releases relating thereto and other general intangibles of like nature, together with all goodwill related to the foregoing.

        "Standards Bodies" shall mean private organizations or trade groups who establish industry standards.

        "Stock Purchase" shall have the meaning set forth in the preamble to this Agreement.

        "Straddle Period" shall have the meaning set forth in Section 7.6(d) of this Agreement.

        "Subsidiary" of a Person shall mean any other Person more than 50% of the voting stock (or of any other form of other voting or controlling equity interest in the case of a Person that is not a corporation) of which is beneficially owned by the Person directly or indirectly through one or more other Persons.

        "Supplemental Closing Date" shall have the meaning set forth in Section 3.2.4(e) of this Agreement.

        "Supplemental Closing" shall have the meaning set forth in Section 3.2.4(e) of this Agreement.

        "Surviving Company" shall have the meaning set forth in Section 2.1 of this Agreement.

        "Tax Return" shall mean any and all returns, reports, declarations, information statements, schedules or other documents required to be provided by the Company, KMV Corporation or any of their respective Subsidiaries with respect to Taxes to any Governmental Authority or Tax authority or agency, whether domestic or foreign.

        "Tax" shall mean all federal, provincial, territorial, state, municipal, local, foreign or other taxes, imposts, rates, levies, assessments and other similar charges (and all interest and penalties thereon and additions thereto imposed by any Governmental Authority), including, without limitation, all income, excise, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, employment, payroll, social security, unemployment, disability, estimated or withholding taxes, and all customs and import duties.

        "Taxing Authority" shall mean any government authority, domestic or foreign, having jurisdiction over the assessment, determination, collection, or other imposition of Taxes.

        "Termination Date" shall have the meaning set forth in Section 9.1(a)(vii) of this Agreement.

        "Third-Party Claim" shall have the meaning set forth in Section 10.4(a) of this Agreement.

        "Threshold Amount" shall equal $3,500,000.

        "Tier 1 Trade Secrets" shall mean those categories of Company Trade Secrets expressly identified as Tier 1 Trade Secrets in Section 4.8.1 of the Company Disclosure Schedule.

        "Tier 2 Trade Secrets" shall mean those categories of Company Trade Secrets expressly identified as Tier 2 Trade Secrets in Section 4.8.1 of the Company Disclosure Schedule.

        "Trade Secrets" shall mean all business, financial, customer, supplier, research, development, pricing, cost, marketing, technical, confidential or proprietary information and data (including all Inventions not subject to the protection of an approved Patent), and any other information or any other intangible or right of like nature that derives independent economic value (actual or potential) from not being generally known to the public or any other Person who can obtain economic value from its disclosure or use, together with all goodwill related to the foregoing.

        "Trademarks" shall mean all trademarks, service marks, logos, corporate names, trade names, trade dress, brands and brand names, designs, domain names, other indications of origin and general intangibles of like nature (whether registered or unregistered), together with all goodwill related to the foregoing.

        "Transaction Consideration" shall equal the amount obtained by subtracting (a) the Combined Company Transaction Fees from (b) $210,000,000.

        "Vested IP Rights" shall have the meaning set forth in Section 4.8.13 of this Agreement.

        "Voting Agreement" shall mean the Voting Agreement attached as Exhibit A to this Agreement.

        "Working Capital Amount" shall mean (i) all current assets of the Combined Company including cash calculated in accordance with GAAP, consistent with the Combined Company's 2000 audited financial statements, less (ii) all current liabilities of the Combined Company in accordance with GAAP, consistent with the Combined Company's 2000 audited financial statements, all as reflected on the Closing Balance Sheet; provided, however, that current liabilities shall not include Combined Company Transaction Fees if and to the extent that such Combined Company Transaction Fees have been paid by Parent on behalf of the Combined Company at the Closing and were taken into account when calculating the Transaction Consideration.

        "Working/Cash Capital Holdback Amount" shall equal $2,000,000.

        "Working Capital Shortfall" shall equal the amount obtained by subtracting negative $8,500,000 from the Working Capital Amount as set forth in the final Adjustment Amount Documents, provided that if such calculation results in a positive number, such positive number shall be the "Working Capital Excess."

                                   ARTICLE 2.

                        THE MERGER AND THE STOCK PURCHASE

        Section 2.1 The Merger. Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the Limited Liability Company Act of the State of Delaware, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate limited liability company existence of Merger Sub shall cease at the Effective Time and the Company shall continue as the surviving limited liability company of the Merger (the "Surviving Company").

        Section 2.2 Effective Time. As soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article 8 hereof, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the Limited Liability Company Act of the State of Delaware (the date and time of such filing, or if another date and time is permissible under the Limited Liability Company Act, agreed to by Parent and the Company, and specified in such filing, such specified date and time, being the "Effective Time").

        Section 2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Limited Liability Company Act of the State of Delaware. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

        Section 2.4 Limited Liability Company Agreement. At the Effective Time, the Company Operating Agreement shall be amended in its entirety to contain the provisions set forth in the Limited Liability Company Agreement of Merger Sub set forth in Exhibit C to this Agreement, as in effect immediately prior to the Effective Time.

        Section 2.5 Board and Officers. The board of directors of Merger Sub immediately prior to the Effective Time shall be the initial board of directors of the Surviving Company, each to hold office in accordance with the certificate of formation and Limited Liability Company Agreement of the Surviving Company until the earlier of their resignation or removal, or until their respective successors are duly elected and qualified, as the case may be. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Company, each to hold office in accordance with the certificate of formation and Limited Liability Company Agreement of the Surviving Company until the earlier of their resignation or removal, or until their respective successors are duly elected and qualified, as the case may be.

        Section 2.6 Stock Purchase. At the Closing, subject to the terms and conditions of this Agreement, each KMV Corporation Shareholder hereby agrees to sell to Parent, and Parent hereby agrees to purchase from each KMV Corporation Shareholder, each KMV Corporation Share owned by each such KMV Corporation Shareholder, at a per share purchase price equal to the Share Purchase Price.

                                   ARTICLE 3.
                             CLOSING; CONSIDERATION

        Section 3.1 Closing. Unless this Agreement shall have been earlier terminated, the consummation of the transactions contemplated by this Agreement (the "Closing") shall, subject to the satisfaction or waiver (by the parties entitled to the benefits thereof) of the conditions set forth in Article 8 hereof, take place at the offices of Gibson, Dunn & Crutcher, San Francisco, California, on the third (3rd) Business Day after all of the conditions set forth in Article 8 hereof have been satisfied or waived by the parties entitled to the benefits thereof (other than the conditions that relate to actions to be taken at the Closing) or at such other date, time and place as Parent, Merger Sub and the Company shall mutually agree in writing (the date on which the Closing takes place, the "Closing Date").

        Section 3.2 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Parent, the Company or the holders of any of the following Securities (each, a "Holder"):

                Section 3.2.1 Membership Interests of Merger Sub and Company Units Held By KMV Corporation

        (a) Each membership interest of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and be exchanged for one newly and validly issued, fully paid and nonassessable membership interest of the Surviving Company.

        (b) Each Company Unit held by KMV Corporation outstanding immediately prior to the Effective Time shall remain outstanding as a validly issued, fully paid and nonassessable membership interest of the Surviving Company and shall be unaffected by the Merger.

                Section 3.2.2 Conversion of Company Base Units and Company Appreciation Units.

        (a) Each Company Base Unit outstanding immediately prior to the Effective Time (other than any Company Base Units held by KMV Corporation, which shall remain outstanding as provided in Section 3.2.1(b) of this Agreement) shall be converted into the right to receive an amount of cash equal to the Company Base Unit Consideration. All Company Base Units converted pursuant to this Section 3.2.2(a) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist after the Effective Time.

        (b) Each Company Appreciation Unit outstanding immediately prior to the Effective Time shall be converted, into the right to receive an amount of cash equal to the Company Appreciation Unit Consideration. All Company Appreciation Units shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist after the Effective Time.

                Section 3.2.3 Escrow; Working/Cash Capital Holdback.

        (a) Escrow Funds. At the Closing, Parent shall deliver, and the Principal Members and the KMV Corporation Shareholders shall be deemed to have received and deposited, pro rata in accordance with their respective ownership percentages set forth on the Closing Consideration Exhibit, cash in the amount of $45,000,000 (the "Escrow Funds") to an escrow account (the "Escrow Account") to be established by Parent with Citibank N.A., or an escrow agent to be designated by Parent and approved by the Member Representative (which approval shall not be unreasonably withheld) prior to the Closing (the "Escrow Agent") to be held by the Escrow Agent, pursuant to the terms of an escrow agreement, consistent with the provisions of this Agreement and otherwise in form and substance reasonably satisfactory to Parent, the Company and the Member Representative (the "Escrow Agreement"), to provide for the satisfaction of claims for indemnification made by Parent pursuant to Article 10 of this Agreement. Any fees and expenses of the Escrow Agent shall be paid by Parent. The Escrow Funds shall be retained in the Escrow Account until released pursuant to Section 3.2.3(b) below. During the period in which the Escrow Funds are retained in the Escrow Account, they will be held for the benefit of the Principal Members and KMV Corporation Shareholders (pro rata as provided above), and such Persons shall be entitled to receive the economic benefit of any interest earned on the Escrow Funds unless and until and to the extent it has been determined that Parent is entitled to retain any of the Escrow Funds in respect of indemnification claims pursuant to Section 10.2.3 of this Agreement (it being understood that any interest on such Escrow Funds shall be distributed monthly to the Principal Members and KMV Corporation Shareholders, except for interest accrued on the amount of a Resolved Claim Notice (as defined in Section 10.2.3(a) of this Agreement) from the date of the Escrow Agent's receipt of such Resolved Claim Notice until payment thereof to Parent, which interest shall be payable to Parent). The parties to this Agreement hereby agree that the treatment described above shall apply for United States federal income tax purposes and to file all Tax Returns on a basis consistent with such treatment.

        (b) Release of Escrow Funds.

            (i) Within five (5) Business Days following the Expiration Date, the Escrow Agent shall (x) retain Escrow Funds equal to the sum of the Aggregate Outstanding Claims (as defined below) at such time, if any, and (y) remit immediately available funds to the Principal Members and the KMV Corporation Shareholders, pro rata in accordance with their respective ownership percentages set forth on the Closing Consideration Exhibit, in an aggregate amount equal to the remaining Escrow Funds, together with all interest thereon, by wire transfer to each such account as they shall have notified to the Escrow Agent for such purpose and otherwise by mailing a check in such amount to their respective addresses set forth on the Closing Consideration Exhibit (or such other addresses furnished by the Principal Members and the KMV Corporation Shareholders to the Escrow Agent in writing from time to time after the Closing
Date). For purposes of this Agreement, the term "Aggregate Outstanding Claims" shall mean the aggregate amount of indemnification claims in U.S. dollars made by Parent pursuant to Section 10.2 hereof which shall be outstanding and unresolved, or resolved but not yet paid.

            (ii) In the event and to the extent that after the Expiration Date any outstanding indemnification claim made by Parent pursuant to Section 10.2 hereof is resolved against Parent, the Escrow Agent shall forthwith remit the portion of Escrow Funds then held in respect thereof, together with all interest thereon, to the Principal Members and the KMV Corporation Shareholders in the manner set forth in Section 3.2.3(b)(i). In the event and to the extent that after the Expiration Date any outstanding claim for indemnification made by Parent pursuant to Section 10.2 hereof is resolved in favor of Parent, Parent shall be entitled to offset pursuant to Section 10.2.3 hereof.

        (c) Member Representative.

            (i) Robert Rudy is hereby appointed and constituted the "Member Representative" under this Agreement, and as such shall serve as agent for and have all powers as attorney-in-fact of each Member (solely with respect to the matters set forth in clause (y) of this subsection (c)(i)) and each Principal Member and each KMV Corporation Shareholder, for and on behalf of each Member (solely with respect to the matters set forth in clause (y) of this subsection
(c)(i)) and each Principal Member and each KMV Corporation Shareholder, to take the following actions in connection with the negotiation, settlement and compromise of (y) Disagreements pursuant to Section 3.2.4 of this Agreement and the release of the Working/Cash Capital Holdback Amount in connection therewith and (z) indemnification claims pursuant to Article 10 of this Agreement and the release of Escrow Funds in connection therewith: to give and receive notices of communications; to agree to, negotiate or enter into settlements and compromises of and comply with orders of courts with respect to any disputes involving any claims made by Parent, the Surviving Company, the Members (solely with respect to the matters set forth in clause (y) of this subsection (c)(i)), Principal Members or the KMV Corporation Shareholders under this Agreement; to sign receipts, consents or other documents to effect any of the transactions contemplated by this Agreement or the Ancillary Agreements; and to take all actions necessary or appropriate in the judgment of the Member Representative in connection with the foregoing.

            (ii) If the Member Representative elects to resign as Member Representative for any reason, the Member Representative shall notify Parent of his or her intent to resign, and the Principal Members and the KMV Corporation Shareholders shall, by written notice to Parent, appoint a successor Member Representative within five (5) Business Days thereafter.

            (iii) Notice or communications to or from the Member Representative pursuant to this Section 3.2.3 shall constitute notice to or from each of the Members (solely with respect to the matters set forth in clause (y) of subsection (c)(i) above), the Principal Members and KMV Corporation Shareholders.

            (iv) A decision, act, consent or instruction of the Member Representative pursuant to this Section 3.2.3 shall constitute a decision, act, consent or instruction of each and all of the Principal Members and KMV Corporation Shareholders, and shall be final, binding and conclusive upon each and all of the Members (solely with respect to the matters set forth in clause
(y) of subsection (c)(i) above), the Principal Members and KMV Corporation Shareholders, and each of Parent and the Surviving Company shall be entitled to rely upon any decision, act, consent or instruction of the Member Representative as being the decision, act, consent or instruction of each and all of the Members (solely with respect to the matters set forth in clause (y) of subsection (c)(i) above), the Principal Members and KMV Corporation Shareholders, and each of Parent and the Surviving Company shall be relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction.

            (v) The Member Representative shall not be liable for any act done or omitted hereunder as Member Representative except for the commission of actual fraud or willful misconduct. The Principal Members and KMV Corporation Shareholders on whose behalf the Escrow Funds were deposited into the Escrow Account shall severally indemnify the Member Representative and hold the Member Representative harmless against any Loss or expense incurred without bad faith on the part of the Member Representative and arising out of or in connection with the acceptance or administration of the Member Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Member Representative.

        (d) Working/Cash Capital Holdback. At the Closing, Parent shall retain the Working/Cash Capital Holdback Amount from the Transaction Consideration that the Members and the KMV Corporation Shareholders are entitled to receive pursuant to this Agreement in exchange for their Company Units and KMV Corporation Shares, respectively, pro rata in accordance with their respective ownership percentages set forth on the Closing Consideration Exhibit. The Working/Cash Capital Holdback Amount shall be retained by Parent or distributed to the Members and the KMV Corporation Shareholders, as the case may be, in accordance with the provisions of Section 3.2.4(e) hereof.

                Section 3.2.4 Post-Closing Working Capital Adjustment.

        (a) As soon as reasonably practicable following the Closing Date, and in no event more than forty-five (45) Business Days thereafter, Parent shall prepare and deliver to the Member Representative the Closing Balance Sheet, together with schedules calculating each of the Cash Capital Amount and the Working Capital Amount, including a separate listing, by account, of the total accounts receivable of the Combined Company outstanding as of the Closing, and setting forth such calculations in reasonable detail (collectively, the "Adjustment Amount Documents"). The parties shall consult with one another and cooperate with each other in the preparation of the Adjustment Amount Documents in accordance with this Section 3.2.4, and Parent shall provide access to such working papers and information relating to the preparation thereof as reasonably requested by the Member Representative.

        (b) Within fifteen (15) Business Days after delivery to the Member Representative of the Adjustment Amount Documents, the Member Representative may dispute all or a portion of such Adjustment Amount Documents by giving written notice (a "Notice of Disagreement") to Parent setting forth in reasonable detail the basis for any such dispute (any such dispute a "Disagreement"). The parties shall promptly commence good faith negotiations with a view to resolving all such Disagreements. If the Member Representative does not provide a Notice of Disagreement within the 15-Business Day period set forth in this Section 3.2.4, the Member Representative and the Members shall be deemed to have accepted such Adjustment Amount Documents in the form delivered to them by Parent.

        (c) If Parent does not dispute all or any portion of such Notice of Disagreement by giving written notice to the Member Representative, setting forth in reasonable detail the basis for such dispute within fifteen (15) Business Days following the delivery of such Notice of Disagreement, Parent shall be deemed to have irrevocably accepted the Adjustment Amount Documents as modified in the manner described in such Notice of Disagreement.

        (d) If (i) the Member Representative delivers a Notice of Disagreement within the 15-Business Day period set forth in Section 3.2.4(b) and (ii) Parent shall dispute a Notice of Disagreement delivered by the Member Representative within the 15-Business Day period set forth in Section 3.2.4(c), and within fifteen (15) Business Days following the delivery by Parent to the Member Representative of the notice of such dispute, the parties do not resolve the Disagreement (as evidenced by a written agreement between them), such Disagreement shall thereafter be referred to the Independent Accounting Firm for a resolution of such Disagreement in accordance with the terms of this Agreement. The determinations of the Independent Accounting Firm with respect to any Disagreement shall be rendered within fifteen (15) Business Days after referral of the Disagreement to the Independent Accounting Firm or as soon thereafter as reasonably practicable, shall be final and binding upon the parties, the amount so determined shall be used to complete the final Adjustment Amount Documents and the parties agree that the procedures set forth in this
Section 3.2.4 shall be the sole and exclusive remedy with respect to the determination of the Adjustment Amount Documents and the amount of any payment under this Section 3.2.4. Each of Parent, on the one hand, and the Member Representative, on the other hand, shall cooperate with the Independent Accounting Firm and provide the Independent Accounting Firm with access to the books, records, personnel and representatives of it and such other information as the Independent Accounting Firm may require in order to render its determination. All of the fees and expenses of the Independent Accounting Firm retained pursuant to this Section 3.2.4(d) shall be paid 50% by Parent and 50% by the Principal Members and the KMV Corporation Shareholders. Parent shall be entitled but not required to deduct from the Working/Cash Capital Holdback Amount any such fees to be paid by the Principal Members and the KMV Corporation Shareholders, which amount Parent shall pay to the Independent Accounting Firm.

        (e) Promptly after the Adjustment Amount Documents have been finally determined in accordance with this Section 3.2.4 (including by means of a deemed acceptance of such documents by Parent or the Member Representative as provided in Section 3.2.4(b) and (c), respectively), but in no event later than five (5) Business Days following such final determination (the "Supplemental Closing Date"), the parties hereto shall hold a supplemental closing (the "Supplemental Closing"), either by telephone or in person at a mutually convenient location. If the Differential is a negative number Parent shall (i) deduct from the Working/Cash Capital Holdback Amount on the Supplemental Closing Date an amount in cash equal to the absolute value of such Differential, which deducted amount Parent shall be entitled to retain and (ii) deliver each Member's and KMV Corporation Shareholder's portion, pro rata in accordance with their respective ownership percentages set forth on the Closing Consideration Exhibit, of the remainder of the Working/Cash Capital Holdback Amount, if any, as set forth in instructions from the Member Representative. If such Differential exceeds the Working/Cash Capital Holdback Amount, then such excess shall be deemed to be Losses pursuant to Section 10.2 of this Agreement; provided, however, that such Losses shall not be subject to the Threshold Amount but rather Parent shall be immediately entitled to offset pursuant to Section 10.2.3 of this Agreement to the full extent of such Losses and recover such amounts immediately from the Escrow Account. If the Differential is a positive number, Parent shall (x) deliver each Member's and KMV Corporation Shareholder's portion, pro rata in accordance with their respective ownership percentages set forth on the Closing Consideration Exhibit, of the Working/Cash Capital Holdback Amount (less any amounts deducted from the Working/Cash Capital Holdback Amount by Parent pursuant to the last sentence of Section 3.2.4(d) of this Agreement to pay the Principal Members' and KMV Corporation Shareholders' 50% share of the fees of the Independent Accounting Firm) as set forth in instructions from the Member Representative and (y) deliver each Member's and KMV Corporation Shareholder's portion, pro rata in accordance with their respective ownership percentages set forth on the Closing Consideration Exhibit, of the aggregate amount of cash equal to the Differential as set forth in instructions from the Member Representative.

        Section 3.3   Payment for Company Units and KMV Corporation Shares.

        (a) Payments. As of the Effective Time, Parent shall remit to each Member (other than KMV Corporation) and KMV Corporation Shareholder in immediately available funds the amount of the Transaction Consideration due to such Member or KMV Corporation Shareholder, less the applicable portion of the Escrow Funds, if applicable, and Working/Cash Capital Holdback, all in accordance with the Closing Consideration Exhibit, by wire transfer to such respective account as such Member or KMV Corporation Shareholder shall have notified to Parent for such purpose at least seven (7) Business Days prior to the Closing Date and otherwise by mailing a check in such amount to their respective addresses set forth on the Closing Consideration Exhibit (or such other address furnished by the Principal Members and the KMV Corporation Shareholders to the Parent in writing at least seven (7) Business Days prior to the Closing Date), provided, however that each Member and KMV Corporation Shareholder shall have furnished a W-9 or W-8 (if applicable) and, in the case of KMV Corporation Shareholders, each such KMV Corporation Shareholder shall have delivered to Parent at the Closing (x) the certificate(s) evidencing its KMV Corporation Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, in such form as is reasonably acceptable to Parent, or
(y) such duly executed assignment and indemnification agreements in connection with any lost, destroyed or mutilated certificate(s) as may be reasonably required by Parent in connection with any KMV Corporation Shareholder whose certificate(s) for KMV Corporation Shares have been lost, destroyed or mutilated. Any KMV Corporation Shares that are not so surrendered and purchased at the Closing shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the cash to which such holder is entitled pursuant to this Section 3.3 of this Agreement, promptly upon surrender of the foregoing documents to the Parent. The Parent's obligations with respect to any KMV Corporation Shares that are not so surrendered at the Closing shall be subject to the effect of abandoned property, escheat or similar applicable laws, and neither Parent nor the Surviving Company shall be liable to any holder of KMV Corporation Shares in respect of payments due hereunder that are delivered to a public official pursuant to any abandoned property, escheat or similar law.

        (b) Withholding. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Units or KMV Corporation Shares such amounts as Parent is required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Units or KMV Corporation Shares in respect of whom such deduction and withholding was made by Parent, and Parent shall provide receipts or similar evidence of such withholding to such holders of Company Units and KMV Corporation Shares, as applicable.

                                   ARTICLE 4.
        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND KMV CORPORATION

        Except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), which identifies exceptions by specific subsection references (provided, however, that the disclosure of an item in one Section of the Company Disclosure Schedule shall be deemed a disclosure in another Section or Sections of the Company Disclosure Schedule if and to the extent that such information is readily apparent to be so applicable to such other Section or Sections), the Company and KMV Corporation, jointly and severally, hereby represent and warrant to Parent and Merger Sub as follows:

        Section 4.1   Organization and Related Matters.

        (a) The Company is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware, and each of its Subsidiaries is a corporation or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has the limited liability company power and authority and each of its Subsidiaries has the corporate or other applicable power and authority necessary to carry on their respective businesses in the manner as they are now being conducted and to own, lease and operate all of their respective properties and assets. The copy of the Company Operating Agreement delivered to Parent prior to the execution of this Agreement is a complete and correct copy of such instrument as in effect on the date hereof.

        (b) KMV Corporation is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of California, and each of its Subsidiaries is a corporation or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. KMV Corporation has the corporate power and authority and each of its Subsidiaries has the corporate or other applicable power and authority necessary to carry on their respective businesses in the manner as they are now being conducted and to own, lease and operate all of their respective properties and assets. The copy of the Articles of Incorporation and Bylaws of KMV Corporation delivered to Parent prior to the execution of this Agreement is a complete and correct copy of such instrument as in effect on the date hereof.

        (c) Each of the Company, KMV Corporation and their respective Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary except in jurisdictions where the failure of such license or qualification would not individually or in the aggregate have a Company Material Adverse Effect.

        Section 4.2   Subsidiaries.

        (a) Section 4.2 of the Company Disclosure Schedule lists each Subsidiary of the Company and each Subsidiary of KMV Corporation and their respective jurisdictions of incorporation or organization and the outstanding shares of capital stock and other ownership interests, if any, of such Subsidiary, and the record owner thereof. All the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary of the Company and KMV Corporation have been validly issued and are fully paid and nonassessable and such shares or interests owned directly or indirectly by the Company or KMV Corporation, as applicable, are free and clear of all Encumbrances and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests. Each of the Subsidiaries of the Company or KMV Corporation, as applicable, is wholly owned by the Company or KMV Corporation, as applicable, or a wholly owned Subsidiary of the Company or KMV Corporation, as applicable. Except for the capital stock or other ownership interests of their respective Subsidiaries as set forth on Section 4.2 of the Company Disclosure Schedule, neither the Company nor KMV Corporation beneficially owns directly or indirectly any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

        (b) Section 4.2(b) of the Company Disclosure Schedule contains a narrative description of the respective businesses conducted by each of the Foreign Subsidiaries. Neither of the Foreign Subsidiaries engages in or conducts or has ever engaged in or conducted any business other than (x) as expressly set forth in Section 4.2(b) of the Company Disclosure Schedule, (y) in connection with incorporation, change of corporate name, appointment of officers or directors or the filing of corporate documents pursuant to Applicable Law, or
(z) the employment of the Foreign Subsidiary Employees and the execution, delivery and performance of the Foreign Subsidiary Leases. Neither of the Foreign Subsidiaries (i) has ever incurred any mortgages, securities, charges or guarantees other than in connection with Foreign Subsidiary Leases; (ii) has ever given any power of attorney or (iii) beneficially owns directly or indirectly any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person. Neither of the Foreign Subsidiaries has taken any action or commenced or threatened any legal proceeding for the administration, winding-up or provisional winding-up or dissolution of either of the Foreign Subsidiaries or seeking to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of any of the properties, revenues, undertakings or assets of either of the Foreign Subsidiaries, nor have any orders been made for any of the foregoing.

        Section 4.3   Authority; No Violation.

        (a) The Company has full limited liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated hereby and thereby. Prior to the Closing, the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the Merger and the other transactions contemplated hereby and thereby shall be duly and validly approved by all requisite limited liability company action on the part of the Company, and no other limited liability company proceedings on the part of the Company are necessary to approve this Agreement or the Ancillary Agreements to which it is a party or to authorize or consummate the Merger or the other transactions contemplated hereby or thereby. The affirmative vote of the holders of two-thirds of the Company Units issued and outstanding on the record date set for the Members' approval of this Agreement, the Ancillary Agreements, the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements are the only votes of the holders of any Securities of the Company necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements. This Agreement and the Ancillary Agreements to which it is a party have been duly and validly executed and delivered by the Company (except for those Ancillary Agreements that are not dated the date hereof, which Ancillary Agreements shall be duly and validly executed and delivered prior to the Closing) and (assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by the other parties hereto and thereto) constitute valid and binding obligations of the Company (except for those Ancillary Agreements that are not dated the date hereof, which Ancillary Agreements shall constitute valid and binding obligations of the Company at the Closing), enforceable against the Company in accordance with their terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and the availability of equitable relief (whether in proceedings at law or in equity).

        (b) KMV Corporation has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the Merger and the other transactions contemplated hereby and thereby have been duly and validly approved by all requisite corporate action on the part of KMV Corporation, and no other corporate or shareholder proceedings on the part of KMV Corporation are necessary to approve this Agreement or the Ancillary Agreements to which it is a party or to authorize or consummate the Merger, the Stock Purchase or the other transactions contemplated hereby or thereby. This Agreement and the Ancillary Agreements to which it is a party have been duly and validly executed and delivered by KMV Corporation (except for those Ancillary Agreements that are not dated the date hereof, which Ancillary Agreements shall be duly and validly executed and delivered prior to the Closing) and (assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by the other parties hereto and thereto) constitute valid and binding obligations of KMV Corporation (except for those Ancillary Agreements that are not dated the date hereof, which Ancillary Agreements shall constitute valid and binding obligations of KMV Corporation at the Closing), enforceable against KMV Corporation in accordance with their terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and the availability of equitable relief (whether in proceedings at law or in equity).

        (c) Neither the execution and delivery of this Agreement or the Ancillary Agreements to which it is a party by the Company or KMV Corporation nor the consummation by the Company or KMV Corporation of any of the transactions contemplated hereby or thereby to be performed by them, nor compliance by the Company or KMV Corporation with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Company Operating Agreement, the Articles of Incorporation or bylaws of KMV Corporation or the articles of incorporation, charter or bylaws or comparable organizational documents of the Company's or KMV Corporation's Subsidiaries or
(ii) assuming that the consents and approvals referred to in Sections 4.4 and
4.8.10 hereof are duly obtained, (x) violate, conflict with or require any notice, filing, consent, waiver or approval under any Applicable Law to which the Company, KMV Corporation or their respective Subsidiaries or any of their respective properties, Contracts or assets are subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any liability under, result in the creation of any Encumbrance upon the Company Units, the KMV Corporation Shares or any Encumbrance other than any Permitted Encumbrance upon the properties, Contracts or assets of the Company, KMV Corporation or their respective Subsidiaries under, or require any notice, approval, waiver or consent under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company, KMV Corporation or their respective Subsidiaries is a party, or by which the Company, KMV Corporation or their respective Subsidiaries or any of their properties or assets may be bound or affected.

        Section 4.4 Consents and Approvals. Except (x) for compliance with and filings under the Securities Laws as may be required in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, (y) the filing of the Certificate of Merger and (z) for the applicable filings under the HSR Act and any other applicable antitrust or competition laws, no consents or approvals of or filings, declarations or registrations with any Governmental Authority, any third party or any other Person are necessary in connection with (i) the execution and delivery by the Company, KMV Corporation and their respective Affiliates of this Agreement or the Ancillary Agreements and (ii) the consummation by the Company and KMV Corporation of the Merger, the Stock Purchase or the other transactions contemplated by this Agreement or the Ancillary Agreements so as to permit the Combined Company to continue the Company Business after the Closing Date in substantially the same manner as conducted on the date hereof and as currently proposed to be conducted by the Combined Company.

        Section 4.5 Authorized Capitalization; Ownership of Company Units.

        (a) Section 4.5(a) of the Company Disclosure Schedule sets forth all interests of each Member in the Company, including all Company Base Units and Company Appreciation Units (and the Strike Prices associated therewith). There are no Company Units or other membership (or other ownership) interests in the Company issued, reserved for issuance or outstanding other than those listed in
Section 4.5(a) of the Company Disclosure Schedule. All of the Company Units are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights and, except as set forth in Sections 6.2(b), 7.1 through 7.3 and 7.5 of the Company Operating Agreement, are not subject to any voting trust agreement (or similar agreement) or other Contract restricting or otherwise relating to the voting, dividend rights or disposition of the Company Units to which the Company or KMV Corporation is a party, or, to the Knowledge of


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
the Company Group, to which any of the Members, any of the KMV Corporation Shareholders or any other Person is a party. There is no outstanding option, warrant, convertible or exchangeable security, right, subscription, call, right of first refusal, legally binding commitment, preemptive right or other agreement or right of any kind to purchase or otherwise acquire (including by exchange or conversion) any Company Unit from the Company or KMV Corporation or, to the Knowledge of the Company Group, any of the Members, any of the KMV Corporation Shareholders or any other Person. There are no outstanding obligations of the Company, KMV Corporation or any of their respective Subsidiaries or, to the Knowledge of the Company Group, any of the Members, any of the KMV Corporation Shareholders or any other Person to redeem, repurchase or otherwise acquire any of the Company Units or any shares of capital stock (or other ownership interests) of any of the Company's Subsidiaries, except as set forth in Section 7.2 of the Company Operating Agreement. There are no bonds, debentures, notes or other indebtedness generally having the right to vote (or convertible into, or exchangeable for, Securities having the right to vote) on any matters that holders of Company Units may consent or vote ("Company Voting Debt"). There are no options, warrants, rights, convertible or exchangeable Securities, "phantom" interests (or similar "phantom" Securities), or other ownership interest appreciation rights, partnership or limited liability company (or other ownership) interest performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company, KMV Corporation or any of their respective Subsidiaries or, to the Knowledge of the Company Group, any of the Members or any of the KMV Corporation Shareholders is a party or by which any of them is bound (i) obligating the Company, KMV Corporation or any of their respective Subsidiaries or, to the Knowledge of the Company Group, any of the Members, any of the KMV Corporation Shareholders or any other Person to issue, deliver or sell, or cause to be issued, delivered or sold, existing or additional membership interests of the Company or capital stock (or other ownership interests) of its Subsidiaries, or any security convertible into or exercisable or exchangeable for any of the foregoing or for Company Voting Debt,
(ii) obligating the Company, KMV Corporation or any of their respective Subsidiaries or, to the Knowledge of the Company Group, any of the Members, any of the KMV Corporation Shareholders or any other Person to issue, grant, extend or enter into any such option, warrant, call, right, security commitment, Contract, arrangement or undertaking, (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of the Company Units or capital stock (or other ownership interests) of the Company's Subsidiaries or (iv) that give rise to a right to receive any payment upon the execution of this Agreement or the consummation of the Merger, the Stock Purchase or any of the other transactions contemplated hereby.

        (b) Section 4.5(b) of the Company Disclosure Schedule sets forth all record holders of the capital stock of KMV Corporation and the number and class(es) of shares of capital stock held by each such holder. There are no shares of capital stock of KMV Corporation or other ownership interests in KMV Corporation issued, reserved for issuance or outstanding other than the KMV Corporation Shares listed in Section 4.5(b) of the Company Disclosure Schedule. All of the shares of capital stock of KMV Corporation are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights and are not subject to any voting trust agreement (or similar agreement) or other Contract restricting or otherwise relating to the voting, dividend rights or disposition of such shares to which the Company or KMV Corporation is a party, or, to the Knowledge of the Company Group, to which any of the Members, any of the KMV Corporation Shareholders or any other Person is a party. There is no outstanding option, warrant, convertible or exchangeable security, right, subscription, call, right of first refusal, legally binding commitment, preemptive right or other agreement or right of any kind to purchase or otherwise acquire (including by exchange or conversion) from the Company or KMV Corporation or, to the Knowledge of the Company Group, any of the Members, any of the KMV Corporation Shareholders or any other Person any shares of capital stock of KMV Corporation. There are no outstanding obligations of the Company, KMV Corporation or any of their respective Subsidiaries or, to the Knowledge of the Company Group, any of the Members, any of the KMV Corporation Shareholders or any other Person to redeem, repurchase or otherwise acquire any of the shares of capital stock of KMV Corporation or any shares of capital stock (or other ownership interests) of any of the KMV Corporation's Subsidiaries. There are no bonds, debentures, notes or other indebtedness generally having the right to vote (or convertible into, or exchangeable for, Securities having the right to vote) on any matters that holders of shares of capital stock of KMV Corporation may consent or vote ("KMV Corporation Voting Debt"). There are no options, warrants, rights, convertible or exchangeable Securities, "phantom" interests (or similar "phantom" Securities), other ownership interest appreciation rights, commitments, Contracts, arrangements or undertakings of any kind to which the Company, KMV Corporation or any of their respective Subsidiaries or, to the Knowledge of the Company Group, any of the Members or any of the KMV Corporation Shareholders is a party or by which any of them is bound (i) obligating the Company, KMV Corporation or any of their respective Subsidiaries or, to the Knowledge of the Company Group, any of the Members, any of the KMV Corporation Shareholders or any other Person to issue, deliver or sell, or cause to be issued, delivered or sold, existing or additional shares of capital stock of KMV Corporation or capital stock (or other ownership interests) of its Subsidiaries, or any security convertible into or exercisable or exchangeable for any of the foregoing or for KMV Corporation Voting Debt, (ii) obligating the Company, KMV Corporation or any of their respective Subsidiaries or, to the Knowledge of the Company Group, any of the Members, any of the KMV Corporation Shareholders or any other Person to issue, grant, extend or enter into any such option, warrant, call, right, security commitment, Contract, arrangement or undertaking, (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of the shares of capital stock of KMV Corporation or capital stock (or other ownership interests) of its Subsidiaries or (iv) that give rise to a right to receive any payment upon the execution of this Agreement or the consummation of the Merger, the Stock Purchase or any of the other transactions contemplated hereby.

        Section 4.6   Financial Statements; Undisclosed Liabilities.

        Section 4.6 of the Company Disclosure Schedule sets forth true and correct copies of (i) the audited consolidated balance sheet of the Combined Company as of December 31, 2000 and the related consolidated statements of income, changes in owners' equity and cash flows for the year ended December 31, 2000; (ii) the unaudited consolidated balance sheet of the Combined Company as of December 31, 1999 and the related consolidated statements of income, changes in owners' equity and cash flows for the year ended December 31, 1999; (iii) the unaudited consolidated balance sheet of the Combined Company as of December 31, 2001 and the related consolidated statements of income, changes in owners' equity and cash flows for the year ended December 31, 2001; and (iv) a schedule of the deferred revenue of the Combined Company as of January 31, 2002 that indicates new sales, cancellations, revenue earned and ending balance by client since December 31, 2001 (the statements referred to in the foregoing clauses (i) through

(iv), the "Company Financial Statements" and the unaudited balance sheet as of December 31, 2001, the "Company Balance Sheet"). The Company Financial Statements (including the related notes thereto, where applicable) present fairly in all material respects the consolidated financial position of the Combined Company and the results of the Combined Company's consolidated operations and cash flows for the fiscal periods therein set forth in accordance with GAAP with respect thereto (except as indicated in the related notes thereto, if any), and are consistent with the books and records of the Combined Company (except as indicated in the related notes thereto, if any). The accounts receivable reflected in the Company Financial Statements and all accounts receivable arising since December 31, 2001 represent bona fide claims against debtors for sales, services performed or other charges invoiced on or before the Closing Date. As of December 31, 2001, the accounts receivable reflected in the Company Financial Statements are collectible in the normal course of business and, therefore, no reserve for uncollectible accounts was necessary as of December 31, 2001 and therefore none is reflected in the 2001 Financial Statements, provided that the foregoing does not constitute a guaranty of the collectibility of such accounts receivable. The Combined Company does not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, which are of a type that would be required to be shown on an audited balance sheet (or described in the notes thereto) prepared in accordance with GAAP, except for (x) liabilities that are fully reflected or reserved against on the Company Balance Sheet or disclosed in the notes related thereto, and (y) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet and which are not material, taken as a whole.

        Section 4.7 Contracts. Except for those Contracts listed in Section 4.8,
Section 4.9 and Section 4.15 of the Company Disclosure Schedule, Section 4.7 of the Company Disclosure Schedule sets forth a complete and accurate list or description, as of the date of this Agreement, of all Contracts: (s) that are between the Company, KMV Corporation or any of their respective Subsidiaries, on the one hand, and any Person listed on Exhibit E hereto or any Person who, to the Combined Company's Knowledge is a Subsidiary of any Person listed on Exhibit E on the other hand, (t) which constitute Contracts with current clients or data vendors providing data on a recurring basis; (u) which constitute nondisclosure agreements or confidentiality agreements which could reasonably be expected to have a significant effect on the conduct of the Company Business or the business of Parent; (v) pursuant to which the Company, KMV Corporation or any of their respective Subsidiaries are either obligated to pay or entitled to receive in excess of $25,000 in any year that is not otherwise required to be disclosed pursuant to subsections (t), (u), (w), (x), (y) or (z) of this Section 4.7; provided, however, that Section 4.7 of the Company Disclosure Schedule does not omit any Contracts pursuant to which, when viewed collectively, the Company, KMV Corporation or any of their respective Subsidiaries are either obligated to pay or entitled to receive in excess of $1,500,000 in any year in the aggregate; (w) that constitute joint venture or outbound third-party redistribution arrangements which are not terminable by the Company, KMV Corporation or any of their respective Subsidiaries within ninety (90) days from the date of this Agreement without penalty or further obligation on the part of the Company, KMV Corporation or any of their respective Subsidiaries; (x) involve payments based on profits or revenues of the Company, KMV Corporation or any of their respective Subsidiaries; (y) are employment, management, consulting or severance agreements with any of the current Company Employees or current Company Independent Contractors or (z) include any noncompetition or nonsolicitation covenant or any exclusive dealing or similar arrangement that limits the ability of the Company, KMV Corporation or any of their respective Subsidiaries to compete (geographically or otherwise) in any line of business or which would so limit the Surviving Company or Parent or any of their respective Subsidiaries after the Effective Time (collectively, the "Scheduled Contracts"). As of the date hereof, each of the Contracts is a legal, valid and binding obligation of the Company, KMV Corporation or their respective Subsidiaries (assuming the due authorization, execution and delivery by the other parties thereto) and is in full force and effect and enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by the availability of equitable remedies (whether in proceedings at law or in equity). As of the date of this Agreement, neither the Company, KMV Corporation nor any of their respective Subsidiaries has received written notice of cancellation of or default under or intent to cancel or call a default under any of the Contracts nor, to the Knowledge of the Company Group, has the Company, KMV Corporation or any of their respective Subsidiaries received verbal notice of cancellation of or default under any of the Contracts. The Company, KMV Corporation and each of their respective Subsidiaries have performed all significant obligations (individually or in the aggregate) required to be performed by it prior to the Closing under the Contracts, and assuming receipt of the consents and approvals set forth in Section 4.4 and 4.8.10 hereof, there exists no event or condition which with or without notice or lapse of time or both would be a breach or a default of such significant obligations (individually or in the aggregate) on the part of the Company, KMV Corporation or any of their respective Subsidiaries or, to the Knowledge of the Company Group, on the part of the other party to such Contracts, other than such breaches and defaults that are not, individually or in the aggregate, reasonably expected to have a Company Material Adverse Effect.

        Section 4.8   Intellectual Property Matters.

            Section 4.8.1 General. Section 4.8.1 of the Company Disclosure Schedule sets forth a true, complete and accurate general description of all Current Company IP by the following categories: Patents, Trademarks, Copyrights, Compiled Data, Moral Rights, Tier One Trade Secrets and Tier Two Trade Secrets.
Section 4.8.1 of the Company Disclosure Schedule also sets forth a true, complete and accurate list of all (a) Company Patents, Company Trademarks, registered Company Owned Copyrights and significant unregistered Copyrights, Company Inbound Licenses and Company Outbound Licenses; and (b) all applications, negotiations and other filings with any Governmental Authority relating to all Company Owned IP (whether in process or complete), indicating for each the applicable jurisdiction, Governmental Authority, registration, application or filing number and date issued or filed.

            Section 4.8.2 Trademarks.

                Section 4.8.2.1 All Company Owned Trademarks that are registered or for which an application for trademark registration has been filed are currently in compliance with all Applicable Law (including payment of filing, examination and maintenance fees and the timely post-registration filing of affidavits of use and incontestability and renewal applications) other than any requirement that, if not satisfied, would not result in a cancellation of any such registration or otherwise affect the use, priority or enforceability of the Trademark in question. No registered Company Owned Trademark has been or is now involved in any opposition or cancellation proceeding in the United States Patent and Trademark Office or any comparable foreign agency. No such action has been threatened in writing, or to the Knowledge of the Company Group, orally. To the Knowledge of the Company Group, there has been no prior use of any Company Trademark by any third party that confers upon said third party rights in any such Trademark.

                Section 4.8.2.2 The Company is the owner of all right, title and interest in and to all of the Company Owned Trademarks, in each case free and clear of any and all Encumbrances, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature, and the Combined Company has not received any written notice or claim or, to the Knowledge of the Company Group, any oral notice or claim, challenging the Company's complete and exclusive ownership of the Company Owned Trademarks or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto. There is no agreement, decree, arbitral award or other provision or contingency which obligates the Company Group to grant licenses in future Trademarks. No such action has been threatened in writing or, to the Company Group's Knowledge, orally. To the Knowledge of the Company Group, no circumstances exist which could give rise to such a threat or action.

                Section 4.8.2.3 To the Company Group's Knowledge, no other Person uses any Trademark that is the same as or confusingly similar to a Company Owned Trademark. The Company Group has not taken any action or failed to take any action or used or enforced any Company Owned Trademark in any manner that would result in the abandonment or unenforceability of any Company Owned Trademark.

            Section 4.8.3 Patents.

                Section 4.8.3.1 All Company Patents are currently in compliance with all Applicable Law (including payment of filing, examination, and maintenance fees and proofs of working or use) and the Company Group has not taken any action or failed to take any action (including a failure to disclose prior art in connection with the prosecution of any Patent), or used or enforced (or failed to use or enforce) any of the Company Patents in a manner that would result in the abandonment or unenforceability of any of the Company Patents.

                Section 4.8.3.2 No Company Patent has been or is now involved in any interference, reissue, reexamination or opposition proceeding in the United States Patent and Trademark Office or any foreign patent office. No such action has been threatened in writing, or to the Knowledge of the Company Group, orally and, to the Knowledge of the Company Group, no circumstances exist which could give rise to such a threat.

                Section 4.8.3.3 To the Knowledge of the Company Group, there is no Patent of any Person that claims the same subject matter as any Company Patent or any other Patent licensed to the Combined Company (and its predecessors in interest) or otherwise used in the Company Business and no prior art invalidates any claim of any Company Patent.

                Section 4.8.3.4 The Company is the owner of all right, title and interest in and to all of the Company Patents, in each case free and clear of any and all Encumbrances, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature, and the Company Group has not received any notice or claim (whether written or, to the Knowledge of the Company Group, oral) challenging the Combined Company's complete and exclusive ownership of the Company Patents or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto. There is no agreement, decree, arbitral award or other provision or contingency which obligates the Combined Company to grant licenses in future Patents. No such action has been threatened in writing or, to the Company Group's Knowledge, orally and, to the Knowledge of the Company Group, no circumstances exist which could give rise to such a threat.

                Section 4.8.3.5 The Inventions disclosed in the Company Patents may be practiced by the Company without infringing any other Patents or other Intellectual Property Rights owned by any Person and, to the Knowledge of the Company Group, there are no circumstances or facts that would give rise to any claim of Infringement, provided that the foregoing "Knowledge of the Company Group" qualification shall not apply where such an Infringement would, individually, or in the aggregate, have a material impact upon the Company Business.

                Section 4.8.3.6 The Company Group has not granted to any Person any right, license or permission to practice any of the Inventions claimed in the Company Patents.

            Section 4.8.4 Copyrights and Moral Rights.

                Section 4.8.4.1 The Company is the owner of all right, title and interest in and to each of the Company Owned Copyrights, free and clear of any and all Encumbrances, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature, and each member of the Combined Company has the right to use all Company Licensed Copyrights as used in the operation of the Company Business and shall continue to have such rights after the Closing on the same terms and conditions as in existence prior to the Closing. The Company Group has not received any notice or claim (whether written or, to the Knowledge of the Company Group, oral) challenging the Combined Company's complete and exclusive ownership of the Company Owned Copyrights or right to use all Company Licensed Copyrights used in the operation of the Company Business or claiming that any other Person has any claim of legal or beneficial ownership with respect thereto.

                Section 4.8.4.2 The Company Group has not received any written notice or claim challenging or questioning the validity or enforceability of any of the Company Copyrights or threatening on the part of any Person to bring a claim that any Company Copyright is invalid, is unenforceable or has been misused. To the Knowledge of the Company Group, the Company Group has not received any oral notice or claim specifically challenging or questioning the validity or enforceability of any of the Company Copyrights. No circumstances exist which could give rise to a challenge or threat to any Company Copyright that is significant to the operation of the Company Business.

                Section 4.8.4.3 The Company Group has not taken any action, or failed to take any action (including a failure to disclose required information to the United States Copyright Office or any comparable foreign agency in connection with a registered Company Owned Copyright), or used or enforced (or failed to use or enforce) any of the Company Owned

Copyrights, in each case in a manner that would result in the unenforceability of any of the Company Owned Copyrights. The Company has taken all reasonable steps to protect the Company Group's rights in and to the Company Owned Copyrights. To the Knowledge of the Company Group, no other Person has infringed or is infringing in any significant respect any of the Company Copyrights.

                Section 4.8.4.4 No Moral Rights have been claimed (whether written or, to the Knowledge of the Company Group, oral) in relation to any Company Copyrights and/or other Company IP. All Moral Rights in relation to Company Owned IP have been waived by the respective owners thereof.

            Section 4.8.5 Trade Secrets.

                Section 4.8.5.1 The Company is the owner of all right, title and interest in and to all of the Tier 1 Trade Secrets, and, to the Knowledge of the Company, the Tier 2 Trade Secrets, in each case free and clear of any and all Encumbrances, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature, and the Company Group has not received any notice or claim (whether written or, to the Knowledge of the Company Group, oral) challenging the Combined Company's complete and exclusive ownership of the Tier 1 Trade Secrets or Tier 2 Trade Secrets, or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto, provided that this representation is true and correct without regard to Knowledge where non-ownership of Tier 2 Trade Secrets would, individually, or in the aggregate, have a material impact upon the Company Business.

                Section 4.8.5.2 The Company Group has taken all necessary steps to protect Tier 1 Trade Secrets and all reasonable steps to protect Tier 2 Trade Secrets and the Trade Secrets of any other Person to which it has a written, fiduciary or legal obligation of confidentiality.

                Section 4.8.5.3 Except pursuant to terms of written proprietary rights and confidential information agreements that appropriately protect the Company Trade Secrets, there have been no disclosures by the Company Group, Company Employees or Company Independent Contractors, of the Company Trade Secrets or the Trade Secrets of any other Person to which the Company Group has a written, fiduciary or legal obligation of confidentiality. No actions have been taken by the Company Group, Company Employees or Company Independent Contractors, which would adversely affect the Company Group's ability to obtain U.S. or foreign protection (other than Patent protection) for any Company Trade Secrets owned by the Combined Company or, to the Knowledge of the Company Group, the ability of any other Person to obtain U.S. or foreign protection (other than Patent protection) for any Company Trade Secrets that are not Company Owned IP.

            Section 4.8.6 License Agreements.

                Section 4.8.6.1 Section 4.8.6.1(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Company Inbound Licenses, indicating for each the title and the parties thereto. Section 4.8.6.1
(b) of the Company Disclosure

Schedule sets forth a complete and accurate list of all Company Outbound Licenses, indicating for each the title and the parties thereto.

                Section 4.8.6.2 There are no delinquent fees, penalties, shortfall payments, bill backs or other amounts outstanding under any Company Outbound License or Company Inbound License, other than those disclosed on the Company Balance Sheet. No member of the Company Group has received any written notice from the other party to a Company Outbound License or Company Inbound License to the effect that such Person will not accept business from or supply business to, as the case may be, the Combined Company, Parent or the Surviving Company on such terms, conditions and quantities consistent with past practices. To the Knowledge of the Company Group, no event has occurred which would give rise to such notice. To the Knowledge of the Company Group, no member of the Company Group has received any oral notice from the other party to a Company Outbound License or Company Inbound License to the effect that such Person will not accept business from or supply business to, as the case may be, the Combined Company, Parent or the Surviving Company on such terms, conditions and quantities consistent with past practices. No licenses or rights have been granted by any member of the Company Group or by any other Person to distribute or otherwise use the source code of or create Derivative Works of or from any Company Owned IP. No Company IP source code has been disclosed by the Company Group to any Person other than a Company Employee who has executed a Company NDA or Company Independent Contractor who has executed a Company PRC and each of whom has or had a business need to access such source code. As of the date hereof and the Closing Date, no non-Combined Company Person has any exclusive right, license or permission to exercise any rights under any of the Current Company IP. The Combined Company has provided Parent with copies of each form of Company End User Agreement currently in effect. Section 4.8.6.2 of the Company Disclosure Schedule describes the Combined Company's current policy with regard to entering into Company Outbound License Agreements and Company End User Agreements.

                Section 4.8.6.3 There is no outstanding or, to the Company Group's Knowledge, threatened dispute or disagreement with respect to any Company Inbound License or any Company Outbound License which dispute or disagreement would result in the termination of, or suspension of, or otherwise adversely impact, such license(s). To the Knowledge of the Company Group, no circumstances exist which could give rise to such a dispute or disagreement. The foregoing "Knowledge of the Company Group" qualifications in this Section
4.8.6.3 shall not apply where a dispute or disagreement would, individually, or in the aggregate, have a material impact upon the Company Business. Correct and complete executed copies of all Company Inbound Licenses and Company Outbound Licenses have been made available to Parent.

            Section 4.8.7 Ownership; Sufficiency of Intellectual Property. The Company owns the entire right, title and interest in and to all Company Owned IP, free and clear of Encumbrances, orders and arbitration awards. The Company has a license or other right to use all Company Licensed IP that is Current Company IP, to the Knowledge of Company Group, free and clear of Encumbrances, orders and arbitration awards, provided that the foregoing "Knowledge of the Company Group" qualification shall not apply where an Encumbrance, order or arbitration award would, individually, or in the aggregate, have a material impact upon the Company Business. The Company owns or otherwise has the right to use all Current Company

IP as such Current Company IP is used in the Company Business. The Current Company IP constitutes all the Intellectual Property rights used in the operation of the Company Business and are all such Intellectual Property rights necessary to operate the Company Business after the Effective Time in substantially the same manner the Company Business has been operated by the Combined Company prior to the Effective Time. No member of the Company Group nor any Company Person has made any submission to, and is not subject to any agreement with, Standards Bodies, Governmental Authorities or other entities which would obligate any member of the Company Group to grant licenses (other than pursuant to the Company End User Agreements) to or otherwise impair the Company's ownership, use or control of any Current Company IP.

            Section 4.8.8 No Infringement by the Company Group or Company Person. The Company Owned IP (excluding the Company Owned Trademarks), the operation of the Company Business and, to the Knowledge of the Company Group, the Company Owned Trademarks and the Company Licensed IP when used in the Company Business did not and does not Infringe upon, violate or constitute the unauthorized use of any rights owned or controlled by any third party, including any Intellectual Property of any other Person, provided that the foregoing "Knowledge of the Company Group" qualification shall not apply to Company Licensed IP where such an Infringement or unauthorized use, individually or in the aggregate, would have a material impact upon the Company Business. No litigation is now or has ever been pending and no notice or claim (whether written or, to the Knowledge of the Company Group, oral) has been received by the Company Group, (A) alleging that any member of the Company Group has engaged in any activity or conduct that Infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any other Person, including any contamination or misappropriation of Trade Secrets claims, or (B) challenging the ownership, use, validity or enforceability of any Company Owned IP or, to the Knowledge of the Company Group, any Company Licensed IP. No Company Owned IP or, to the Knowledge of the Company Group, any Company Licensed IP is subject to any outstanding order, judgment, decree, stipulation or agreement (other than pursuant to the express terms of each Company Inbound License Agreement or Company Outbound License Agreement) restricting the use thereof by any member of the Company Group or, in the case of Company Owned IP licensed by any member of the Company Group to others, restricting the sale, transfer, assignment or licensing thereof by any member of the Company Group to any Person. To the Knowledge of the Company Group, no circumstances exist which could give rise to any of the foregoing.

            Section 4.8.9 No Infringement by Third Parties. To the Knowledge of the Company Group, no third party is infringing any Company IP. No claims for Infringement have been brought against any third party by any member of the Company Group (whether written or, to the Knowledge of the Company Group, oral). The Company Group has taken, at a minimum, all reasonable steps to protect all Current Company IP or any other Intellectual Property or confidential or proprietary information of any other Person to whom any member of the Company Group has a legal, fiduciary, contractual or other obligation of confidentiality or non-disclosure.

            Section 4.8.10 Assignment; Change of Control. The execution, delivery and performance by each member of the Company Group of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in or give rise to (i) any right of termination or other right to impair or limit any of the Combined Company's rights to own or license any of the Current Company IP, pursuant to the terms of any Company Inbound License or Company Outbound License, or (ii) the inability (for any period of time) for the Combined Company to transfer such rights to Parent or the Surviving Company pursuant to the terms of this Agreement and the Ancillary Agreements. Nor will such transactions or assignments require the consent of any Governmental Authority, third party or other Person in respect of any such Intellectual Property.

            Section 4.8.11 Software and Compiled Data. All Company Software, Company Compiled Data and other Company Owned IP: (i) was developed by Company Employees acting within the scope of their employment and such Company Software, Company Compiled Data and other Company Owned IP is owned by the Combined Company by operation of Law, or pursuant to the terms of a Company NDA; (ii) was developed by Company Independent Contractors or other Company Persons who have expressly assigned and waived their rights in writing to the Company; (iii) was otherwise acquired by the Company from a Person who expressly assigned and waived in writing all Intellectual Property rights in the Software; or (iv) is subject to a Company Inbound License Agreement or other Contract. None of the Company Software is, in whole or in part, subject to the provisions of any open source or quasi-open source license agreement entered into by the Combined Company after January 1, 2000 or to the knowledge of the Company Group, before such date.

            Section 4.8.12 Existing Products. All Company Software, Company Compiled Data and other products, in each case as offered by the Combined Company perform, free of any bugs, viruses or programming errors that would individually or in the aggregate significantly affect its or their functionality (either individually or in the aggregate), the functions or functionality required by any Governmental Authority or described in any agreed specifications or end user documentation including all representations and warranties contained in any Company End User Agreements. No member of the Company Group has been notified, either in writing or (to the Knowledge of the Company Group, orally), that such Software, Compiled Data or products do not perform as set forth above or violate any such representations and warranties. No Company Software or other products, in each case offered by the Combined Company are currently in Beta Testing with customers or potential customers of the Combined Company.

            Section 4.8.13 Intellectual Property Documents. Without limiting the generality of Section 4.8.5.2, the Company Group enforces a policy of requiring
(a) each Company Employee to execute and deliver to the Combined Company a valid Company NDA and (b) each other Company Person involved in the development of Company IP to execute and deliver to the Combined Company a valid Company PRC. All Current Company Employees have executed a Company NDA. Copies of all Company NDAs and Company PRCs for Current Company Employees and Current Company Independent Contractors have been made available to Parent. The Company NDAs, the Company PRCs and/or Applicable Law (a) appropriately protect the Company IP and all Intellectual Property and confidential or proprietary information of any other Person to whom the Company Group has a legal, fiduciary, contractual or other obligation of confidentiality or non-disclosure and (b) assign to the Combined Company and waive all rights in and to any Company IP that are developed by any Company Persons. Without limiting the generality of Section 4.8.5.2, all Intellectual Property and other rights in and to all Company IP developed or otherwise created or conceived by each Company Person (including without limitation all Company Employees) in the course of his, her or its employment with or engagement by the Combined Company or any of its predecessors in interest have vested in or been fully assigned to the Combined Company and waived by the Company Person, either by operation of Law or pursuant to a valid Company PRC ("Vested IP Rights"). Any and all documents (other than Company NDAs or Company PRCs) purporting to perfect such assignments and waivers have been completed, made available to Parent and, with respect to Company Patents, filed by the Combined Company with the appropriate Governmental Authorities. Upon consummation of the transactions contemplated hereby and in the Ancillary Agreements, Parent or the Merger Sub (without consent or the creation of any Encumbrance) shall have full right to all of the Combined Company's rights in and to and arising under any Vested IP Rights), and full right to enforce the terms of any Company NDA or Company PRC. The consummation of the Merger, the Stock Purchase and the transactions contemplated by this Agreement and the Ancillary Agreements will not materially alter or impair the Combined Company's rights to and interests in any Company IP (including all Vested IP Rights or any other rights under any Company PRC or Company NDA. There are no intervening assignments, Encumbrances, security interests, mortgages, or other rights of other Persons that do or may in any way impact the ownership, scope or breadth of any claims in any Company IP (including, without limitation, Vested IP Rights).

        Section 4.9   Employee Benefit Matters.

        (a) Section 4.9(a) of the Company Disclosure Schedule sets forth a true and complete list of each "employee benefit plan" as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing any present or future right to benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof) of the Company, KMV Corporation or any ERISA Affiliate, which are now, or were within the past six years, maintained, sponsored or contributed to by KMV Corporation, the Company or any ERISA Affiliate, or under which KMV Corporation, the Company or any ERISA Affiliate has had or has any present or future obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, change-in-control, fringe benefit, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements. Each such plan, agreement, program, policy and arrangement shall be referred to as a "Benefit Plan". Each Benefit Plan is further designated in Section 4.9(a) of the Company Disclosure Schedule as either currently or formerly maintained, sponsored or contributed to by the Company (a "Company Benefit Plan") by KMV Corporation (a "KMV Corporation Benefit Plan") or by any other entity (in which case such entity is set forth). Neither the Company, KMV Corporation or any ERISA Affiliate, nor to the Knowledge of the Company Group, any other Person, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

        With respect to each Benefit Plan, the Company has delivered to Parent true, current, correct and complete copies of (A) each Benefit Plan (or, if not written, a written summary of its material terms), including without limitation all plan documents, adoption agreements, trust agreements, insurance Contracts or other funding vehicles and all amendments thereto, (B) all summaries and summary plan descriptions, including any summary of material modifications or Form 5305-SEP distributed to Benefit Plan participants, (C) the most recent annual reports (Form 5500 series) filed with the IRS with respect to such Benefit Plan (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Benefit Plan) and any attached schedules, (D) the most recent actuarial report or other financial statement relating to such Benefit Plan, as applicable, (E) the most recent determination or opinion letter, if any, issued by the IRS with respect to any Benefit Plan and any pending request for such a determination letter, (F) the most recent nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Benefit Plan, (G) a description of any amendments to a Benefit Plan that are materially different from the terms of the Benefit Plan in existence at the time the determination or opinion letter was obtained, and (H) all filings made with any Governmental Authorities, including but not limited any filings under the Voluntary Compliance Resolution or Closing Agreement Program or the Department of Labor Delinquent Filer Program.

        (b) Each Benefit Plan has been administered in material compliance with its terms and all Applicable Laws, including ERISA and the Code, and contributions required to be made under the terms of any of the Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the Company Balance Sheet. With respect to the Benefit Plans, to the Knowledge of the Company Group, no event has occurred and there exists no condition or set of circumstances in connection with which the Company could be subject to any liability (other than for liabilities to pay benefits) under the terms of, or with respect to, such Benefit Plans, ERISA, the Code or any other Applicable Law.

        (c) Except as disclosed in Section 4.9(c) of the Company Disclosure
Schedule: (A) each Benefit Plan which is intended to qualify under Section 401(a), Section 401(k), Section 401(m), Section 408 or Section 4975(e)(6) of the Code has either received a favorable determination letter from the IRS as to its qualified status or the remedial amendment period for such Benefit Plan has not yet expired, and each trust established in connection with any Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and to the Knowledge of the Company Group, no fact or event has occurred that would be reasonably likely to adversely affect the qualified status of any such Benefit Plan or the exempt status of any such trust, (B) to the Knowledge of the Company Group, there has been no prohibited transaction (within the meaning of ERISA or the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Benefit Plan that could result in liability to KMV Corporation, the Company or any ERISA Affiliate, (C) each Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability (other than liability for ordinary administrative expenses typically incurred in a termination event), (D) no suit, administrative proceeding, action or other litigation has been brought or, to the Knowledge of the Company Group, is threatened, against or with respect to any such Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor or pursuant to Section 502 of ERISA (other than routine benefits claims),
(E) no Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) ("Multiemployer Plan") or other pension plan subject to Title IV of ERISA or Section 412 of the Code and neither KMV Corporation, the Company nor any

ERISA Affiliate has ever sponsored or contributed to or been required to contribute to a Multiemployer Plan or other pension plan subject to Title IV of ERISA or Section 412 of the Code, (F) all tax, annual reporting and other governmental filings required by ERISA and the Code have been timely filed with the appropriate Governmental Authority and all notices and disclosures have been timely provided to participants, (G) all prior contributions and payments to such Benefit Plan have been deductible under Code Sections 162 or 404, (H) no amount is subject to Tax as unrelated business taxable income under Section 511 of the Code, and (I) no excise tax could be imposed upon the Company under Chapter 43 of the Code.

        (d) Except as required by Law, no Benefit Plan provides any retiree or post-employment welfare benefits to any Person. No Benefit Plan is a voluntary employee benefit association under Section 501(c)(9) of the Code. KMV Corporation, the Company and each of its ERISA Affiliates are in material compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations thereunder and any similar state law and
(ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations thereunder.

        (e) Section 4.9(e) of the Company Disclosure Schedule sets forth a true and complete list of each Benefit Plan providing incentive compensation or other benefits, which plan, program or arrangement is subject to the laws of any jurisdiction outside of the United States ("Foreign Benefit Plans"): (A) the Foreign Benefit Plans have been maintained in all material respects in accordance with all applicable requirements and all Applicable Law, (B) if they are intended to qualify for special tax treatment, the Foreign Benefit Plans meet all requirements for such treatment, (C) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, and (D) no material liability exists or reasonably could be imposed upon the assets of the Company or any Subsidiary by reason of such Foreign Benefit Plans other than for benefits due under the terms of any final plan.

        (f) There is no Foreign Benefit Plan or other plan, scheme or arrangement to which the Company, KMV Corporation or any of their respective Subsidiaries contributes or may become liable to contribute under which benefits of any kind are payable to or in respect of any of the Foreign Subsidiary Employees on retirement or death or in the event of disability or sickness or in other similar circumstances. No such undertaking or assurance has been or will be given to any Foreign Subsidiary Employee from or on behalf of the Combined Company.

        (g) Neither the Company, KMV Corporation nor any of their respective Subsidiaries is under any obligation to pay, provide, procure the provision of or contribute towards any relevant benefit within the meaning of Section 612 of the Income and Corporation Taxes Act of 1988 in the United Kingdom or any other Applicable Law ("Relevant Benefits") for or in respect of the Foreign Subsidiary Employees.

        (h) No Benefit Plan exists, and no other payment shall be made that, as a result of the execution of this Agreement or the transactions contemplated by this Agreement (whether alone or in connection with a subsequent event), could result in the payment to any Company Group Employee of any money or other property or could result in the increase, acceleration or provision of any payments, other rights or benefits to any Company Group Employee, whether or not any such payment, right or benefit would constitute a parachute payment within the meaning of Code Section 280G.

        Section 4.10 Labor and Other Employment Matters.

        (a) Section 4.10(a) of the Company Disclosure Schedule sets forth a complete and accurate list (giving name, job title, credited service, current annual compensation (including a separate statement of base salary, bonus and benefits for each individual)) of each current Company Employee and current Company Independent Contractor and designates which member of the Combined Company employs or retains each current Company Employee and current Company Independent Contractor. Each Company Employee is an "at will" employee (whose employment may be terminated at any time by the relevant member of the Combined Company or such employee) and has the right to work for the Company, and none of the Company Employees is in the final stages of any disciplinary process. Each of the Company Independent Contractors may be terminated on 30 days' notice. None of the members of the Combined Company is or has ever been delinquent in payments to any Company Employees or Company Independent Contractors or other Company Persons (other than professional advisers) for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employee. The members of the Combined Company are and have always been in compliance with all Applicable Law respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety, plant closings, wages and hours and any other Law applicable to any of the Company Employees, Company Independent Contractors or other Company Persons. Each member of the Combined Company has withheld all amounts required by Applicable Law or by agreement to be withheld from the wages, salaries, and other payments to employees, and no member of the Combined Company is or has ever been liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. No member of the Combined Company is or has ever been liable for any payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice).

        (b) There are no pending claims against the Combined Company under any Benefit Plan or Foreign Benefit Plan or under any workers' compensation plan or policy or for long-term disability (other than regular claims for benefits in accordance with such Plans and policies). There are no controversies pending or, to the Knowledge of the Company Group, threatened between the Combined Company and any Company Employee or Company Independent Contractor, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Authority.

        (c) To the Knowledge of the Company Group, no Company Employee, Company Independent Contractor or any other Company Person is or has ever been in violation of any term of any employment Contract, non-disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating (i) to the right of any such Person to be employed or retained by the Combined Company because of the nature of the business conducted or presently proposed to be conducted by the Combined Company or (ii) to the use by or for the benefit of any member of the Combined Company of Trade Secrets, Intellectual Property or confidential proprietary information of others. No Company Employee, Company Independent Contractor or any other Company Person is or has ever been in violation of any term of any employment Contract, non-disclosure agreement, noncompetition agreement or restrictive covenant relating to the Company Business, except for such violations which have been cured prior to the date of this Agreement.

        (d) As of the date of this Agreement, no current Company Employee or Company Independent Contractor has given notice to the Combined Company, nor does the Company Group otherwise have any Knowledge, that any such Person intends to terminate his or her employment or independent contractor relationship with the Combined Company. The Combined Company is in compliance with all Laws concerning the classification of employees and independent contractors and has properly classified all such persons for purposes of participation in the Benefit Plans, Foreign Benefit Plans and Relevant Benefits.

        (e) The Combined Company has provided Parent with copies of all Contracts listed under Section 4.7(y) of the Company Disclosure Schedule, including any amendments thereto. Other than as expressly set forth in such Contracts or amendments or as expressly described in Section 4.10(a) of the Company Disclosure Schedule, there have been no changes to the remuneration or benefits of any kind payable or due to any Company Employee or Company Independent Contractor.

        (f) No member of the Combined Company has recognized any trade union nor has it entered into any kind of collective bargaining agreement or arrangement.

        Section 4.11  Tax Matters.

        (a) All Tax Returns of KMV Corporation, the Company and their respective Subsidiaries required to be filed on or before the Closing Date have been duly and timely filed (taking into account all proper extensions) with the appropriate Taxing authorities. All such Tax Returns were complete, correct and accurate in all material respects. All allocations, distributions and contributions to and from each Member reported in each Tax Return properly reflect the provisions of the Company Operating Agreement. All material Taxes owed by KMV Corporation, the Company or their respective Subsidiaries (whether or not shown on any Tax Return) have been paid. The unpaid Taxes of KMV Corporation, the Company and their respective Subsidiaries did not, as of the date of the Company Financial Statements, exceed the reserve for Tax liability set forth on the face of the Company Financial Statements.

        (b) Neither KMV Corporation, the Company nor any of their respective Subsidiaries has received any written notice of deficiency or assessment from any Taxing authority with respect to liabilities for Taxes of the Company or any of its Subsidiaries which have not been paid or finally settled. To the Knowledge of the Company Group, no claim has ever been made in writing by an authority in a jurisdiction where KMV Corporation, the Company or any of their respective Subsidiaries do not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction. No audit of any Tax Return concerning KMV Corporation, the Company or any of their respective Subsidiaries is pending, being conducted, or to the Knowledge of the Company Group, threatened to be instituted by a Taxing authority. Neither KMV Corporation, the Company nor any of their respective Subsidiaries has in effect a waiver of any statute of limitation in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency that will be in effect as of the Closing Date. There are no outstanding powers of attorney enabling any party to represent KMV Corporation, the Company or any of their respective Subsidiaries with respect to Tax matters.

        (c) There are no liens for Taxes on any assets of KMV Corporation, the Company or any of their respective Subsidiaries other than liens for current Taxes not yet due and payable.

        (d) KMV Corporation has at all times during its existence had in effect a valid election under Section 1362 of the Code to be treated as an "S corporation" within the meaning of Section 1361 of the Code, and has also had in effect a valid corresponding election for purposes of each state in which the Combined Company engages in business (to the extent such state permits corporations to make such an election).

        (e) Each of the Company and its domestic Subsidiaries is, and has been at all times since its formation, properly treated as a partnership for United States federal income and applicable state income tax purposes.

        (f) Neither KMV Corporation, the Company nor any of their respective Subsidiaries has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Neither KMV Corporation, the Company nor their respective Subsidiaries has made an election, or is required, to treat any asset of it as owned by another Person pursuant to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954 or as "tax exempt use property" or "tax exempt bond financed property" within the meaning of Section 168 of the Code.

        (g) Neither KMV Corporation, the Company nor any of their respective Subsidiaries has any liability for the Taxes of any other Person as a transferee or successor, by Contract or otherwise.

        (h) There are no Tax sharing or Tax indemnity agreements or similar arrangements with respect to or involving KMV Corporation, the Company or any of their respective Subsidiaries.

        (i) Each of KMV Corporation, the Company and their respective Subsidiaries has complied in all material respects with all applicable governmental rules relating to the payment and withholding of Taxes and has, within the time and the manner prescribed by law, paid over to the proper Governmental Authorities all amounts withheld.

        (j) Each of the Foreign Subsidiaries has duly and punctually made all such deductions as are required by Applicable Law from all payments made or deemed to be made or treated as made by each of them, respectively, or on their behalf and has duly accounted to the relevant Taxing Authority for all Tax deducted by it and proper records have been maintained in respect of such matters. Each of the Foreign Subsidiaries has complied promptly and in full with all legislation and regulations relating to national insurance, pension and other employee benefits contributions and the taxation of employee benefits (including, without limitation, PAYE in the

United Kingdom) and no circumstances exist as a result of which either of the Foreign Subsidiaries is or may directly or indirectly become liable for any Tax in connection therewith.

        Section 4.12 Legal Proceedings. There are no legal, administrative, arbitral or other proceedings (including disciplinary proceedings), claims, suits, actions or governmental or regulatory investigations of any nature whether domestic or foreign (collectively, "Proceedings") that are pending or, to the Knowledge of the Company Group, threatened (i) against the Company, KMV Corporation or any of their respective Subsidiaries or any of their respective directors or officers (in their capacity as such) or any of the Company Assets or the Company Business or that challenge the validity or propriety of the transactions contemplated by this Agreement or by any of the Ancillary Agreements; (ii) to the Knowledge of the Company Group, involving any of the products of the Company, KMV Corporation or any of their respective Subsidiaries; or (iii) to the Knowledge of the Company Group, challenging the right of the Company, KMV Corporation or any of their respective Subsidiaries to use any products owned or licensed by any of the Combined Company's vendors ("Company Vendor Lawsuits"), provided that the foregoing "Knowledge of the Company Group" qualification shall not apply with respect to any Company Vendor Lawsuits that if adversely determined would be reasonably expected to have a significant adverse impact (either individually or in the aggregate) on Parent's ability to conduct the Company Business. There is no injunction, order, judgment or decree imposed upon the Company, KMV Corporation or any of their respective Subsidiaries, any of the Company Assets or the Company Business.

        Section 4.13  Compliance with Applicable Law.

        (a) The Company, KMV Corporation and each of their respective Subsidiaries holds, and at all times has held, and at Closing will hold, all licenses, franchises, decrees, permits and authorizations required under Applicable Law (collectively, "Permits") for the lawful ownership, operation and use of the Company Assets and the conduct of the Company Business, and has complied with each, and none of the Company, KMV Corporation or any of their respective Subsidiaries is in default under any Applicable Law relating to the Company, KMV Corporation or any of their respective Subsidiaries or any of their respective assets, properties or operations, and there are no outstanding violations of any of the above, and none of the Company, KMV Corporation or any of their respective Subsidiaries has received notice asserting any such violation. The Company, KMV Corporation and each of their respective Subsidiaries have been and are in compliance with all Permits. Section 4.13(a) of the Company Disclosure Schedule sets forth a true and complete list of all Permits currently held by the Company, KMV Corporation and each of their respective Subsidiaries required to operate the Company Business as currently conducted.

        (b) Except for normal examinations conducted by any Governmental Authority in the regular course of the business of the Company, KMV Corporation and their respective Subsidiaries, since December 31, 1998 no Governmental Authority has initiated, and no Governmental Authority has provided written notice to any member of the Company Group of any threatened proceeding or investigation into the business or operations of the Company, KMV Corporation or any of their respective Subsidiaries or any of their members, officers, directors or employees in their capacity as such with the Company, KMV Corporation or any of their respective Subsidiaries and, to the Knowledge of the Company Group, no such proceedings or investigations are contemplated. There is no unresolved deficiency, violation or exception claimed or asserted by any Governmental Authority with respect to any examination of any of the Company, KMV Corporation or any of their respective Subsidiaries.

        Section 4.14 Environmental Matters. The Company, KMV Corporation and each of their respective Subsidiaries (v) are in compliance with all, and are not subject to any liability, in each case with respect to any, applicable Environmental Laws; (w) hold or have applied for all Environmental Permits necessary to conduct their current operations and (x) are in compliance with their respective Environmental Permits. Neither the Company, KMV Corporation nor any of their respective Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company, KMV Corporation or any of their respective Subsidiaries may be in violation of, or liable under, any Environmental Law. Neither the Company, KMV Corporation nor any of their respective Subsidiaries (y) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or, to the Knowledge of the Company Group, threatened with respect thereto or (z) is an indemnitor or has assumed liability in connection with any pending claim, or to the Knowledge of the Company Group, any claim threatened, by or against any third-party for any liability under any Environmental Law or relating to any Hazardous Materials. None of the real property owned or leased or operated by the Company, KMV Corporation or any of their respective Subsidiaries is listed or, to the Knowledge of the Company Group, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

        Section 4.15 Properties.

        (a) The Company, KMV Corporation and each of their respective Subsidiaries has good and marketable title to, or valid leasehold interests in, all of its properties and tangible assets. All such assets and properties, other than assets and properties in which the Company, KMV Corporation or any of their respective Subsidiaries has a leasehold interest, are free and clear of all Encumbrances other than Permitted Encumbrances. Each of the Company, KMV Corporation and their respective Subsidiaries has complied with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of the Company, KMV Corporation and their respective Subsidiaries has quiet enjoyment under all such leases. None of the Company, KMV Corporation or any of their respective Subsidiaries holds any fee or other ownership interest in any real property. Section 4.15(a) of the Company Disclosure Schedule sets forth a true and complete list of all real property and interests in real property leased by the Company, KMV Corporation or any of their respective Subsidiaries and the lease agreements with respect thereto and a true and complete list of all personal property, equipment and fixtures (other than items having a book value of less than $1,000 individually) owned by the Company or KMV Corporation, all of which personal property, equipment and fixtures are in good condition and repair, normal wear and tear excepted.


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

        (b) Section 4.15(b) of the Company Disclosure Schedule sets forth a true and complete list of all of the Foreign Subsidiary Leases and all of the Foreign Subsidiary Leased Properties. With respect to the Foreign Subsidiary Leases and the Foreign Subsidiary Leased Properties in the United Kingdom (i) the landlord is entitled to elect that supplies under each Foreign Subsidiary Lease should be standard rated for VAT purposes and has done so; (ii) the Combined Company has not released any Person from its obligation as landlord under any Foreign Subsidiary Lease, whether pursuant to Section 6 or 7 of the 1995 Act or otherwise, nor has the Combined Company received any application from any such Person for any such release and (iii) the deeds and documents relating to the Foreign Subsidiary Leased Properties listed in Section 4.15(b) of the Company Disclosure Schedule comprise the entire agreement between the Combined Company and the landlords thereof and no variations, formal or informal, of such agreement exist.

        Section 4.16 Insurance. Section 4.16 of the Company Disclosure Schedule includes a list of all policies of fire, liability, product liability, workmen's compensation, health and other forms of insurance presently in effect with respect to the Company Business (the "Company Insurance Policies"), including the named insured(s) and all beneficiaries thereunder, true and complete copies of which have been delivered to, or made available for review by, Parent. All Company Insurance Policies are valid, outstanding and enforceable policies and provide insurance coverage for the Company Assets and operation of the Company Business, of the kinds, in the amounts and against the risks required to materially comply with Applicable Law and/or any contractual or other obligations, and such policies are sufficient to protect the Company Assets and operation of the Company Business against the risks of the sort normally insured by similar businesses. Neither the Company, KMV Corporation, nor any of their respective Subsidiaries has been refused any insurance with respect to any aspect of the operations of its business, nor has its coverage been rescinded by any insurance carrier to which it has applied for insurance or with which it has carried insurance. No notice of cancellation or termination has been received with respect to any such policy. The activities and operations of the Company, KMV Corporation and each of their respective Subsidiaries have been conducted in a manner so as to conform to all material provisions of the Company Insurance Policies.

        Section 4.17 No Other Broker. Other than Lazard Freres & Co., the fees and expenses which have been previously disclosed to Parent, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from or as a result of engagement by, the Company, KMV Corporation or any of their respective Affiliates in connection with this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

        Section 4.18 Absence of Certain Changes or Events. Since December 31, 2001, (x) the Company, KMV Corporation and their respective Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and (y) there has not been (i) any Company Material Adverse Effect or any event or development that could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; provided, however, that if between the date of this Agreement and the Closing, the Company, KMV Corporation or any of their respective Subsidiaries receives any notice of cancellation or intent to cancel any of the Contracts with its customers which would not constitute a breach hereof as of the date of this Agreement, that event shall be deemed to constitute at the Closing Date a breach of this subsection (y)(i) (it being agreed and understood, however, that the foregoing proviso shall have no effect on any rights Parent or Merger Sub may have under Section 8.2 of this Agreement); and provided, further, that neither the failure of any Other Employee to whom Parent extends an offer of employment to accept such offer of employment nor the termination of any Key Employee's or Other Employee's employment with the Combined Company after the date of this Agreement and prior to the Closing Date which would not constitute a breach hereof as of the date of this Agreement shall not be deemed to constitute at the Closing Date a breach of this subsection (y)(i) (it being agreed and understood, however, that the foregoing proviso shall have no effect on any rights Parent or Merger Sub may have under Section 8.2 of this Agreement); (ii) to the Knowledge of the Company Group, there has not occurred any event or development that would, individually or in the aggregate, reasonably be expected to prevent the consummation of the Merger or the Stock Purchase or the performance by the Company, KMV Corporation, any of their respective Subsidiaries or any Member or any KMV Corporation Shareholder of its obligations under this Agreement or any of the Ancillary Agreements to which it is a party; or (iii) any action taken by the Company, KMV Corporation or any of their respective Subsidiaries during the period from December 31, 2001 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 7.1 of this Agreement.

        Section 4.19 Sufficiency of and Title to Assets. The Combined Company owns or licenses, and upon the consummation of the Merger and the Stock Purchase Parent or the Surviving Company will own or license, all right, title and interest in and to all of the properties, assets, Contracts and rights of any kind, whether tangible or intangible, real or personal (including, without limitation, the Company IP), necessary to enable the Company (prior to the Closing) and Parent and the Surviving Company (after the Closing) to conduct the Company Business as presently conducted (the "Company Assets"), free and clear of any Encumbrances other than Permitted Encumbrances. Except as expressly set forth in Section 4.8 or Section 4.15 of the Company Disclosure Schedule (and except as to matters not required to be disclosed by the express terms of
Section 4.8) , the Combined Company owns all of the Company Assets. Except as expressly set forth in Section 4.8 or Section 4.15 of the Company Disclosure Schedule (and except as to matters not required to be disclosed by the express terms of Section 4.8), no licenses or consents from, or payments to, any Person are or will be necessary for Parent to use any of the Company Assets in substantially the manner in which the Combined Company is using the Company Assets. Except as expressly set forth in Section 4.8 or Section 4.15 of the Company Disclosure Schedule (and except as to matters not required to be disclosed by the express terms of Section 4.8), no restrictions will exist on Parent's right (i) to sell, resell, license or sublicense any of the Company Assets that the Combined Company currently sells, resells, licenses, sublicenses or otherwise distributes or (ii) engage in the Company Business, nor will any such restrictions be placed on Parent as a consequence of the Merger, the Stock Purchase or any of the other transactions contemplated by this Agreement or any of the Ancillary Agreements. The Combined Company has sole right, title and interest in and to all of the assets on the Company Balance Sheet, free and clear of any Encumbrances other than Permitted Encumbrances.

        Section 4.20 Filing of Documents. None of the information regarding any of the Company, KMV Corporation or any of their respective Subsidiaries supplied or to be supplied by the Company, KMV Corporation or any of their respective Subsidiaries prior to the Closing expressly for inclusion in any documents to be filed with any Governmental Authority prior to the Closing in connection with the transactions contemplated hereby will, at the respective times such information is supplied by the Company, KMV Corporation or any of their respective Subsidiaries, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 4.21 Transactions with Affiliates. Except for this Agreement, the Ancillary Agreements and the other agreements contemplated to be entered into in connection with the transactions contemplated hereby and thereby, no Contract, understanding or arrangement between KMV Corporation, the Company or any of their respective Subsidiaries, on the one hand, and any of the KMV Corporation Shareholders or the Members (other than KMV Corporation) or any of their respective Subsidiaries or Affiliates, on the other hand, will continue in effect subsequent to the Closing Date. None of the KMV Corporation Shareholders or the Members (other than KMV Corporation) or any of their respective Subsidiaries (other than the Company) or Affiliates has any interest in any Company Asset. None of the KMV Corporation Shareholders or the Members (other than KMV Corporation) or any of their Subsidiaries or Affiliates provide any material services to KMV Corporation, the Company or any of their respective Subsidiaries other than services rendered to KMV Corporation, the Company or any of their respective Subsidiaries in their capacity as employees of KMV Corporation, the Company or any of their respective Subsidiaries.

        Section 4.22 Governmental Regulation. None of KMV Corporation, the Company or any of their respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), which is required to be registered under the Investment Company Act in order to engage in the transactions described in
Section 7 of that Act. None of KMV Corporation, the Company or any of their respective Subsidiaries is an investment adviser under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"). None of KMV Corporation, the Company or any of their respective Subsidiaries is a "broker" or "dealer" within the meaning of the Exchange Act. None of KMV Corporation, the Company or any of their respective Subsidiaries acts as investment adviser or subadviser to any "investment company," as defined in the Investment Company Act, which is registered under such Act.

        Section 4.23 No Loss of Customers. From January 1, 2001 through the Business Day immediately preceding the date of this Agreement, none of the Company, KMV Corporation or any of their respective Subsidiaries has had any customer or customers which have canceled, terminated or failed to renew their Contracts with such entity.

        Section 4.24 Trading in Parent Common Stock. None of the Company, KMV Corporation or any of their respective Subsidiaries have, during the period constituting the sixty (60) Business Days prior to the date hereof, either directly or indirectly, bought or sold, or otherwise effected any trade in any shares of Parent Common Stock, or any Security derivative of Parent Common Stock.

        Section 4.25  Disaster Recovery.

        (a) The Company, KMV Corporation and each of their respective Subsidiaries maintains their respective computer systems and related data (the "Company's Systems") so that the Company Business can "promptly recover" from any interruption in system service that is the result of forces beyond the Company's control, including, without limitation, natural disasters, power outages and malicious attack. As used in this Section 4.25, "promptly recover" means that the Company, KMV Corporation and each of their respective Subsidiaries can conduct its operations without interruption in the Company Business.

        (b) The Company maintains archive or back-up copies of all system data and user data used with or related to the Company's Systems at a remote site (the "Company's Back-Up System"), which archive or back-up copies are updated at least weekly.

        (c) The Company tests the Company's Back-Up System at least once per calendar year to verify that the Company's Systems can be brought up from the Company's Back-Up System without interruption in the Company Business, loss of data or other material errors.

        (d) Each time the Company has tested the Company's Back-Up System, the Company has successfully brought up the Company's Systems from the Company's Back-Up System without any interruption in the Company Business, loss of data or other material errors.

        Section 4.26 Material Misstatements or Omissions. No representations or warranties by the Company or KMV Corporation in this Agreement, any Ancillary Agreement nor any exhibit, certificate or schedule furnished to Parent pursuant hereto, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements or facts contained therein not misleading.

                                   ARTICLE 5.
       REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL MEMBERS AND THE KMV
                            CORPORATION SHAREHOLDERS

        Except as set forth in the disclosure schedule delivered by the Principal Members and the KMV Corporation Shareholders to Parent prior to the execution of this Agreement (the "Principal Members Disclosure Schedule"), which shall identify exceptions by specific subsection references:

        Section 5.1   Ownership of Company Units and KMV Corporation Shares.

        (a) Each of the Principal Members (other than KMV Corporation), severally, for itself, himself or herself, represents and warrants to Parent that such party owns beneficially and of record, and has good and valid title to, all of the Company Units listed as owned by such party on Exhibit F to this Agreement, free and clear of any Encumbrances. Each of the Principal Members (other than KMV Corporation), severally, for itself, himself or herself, represents and warrants to Parent that no transfer taxes are or will be due as a result of the transfer of the Company Units pursuant to this Agreement other than those that will be paid by such Principal Member.

        (b) Each of the KMV Corporation Shareholders, severally, for itself, himself or herself, represents and warrants to Parent that such party owns beneficially and of record, and has good and valid title to, all of the KMV Corporation Shares listed as owned by such party on Exhibit F to this Agreement, free and clear of any Encumbrances. Each of the KMV Corporation Shareholders, severally, for itself, himself or herself, represents and warrants to Parent that no transfer taxes are or will be due as a result of the transfer of the KMV Corporation Shares pursuant to this Agreement other than those that will be paid by such KMV Corporation Shareholder.

        Section 5.2 Authority; No Violation.

        (a) Each of the Principal Members (other than KMV Corporation) and the KMV Corporation Shareholders, severally, for itself, himself or herself, represents and warrants to Parent that such party has the capacity to execute and deliver this Agreement and each of the Ancillary Agreements to which such party is a party, to perform its obligations hereunder and thereunder and to consummate the Merger, the Stock Purchase and the other transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which each of the Principal Members (other than KMV Corporation) and the KMV Corporation Shareholders is a party have been duly and validly executed and delivered by such party (except for those Ancillary Agreements that are not dated the date hereof, which Ancillary Agreements shall be duly and validly executed and delivered prior to the Closing) and (assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by the other parties hereto and thereto) constitute valid and binding obligations of such party (except for those Ancillary Agreements that are not dated the date hereof, which Ancillary Agreements shall constitute valid and binding obligations of such party at the Closing), enforceable against such party in accordance with their terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and the availability of equitable relief (whether in proceedings at law or in equity).

        (b) Each of the Principal Members (other than KMV Corporation) and the KMV Corporation Shareholders, severally, for itself, himself or herself, represents and warrants to Parent that neither the execution and delivery by such party of this Agreement or any of the Ancillary Agreements to which it is a party nor the consummation by such party of any of the transactions contemplated hereby or thereby to be performed by them, nor compliance by such party with any of the terms or provisions hereof or thereof, will (i) violate any provision of the articles of incorporation, charter or bylaws, trust or partnership agreements or comparable organizational documents, as applicable, of such party (if any) or (ii) assuming that the consents and approvals referred to in Section
5.3 hereof are duly obtained, (x) violate, conflict with or require any notice, filing, consent, waiver or approval under any Applicable Law to which such party or any of its properties, contracts or assets are subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any Encumbrance upon such party's Company Units or KMV Corporation Shares, as applicable, or the properties, contracts or assets of such party under, or require any notice, approval, waiver or consent under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such party is a party, or by which such party or any of its properties or assets, may be bound or affected.

        Section 5.3 Consents and Approvals. Each of the Principal Members (other than KMV Corporation) and the KMV Corporation Shareholders, severally, for itself, himself or herself, represents and warrants to Parent that except for
(x) compliance with and filings under the Securities Laws as may be required in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby and (y) the applicable filings under the HSR Act and any other applicable antitrust or competition laws, no consents or approvals of or filings, declarations or registrations with any Governmental Authority, any third party or any other Person are necessary in connection with the execution and delivery by such party of this Agreement and the Ancillary Agreements to which it is a party and the consummation by such party of the transactions contemplated hereby or thereby.

        Section 5.4 No Brokers. Each of the Principal Members (other than KMV Corporation) and the KMV Corporation Shareholders, severally, for itself, himself or herself, represents and warrants to Parent that no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from or as a result of engagement by, such party in connection with this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

        Section 5.5 Trading in Parent Common Stock. Each of the Principal Members (other than KMV Corporation) and the KMV Corporation Shareholders, severally, for itself, himself or herself, represents and warrants to Parent that such party has not, during the period constituting the sixty (60) Business Days prior to the date hereof, either directly or indirectly, bought or sold, or otherwise effected any trade in any shares of Parent Common Stock, or any Security derivative of Parent Common Stock, other than by virtue of such party's passive investment in mutual funds or other pooled investment vehicles, in each case over which such party does not exercise investment control.

                                   ARTICLE 6.
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as set forth in the disclosure schedule delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), which shall identify exceptions by specific subsection references (provided, however, that the disclosure of an item in one Section of the Parent Disclosure Schedule shall be deemed a disclosure in another Section or Sections of the Parent Disclosure Schedule if and to the extent that such information is readily apparent to be so applicable to such other Section or Sections), Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company, KMV Corporation, each Principal Member and each KMV Corporation Shareholder as follows:

        Section 6.1 Organization and Related Matters. Parent is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate or limited liability company power and authority to carry on their respective business as they are now being conducted and to own, lease and operate all of their respective properties and assets.

        Section 6.2 Authority; No Violation.

        (a) Each of Parent and Merger Sub has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which each is a party and to consummate the Merger, the Stock Purchase and the other transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which each is a party and the consummation of the Merger, the Stock Purchase and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and all necessary limited liability company action on the part of Merger Sub, and no other corporate action on the part of Parent and no other limited liability company action on the part of Merger Sub is necessary to approve this Agreement or the Ancillary Agreements to which each is a party or authorize or consummate the Merger, the Stock Purchase or the other transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which each is a party have been duly and validly executed and delivered by Parent and Merger Sub (except for those Ancillary Agreements that are not dated the date hereof, which Ancillary Agreements shall be duly and validly executed and delivered prior to the Closing) and (assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by the other parties hereto and thereto) constitute valid and binding obligations of each of Parent and Merger Sub (except for those Ancillary Agreements that are not dated the date hereof, which Ancillary Agreements shall constitute valid and binding obligations of each of Parent and Merger Sub at the Closing), enforceable against each of Parent and Merger Sub in accordance with their terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and the availability of equitable relief (whether in proceedings at law or in equity).

        (b) Neither the execution and delivery of this Agreement or the Ancillary Agreements to which each is a party by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the Merger, the Stock Purchase or the other transactions contemplated hereby or thereby to be performed by either Parent or Merger Sub, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof or thereof, will (i) violate any provision of the certificate of incorporation or bylaws of Parent or any provision of the operating agreement of Merger Sub, (ii) assuming that the consents and approvals referred to in Section 6.3 hereof are duly obtained, (x) violate, conflict with or require any notice, filing, consent or approval under any Applicable Law to which Parent, Merger Sub or any of their respective Subsidiaries or any of their respective properties, contracts or assets are subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any Encumbrance upon the properties, contracts or assets of Parent or Merger Sub under, or require any notice, approval or consent under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent, Merger Sub or any of their respective Subsidiaries is a party, or by which Parent, Merger Sub or any of their respective Subsidiaries, or any of their respective properties or assets, may be bound or affected except in the case of clause (ii) in each case as would not have or reasonably be expected to have a Parent Material Adverse Effect.

        Section 6.3 Consents and Approvals. Except for (x) the applicable filings under the HSR Act and any other applicable antitrust or competition laws, (y) the filing of the Certificate of Merger and (z) compliance with and filings under the Securities Laws as may be required in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, no consents or approvals of or filings or registrations with any Governmental Authority, any third party or any other Person are necessary in connection with (i) the execution and delivery by Parent or Merger Sub of this Agreement and the Ancillary Agreements to which each is a party and (ii) the consummation by Parent or Merger Sub of the Merger, the Stock Purchase or the other transactions contemplated by this Agreement or the Ancillary Agreements except as in each case as would not have or reasonably be expected to have a Parent Material Adverse Effect.

        Section 6.4 No Other Broker. Other than any Person whose fees and expenses will be paid by Parent, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from or as a result of engagement by Parent, Merger Sub or any of their respective Subsidiaries in connection with this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

        Section 6.5 Investment Representation. Parent understands that the KMV Corporation Shares have not been registered under the Securities Act. Parent also understands that the KMV Corporation Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Parent's representations contained in this Agreement. In connection therewith, Parent represents and warrants to KMV Corporation and the KMV Corporation Shareholders that Parent (a) has substantial experience and knowledge in evaluating and investing in private placement transactions of securities in companies similar to the KMV Corporation Shares so that Parent is capable of evaluating the merits and risks of its investment in KMV Corporation, can bear the economic risk of its investment and has the capacity to protect its own interests; (b) is acquiring the KMV Corporation Shares for its own account for investment only, not as a nominee or agent, and not with a view towards the resale or distribution of any part thereof and has no present intention of selling, granting any participation in, or otherwise distributing the same; (c) is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as currently in effect; and (d) has had an opportunity to discuss KMV Corporation's business, management and financial affairs with directors, officers and management of KMV Corporation

        Section 6.6 Filing of Documents. None of the information regarding any of Parent or Merger Sub supplied or to be supplied by Parent or Merger Sub for inclusion in any documents to be filed with any Governmental Authority prior to Closing in connection with the transactions contemplated hereby will, at the respective times such information is supplied by Parent or Merger Sub, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


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

        Section 6.7 No Parent Material Adverse Effect. Since September 30, 2001, to the Knowledge of Parent, there has not occurred any event or development that would, individually or in the aggregate, reasonably be expected to prevent the consummation of the Merger, the Stock Purchase or the performance by Parent of its obligations under this Agreement or any of the Ancillary Agreements to which it is a party.

                                   ARTICLE 7.
                       COVENANTS AND ADDITIONAL AGREEMENTS

        Section 7.1 Conduct of Business by the Combined Company. During the period from the date of this Agreement and continuing through the Closing Date, except as expressly contemplated, permitted or required by this Agreement or with the prior written consent of Parent, the Company and KMV Corporation shall, and shall cause each of their respective Subsidiaries to (i) carry on its business in the ordinary course consistent with past practice and (ii) use reasonable best efforts to preserve their present business organizations and relationships (including keeping available the present services of their employees and preserving their rights, franchises, goodwill and relations with their customers and others with whom they conduct business). Without limiting the generality of the foregoing, except as expressly contemplated, permitted or required by this Agreement or consented to in writing by Parent which consent shall not be unreasonably withheld in the case of clause (m) below, the Company and KMV Corporation shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly:

        (a) amend or agree to amend the Company Operating Agreement, their articles of incorporation or bylaws (or comparable organizational documents), or merge with or into or consolidate with, or agree to merge with or into or consolidate with, any other Person, subdivide or in any way reclassify any of their membership interests, shares or any other ownership interests, or change or agree to change in any manner the rights of their membership interests, shares or any other ownership interests or liquidate or dissolve;

        (b) (x) except as set forth in Section 7.1 of the Company Disclosure Schedule, issue, sell, redeem or acquire any membership interest, share or any other ownership interest or any debt security in the Company, KMV Corporation or any of their respective Subsidiaries; provided, however, that, with respect to employees who terminate employment with the Company between signing and the Closing Date, the Company may exercise its contractual right to repurchase Company Units in accordance with the provisions of Section 7.2 of the Company Operating Agreement; (y) issue, sell or grant any option, warrant, convertible or exchangeable Security, right, "phantom" partnership (or other ownership) interest (or similar "phantom" security), restricted partnership (or other ownership) interest, subscription, call, unsatisfied preemptive right or other agreement or right of any kind to purchase or otherwise acquire (including by exchange or conversion) any of their membership interests, shares or any other ownership interests in the Company, KMV Corporation or any of their respective Subsidiaries; or (z) enter into any Contracts, agreements or arrangements to issue, redeem, acquire or sell any of their membership interests, shares or any other ownership interests in the Company, KMV Corporation or any of their respective Subsidiaries;

        (c) incur any long-term indebtedness for borrowed money;


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

        (d) incur any indebtedness for borrowed money in excess of $10,000 individually or $50,000 in the aggregate or guarantee any liability, obligation or indebtedness (whether or not currently due or payable) of any other Person or incur any Company Voting Debt or KMV Corporation Voting Debt;

        (e) make any change in their accounting methods or practices for Tax or accounting purposes or make any change in depreciation or amortization policies or rates adopted by them for Tax or accounting purposes or make any material, or change any existing, Tax election, settle any pending audits or make voluntary disclosure agreements or settle or compromise any Tax liability, except in the case of any such liability to the extent reserved for on the Company Balance Sheet;

        (f) make any loan or advance or capital contribution to any of their Affiliates (other than KMV Corporation or the Foreign Subsidiaries), officers, directors, employees, consultants, agents or other representatives (other than reasonable and customary travel advances made in the ordinary course of business consistent with past practice);

        (g) sell, transfer, lease, license, offer to sell, abandon or make any other disposition of any of their assets or rights or grant or suffer, or agree to grant or suffer, any Encumbrance other than Permitted Encumbrances on any of their assets or rights, other than in the ordinary course of business consistent with past practice and not exceeding $10,000 individually, other than pursuant to the terms of any Company End User Agreement in the ordinary course of business consistent with past practice (to which no maximum shall apply);

        (h) except as expressly permitted pursuant to subsection (p) below, settle any claim, action or proceeding involving any liability for money damages or any restrictions upon any of their operations, any of the Company Assets or the Company Business;

        (i) create, renew, amend, terminate or cancel, any Contract other than in the ordinary course of business consistent with past practice and providing for consideration payable by or to the Company Group equal to or less than $25,000 individually (excluding in each case Company End User Agreements in the ordinary course of business consistent with past practice as to which no value limit shall apply); provided, however, that neither KMV Corporation, the Company nor any of their respective Subsidiaries may enter into any Company Inbound License Agreements or Contracts or agreements that include any noncompetition or nonsolicitation covenant or any exclusive dealing or similar arrangement that limits the ability of KMV Corporation, the Company or any of their respective Subsidiaries to compete (geographically or otherwise) in any line of business or which would so limit the Surviving Company or Parent or any of their respective Subsidiaries after the Effective Time, or any Contracts with any Person listed on Exhibit E or any Person who, to the Combined Company's Knowledge is a Subsidiary of any Person listed on Exhibit E; and provided, further, that nothing in this subsection (i) shall prevent the automatic or "evergreen" renewal of a Contract to which KMV Corporation, the Company or any of their respective Subsidiaries is a party (A) pursuant to which KMV Corporation, the Company or any of their respective Subsidiaries is either obligated to pay or entitled to receive less than $50,000 in any year or (B) which is a Company End User Agreement terminable by KMV Corporation, the Company or any of their respective Subsidiaries not more than one (1) year from the date of such renewal;


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

        (j) enter into, amend, or agree to enter into or amend any Contract, agreement or arrangement or any financial transaction with any of their officers, directors, consultants, agents (in the case of agents, other than in the ordinary course of business consistent with past practice), representatives (in the case of representatives, other than in the ordinary course of business consistent with past practice) or Affiliates; provided, however, that this clause (j) shall not prohibit the performance of Contracts executed prior to the date of this Agreement, the terms of which have been disclosed to Parent in the Company Disclosure Schedule;

        (k) other than those payments set forth on Exhibit G attached hereto, declare or make any dividends or declare or make any other distributions of any kind payable to Members or KMV Corporation Shareholders;

        (l) acquire or agree to acquire in any manner any equity interests in, or any business of, any Person or other business organization or division thereof, including by way of merger, consolidation, or purchase of an equity interest or assets;

        (m) enter into, amend, modify or renew any Benefit Plan, collective bargaining agreement or other Contract with any labor organization, or other written employment, consulting, severance or similar agreements or arrangements with any Company Employee or Company Independent Contractor, or grant any salary or wage increase or increase in severance or termination pay or increase any employee benefit or hire any new employee for a management position, except as may be required by Applicable Law;

        (n) take any action to accelerate any material rights or benefits, or make any material determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement, Benefit Plan or employment, indemnification, severance or termination agreement;

        (o) make or incur any capital expenditures in excess of $300,000 in the aggregate in any 30-day period, or cease to make capital expenditures in the ordinary course of business consistent with past practice; or acquire any assets for consideration exceeding $25,000 individually;

        (p) cancel any indebtedness or waive any claims or rights in amounts, in each case, in excess of $50,000 individually or $150,000 in the aggregate, except in the ordinary course of business consistent with past practices with respect to the Company End User Agreements;

        (q) enter into or renew (other than month-to-month renewals of the lease for the premises located at 240 Lombard Street, #235, San Francisco, California 94111) any lease of real property;

        (r) accrue or pay any bonuses to any Company Employee or Company Independent Contractor, except as set forth in Section 7.1(r) of the Company Disclosure Schedule; or

        (s) fail to make payments on payables of the Company Group in a manner consistent with past practice or fail to collect receivables of the Company Group in a manner consistent with past practice;


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

        (t) authorize or agree (by Contract or otherwise) to do any of the foregoing.

        Section 7.2 Access to Information; Confidentiality.

        (a) Between the date of this Agreement and the Closing Date, subject to Applicable Laws relating to the exchange of information and to existing confidentiality agreements, the Combined Company and its Affiliates shall afford to Parent and its authorized agents and representatives access, upon reasonable notice and during normal business hours, to all properties of, and all Contracts, documents and information of or relating to the assets, liabilities, business, customers, employees, operations, personnel and other aspects of the business of, the Combined Company and its Affiliates; provided, however, that such access shall be coordinated by the Combined Company and shall be conducted in a manner which does not unreasonably interfere with the Combined Company's or its Affiliates' normal operations, customers and employee relations.

        (b) The parties agree to be bound by and comply with the provisions set forth in the Confidentiality Agreement, the provisions of which are hereby incorporated herein by reference.

        Section 7.3 Regulatory Matters; Third-Party Consents.

        (a) The parties to this Agreement shall cooperate with each other and use their commercially reasonable efforts promptly to prepare and file (on a confidential basis if reasonably requested by the other parties) all necessary documentation, to effect (on a confidential basis if reasonably requested by the other parties) all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals, waivers and authorizations of all Governmental Authorities, third parties and other Persons which are necessary or advisable to consummate the Merger, the Stock Purchase and the other transactions contemplated by this Agreement and the Ancillary Agreements, including any filing to be made under the HSR Act, which filings shall be made as promptly as reasonably practicable (and, in the case of any initial filing to be made under the HSR Act, no later than ten (10) Business Days after the date of this Agreement), and requests for required consents under the Contracts. The parties agree to request early termination of the waiting period under the HSR Act. Parent, on the one hand, and the Company Group, on the other hand, agree to take all reasonable steps necessary to satisfy any conditions or requirements imposed by any Governmental Authority in connection with the consummation of the transactions contemplated by this Agreement, other than those conditions or requirements, in the aggregate, the satisfaction of which are reasonably likely to result in either a Company Material Adverse Effect or a Parent Material Adverse Effect or a material adverse effect on the business, assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or materially adversely affect the economic benefit of the transactions expected to be received by Parent hereby. Notwithstanding the foregoing or any provision of this Agreement to the contrary, in no event shall any party hereto be obligated to (A) agree to, or proffer to, divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets (whether tangible or intangible) or any portion of the business of Parent, KMV Corporation, the Company or any of their respective Subsidiaries, or (B) litigate any suit, claim, action, investigation or proceeding, whether judicial or administrative, (1) challenging or seeking to restrain or prohibit the consummation of the Merger or the Stock Purchase; (2) seeking to prohibit or limit in any respect the ownership or


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

operation by KMV Corporation, the Company, Parent or any of their respective Affiliates of a material portion of the Company Assets or the Company Business, or to require any such Person to dispose of or hold separate any portion of the Company Assets or the Company Business as a result of the Merger or the Stock Purchase; or (3) seeking to prohibit Parent or any of its Affiliates from effectively controlling in any respect all or any portion of the Company Assets or the Company Business. The parties to this Agreement agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all Governmental Authorities, third parties and other Persons necessary or advisable to consummate the Merger, the Stock Purchase and the other transactions contemplated by this Agreement and the Ancillary Agreements and each party will keep the other parties hereto apprised of the status of matters relating to completion of the transactions contemplated herein and therein.

        (b) The parties to this Agreement shall promptly advise each other party hereto upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

        Section 7.4 Use of "KMV" Name and Company Trademarks. Each of the Principal Members (other than KMV Corporation) and the KMV Corporation Shareholders and their respective Affiliates agree that from and after the Closing, they shall have no right to the use of the "KMV" name or mark or any Company Trademarks, and each of the Principal Members and the KMV Corporation Shareholders and their respective Affiliates shall take all actions as may be necessary to terminate within five (5) Business Days after the Closing Date the use by any of them of (i) the "KMV" name or mark or any Company Trademarks or
(ii) any two or more of the names "Kealhofer," "McQuown" or "Vasicek" together in any combination; provided, however, that nothing in this Section 7.4 shall prohibit any Principal Member or KMV Corporation Shareholder from using his or her name individually, so long as such use is not restricted by Section 7.11 hereof.

        Section 7.5 Employees and Employee Benefit Matters

        (a) The Combined Company and Parent shall seek to retain Other Employees through the Closing Date and for one (1) year thereafter by offering aggregate compensation and benefits to each Other Employee that possess substantially equivalent monetary value to the aggregate non-equity based compensation and benefits that an Other Employee is receiving in effect on the date of this Agreement, and as to equity based compensation, by offering Parent stock options on standard terms in amounts comparable to similarly situated Parent Employees with similar responsibilities except that, from and after the Closing (i) performance-based incentive compensation will be primarily based upon performance of the Surviving Company as a separate business unit and in part based upon performance of Parent's business as a whole and (ii) retirement benefits will be provided under Parent's Section 401(k) and pension plan according to their terms and will not include a SEP-IRA plan. Between the date of this Agreement and the Closing, the Combined Company and Parent will cooperate in good faith with a view toward restructuring the compensation of each of the Other Employees in accordance with the foregoing principles, effective upon the Closing.


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

        (b) The Combined Company's Benefit Plans shall remain in effect through the Closing, and shall be thereafter assumed by Parent, or terminated or modified by Parent and replaced by Parent's similar benefit plans, as Parent may determine.

        Section 7.6 Tax Matters.

        (a) For the purposes of this Section 7.6, the term "Applicable Sellers" shall have the following meanings:

            (i) With respect to any Tax items relating to KMV Corporation, Applicable Sellers shall mean the KMV Corporation Shareholders.

            (ii) With respect to any Tax items relating to the Company or its Subsidiaries, Applicable Sellers shall mean the Principal Members.

        (b) Parent and the Applicable Sellers agree that if KMV Corporation, the Company or their respective Subsidiaries shall be permitted to treat the Closing Date as the last day of a taxable period they will do so.

        (c) The Member Representative shall prepare or cause to be prepared and Parent shall timely file or cause to be timely filed all Tax Returns for KMV Corporation, the Company and their respective Subsidiaries for all periods ending on or prior to the Closing Date. To the extent permitted by law, all such Tax Returns shall be prepared in a manner consistent with past practices of KMV Corporation, the Company and their Subsidiaries, respectively. Prior to filing such Tax Returns, the Member Representative shall, no later than ten (10) Business Days prior to the filing date of such Tax Returns, submit copies of the same for review and filing by Parent. The Member Representative shall execute such documents, if any, that are required to grant or confirm the authority of Parent and its agents to properly file any such Tax Returns on behalf of KMV Corporation, the Company and their respective subsidiaries. The Applicable Sellers shall jointly and severally pay (subject to Section 10.6(a)) any liabilities in connection with Taxes levied or assessed upon KMV Corporation, the Company or any of their respective Subsidiaries or any of their respective properties for any period ending on or prior to the Closing Date including, but not limited to, (i) any Taxes arising as a result of the deemed sale of assets of KMV Corporation pursuant to the Section 338(h)(10) Elections or (ii) any Taxes arising with respect to the change in accounting method adjustment described in Section 4.11(f) of the Company Disclosure Schedule.

        (d) Parent shall prepare or cause to be prepared and timely file or cause to be timely filed any Tax Returns of KMV Corporation, the Company or their respective Subsidiaries for Tax periods that begin before the Closing Date and end after the Closing Date (a "Straddle Period"). To the extent permitted by law, all such Tax Returns shall be prepared in a manner consistent with past practices of KMV Corporation, the Company and their respective Subsidiaries except as set forth in a separate letter agreement between the Company and Parent dated the date hereof. Prior to filing such Tax Returns, Parent shall, no later than ten (10) Business Days prior to the timely filing thereof, submit copies of the same for review and approval by the Member Representative.


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

        (e) Any Income Taxes for a Straddle Period shall be apportioned between the Applicable Sellers and Parent based on the actual operations of KMV Corporation, the Company or their respective Subsidiaries during the portion of such period ending on the Closing Date and the portion of such period beginning on the day following the Closing Date. Other than PAYE, Value Added Tax, Stamp Duty and Corporation Tax on chargeable gains in respect of KMV Europe Limited, all Taxes other than Income Taxes ("Other Taxes") relating to a Straddle Period shall be apportioned between Parent and the Applicable Sellers based on the number of days during the portion of such period occurring on and before the Closing Date, and the number of days during such period occurring after the Closing Date. The Applicable Sellers shall jointly and severally pay (subject to Section 10.6(a)) to Parent within fifteen (15) days after the date on which Taxes are paid with respect to any Straddle Period an amount equal to the portion of such Taxes that relates to the portion of such Straddle Period ending on the Closing Date. To the extent estimated Taxes have been paid prior to the Closing Date with respect to a Straddle Period, the Applicable Sellers' liability with respect thereto shall be reduced by that amount; provided, however, that if such payment or accrual of Taxes exceeds the Applicable Sellers' liability as calculated pursuant to this Section 7.6, Parent shall promptly pay the Applicable Sellers the amount of such excess. In respect of KMV Europe Limited, PAYE, Value Added Tax, Stamp Duty and Corporation Tax on chargeable gains to the extent accrued before Closing Date shall be the liability of the Applicable Seller. Any liability due to PAYE, Value Added Tax, Stamp Duty and Corporation Tax on chargeable gains accrued after Closing Date shall be the liability of Parent.

        (f) Any Tax refunds that are received by Parent, KMV Corporation, the Surviving Company or any of their respective Subsidiaries, and any amounts credited against Tax to which Parent, KMV Corporation, the Surviving Company or any of their respective Subsidiaries becomes entitled, that relate to Tax periods or portions thereof ending on or before the Closing Date shall be for the account of the Applicable Sellers, except to the extent such refund arises as a result of a carryback of a loss or other tax benefit from a Post-Closing Period or a Post-Closing Partial Period. Parent shall pay over to the Applicable Sellers any such refund or the amount of any such credit within fifteen (15) days of receipt or entitlement thereto.

        (g) After the Closing Date, Parent, KMV Corporation, the Surviving Company and their respective Subsidiaries and the Applicable Sellers shall provide each other with such cooperation and information relating to KMV Corporation, the Surviving Company or their respective Subsidiaries as the parties reasonably may request in (i) filing any Tax Return, (ii) determining any liability for Taxes or a right to a Tax refund or (iii) conducting or defending any proceeding in respect of Taxes. Such cooperation and information shall include provisions by Parent to provide powers of attorney for the purpose of signing Tax Returns and defending any Tax Audits for Pre-Closing Periods.

        (h) With respect to the sale of the KMV Corporation Shares hereunder, the KMV Corporation Shareholders and Parent shall jointly make all available
Section 338(h)(10) Elections in accordance with applicable Tax Laws as set forth herein. Parent and the KMV Corporation Shareholders agree to report the transfers under this Agreement consistent with Section 338(h)(10) Elections, and shall take no position contrary thereto unless required to do so by applicable Tax Laws pursuant to a final determination. Parent may, at its election, make an election under Section 338 of the Code and any corresponding election under any other relevant


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

Tax Laws with respect to Parent's acquisition of the Foreign Subsidiaries. The Applicable Sellers shall make such filings, cooperate with Parent and take any such other actions as are reasonably necessary or appropriate to accomplish such election.

        (i) Parent shall be responsible for the preparation and filing of all
Section 338 Forms, including Form 8023, in accordance with applicable Tax Laws and the terms of this Agreement. The Member Representative shall deliver to Parent such documents or forms as are reasonably requested and are required by an relevant Tax Laws to properly complete the Section 338 Forms, at least sixty-five (65) days prior to the date such Section 338 Forms are required to be filed. Parent shall deliver such documents and forms to the Member Representative in a form suitable for execution at least forty-five (45) days prior to the date such Section 338 Forms are required to be filed, and the KMV Corporation Shareholders shall execute such documents or forms and deliver said executed Section 338 Forms to Parent at least twenty (20) days prior to the date such Section 338 Forms are required to be filed.

        (j) The parties hereto acknowledge that the consummation of the transactions contemplated hereby will cause a termination for federal income tax purposes under Section 708 of the Code of the Company and its domestic Subsidiaries and a corresponding closing of the taxable year of each such entity on the date of such termination. Prior to the Closing, the Member Representative and Parent shall jointly prepare, and the Member Representative shall cause the applicable Members of the Company and its domestic Subsidiaries to sign, an election under Section 754 of the Code with respect to the Company and its domestic Subsidiaries. The Principal Members shall cause such elections to be filed with the Internal Revenue Service on Internal Revenue Service Forms 1065 for the applicable entity for the short taxable year ending on the Closing Date and shall not seek to revoke such election.

        (k) The parties hereto agree that as soon as reasonably practical after the Closing, and prior to the filing of any Tax Return which includes information related to the transactions contemplated by this Agreement, the aggregate amount of the Cash Consideration payable to the KMV Corporation Shareholders pursuant to the Stock Purchase shall be allocated among the assets of KMV Corporation and the non-compete agreement described in Section 7.11 of this Agreement in accordance with an allocation schedule (the "KMV Corporation Purchase Price Allocation Schedule") proposed by Parent and reasonably acceptable to the Member Representative. The parties hereto also agree that as soon as reasonably practical after the Closing, and prior to the filing of any Tax Return which includes information related to the transactions contemplated by this Agreement, the sum of (i) the aggregate amount of the Cash Consideration payable to Holders of Company Units pursuant to the Merger plus (ii) the aggregate amount of the Cash Consideration payable to KMV Corporation Shareholders pursuant to the Stock Purchase that is allocable to Company Units owned by KMV Corporation shall be allocated among the assets of the Company and the non-compete agreement described in Section 7.11 of this Agreement in accordance with an allocation schedule (the "Company Purchase Price Allocation Schedule" and, together with the KMV Corporation Purchase Price Allocation Schedule, the "Purchase Price Allocation Schedules") proposed by Parent and reasonably acceptable to the Member Representative. For the avoidance of doubt, the amounts allocated above shall not be reduced by the Combined Company Transaction Fees, which for Tax purposes shall be treated as paid, as applicable, to Holders of Company Units pursuant to the Merger and KMV Corporation Shareholders pursuant to the Stock Purchase and as subsequently


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

paid by such Persons to the ultimate recipients thereof. The Purchase Price Allocation Schedules shall be prepared in a manner required by Section 1060 or
Section 338, as applicable, of the Code and other Applicable Law and delivered by Parent to the Member Representative within forty-five (45) days after the Closing. In connection with the Purchase Price Allocation Schedules, Parent and the Member Representative shall discuss the allocations of the consideration and attempt in good faith to reach agreement with respect thereto. Provided Parent and the Member Representative reach agreement with respect to the Purchase Price Allocation Schedules, none of the Principal Members, the KMV Corporation Shareholders, the Surviving Company and its Subsidiaries or Parent shall take any position on any Tax Return inconsistent with the allocations set forth on the Purchase Price Allocation Schedules, taking into account any necessary adjustments as a result of Section 3.2.4 of this Agreement as agreed upon, unless required to do so by a final determination by the Internal Revenue Service.

        (l) For a period of six (6) years after the Closing Date, Parent shall, and shall cause KMV Corporation, the Company and their respective Subsidiaries to retain all Tax Returns, books and records (including computer files) of, or with respect to the activities of, KMV Corporation, the Company and their respective Subsidiaries for all taxable periods ending on or prior to the Closing Date. If, within sixty (60) days after the end of the six-year period referred to above, the Member Representative requests such Tax Returns, books or records, Parent shall provide such requested Tax Returns, books or records to the Member Representative.

        (m) The Member Representative shall, in consultation with Parent, control, manage and be solely responsible for any audit, contest, claim, proceeding or inquiry with respect to Taxes for any Taxable period ending on or before the Closing Date and shall have the right, in consultation with Parent, to settle or contest any such audit, contest, claim, proceeding or inquiry; provided, however, that the Member Representative shall not settle any such issue that would adversely affect Parent, KMV Corporation, the Surviving Company or any of their respective Subsidiaries, without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed.

        (n) Parent shall, in consultation with the Member Representative, control, manage and be solely responsible for any audit, contest, claim, proceeding or inquiry with respect to Taxes for any Straddle Period and shall have the right, in consultation with the Member Representative, to settle or contest any such audit, contest, claim, proceeding or inquiry; provided, however, that Parent shall not settle any such issue that would adversely affect the Applicable Sellers, without the prior written consent of the Member Representative, which consent shall not be unreasonably withheld or delayed.

        (o) Parent shall control, manage and solely be responsible for any audit, claim, proceeding or inquiry with respect to any item relating to Taxes for which the Applicable Sellers are not obligated to indemnify Parent pursuant to Section 10.7(c) of this Agreement.

        Section 7.7 Insurance. Each of KMV Corporation, the Company and their respective Subsidiaries shall maintain in effect and pay all premiums due thereon for the period ending on the Closing Date with respect to any and all fidelity bonds maintained by them on the date hereof and all Company Insurance Policies or procure comparable replacement policies and


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

bonds (or such replacement coverage as is obtainable on a commercially reasonable basis) and maintain such policies and bonds in effect until the Closing Date.

        Section 7.8 Notification of Certain Matters. Each party to this Agreement shall give prompt notice to the other parties, to the extent known by such party, of (a) the occurrence, or failure to occur, of any event or existence of any condition that has caused or could reasonably be expected to cause any of the representations or warranties of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time after the date of this Agreement, up to and including the Closing Date; (b) the occurrence of any matter or event that is materially adverse to the business, assets, financial condition or results of operations of such party and its respective Subsidiaries taken as a whole, as applicable, and (c) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement. In addition, the Company shall promptly notify Parent in the event that (w) any Key Employee or Other Employee shall, for any reason, cease to be employed by or contract with the Combined Company; (x) any Key Employee or Other Employee shall have delivered notice either to terminate his or her employment with the Combined Company; (y) the Combined Company receives any notice of cancellation or intent to cancel any of the Contracts with its customers or (z) any material adverse change occurs in the business relationship of the Combined Company with any customer or any significant supplier, agent or distributor.

        Section 7.9 Further Assurances; Transfer of Omitted Assets.

        (a) Each party to this Agreement shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby. Upon the request of Parent, each of KMV Corporation, the Company, the Principal Members, the KMV Corporation Shareholders and their respective Affiliates shall promptly execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as Parent may reasonably request to effectuate the purposes of this Agreement and the Ancillary Agreements.

        (b) Effective as of the Closing Date, each of the Principal Members and the KMV Corporation Shareholders, severally, for itself, himself or herself, hereby assigns, transfers, conveys and contributes all right, title or interest with respect to any and all Omitted Assets held by such party to the Surviving Company. Each of the Principal Members and the KMV Corporation Shareholders shall take all necessary action to obtain as promptly as practicable, and in any event before the Closing Date, all permits, consents, approvals, waivers and authorizations of all Governmental Authorities, third parties or other Persons which are necessary or advisable to consummate such assignment, transfer, conveyance and contribution. In the event that at any time or from time to time after the Closing, any of the Principal Members or the KMV Corporation Shareholders shall have received or otherwise acquired any right, title or interest with respect to any Omitted Assets, such party shall promptly notify Parent. Promptly upon Parent's demand that any such Omitted Assets be transferred to the Surviving Company or any other Person designated by Parent, such Principal Member or KMV Corporation Shareholder, as the case may be, shall cause such Person to transfer such Omitted Assets to the Surviving Company or such other Person designated by Parent. Prior to any such transfer, such Principal


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

Member or KMV Corporation Shareholder, as the case may be, shall cause the Person possessing such Omitted Assets to hold such Omitted Assets (and all earnings generated by such Omitted Assets from and after the Closing) in trust for the Surviving Company or such other Person designated by Parent.

        Section 7.10 Third-Party Matters.

        (a) From and after the date of this Agreement, neither KMV Corporation, the Company nor any of the Principal Members or KMV Corporation Shareholders shall, nor shall they permit any of their respective Affiliates, officers, directors, employees, members, shareholders, representatives or agents, including any investment banker, attorney or accountant engaged by any of them to, directly or indirectly solicit, encourage or facilitate inquiries or proposals, or enter into any agreement, with respect to, or initiate or participate in any negotiations or discussions with any Person concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of any equity interest in, the Company, KMV Corporation or any of their respective Subsidiaries, or any merger or business combination with any of the Company, KMV Corporation or any of their respective Subsidiaries (each, an "Acquisition Proposal"), or furnish any information to any such Person. KMV Corporation, the Company, the Principal Members and the KMV Corporation Shareholders shall notify Parent within twenty-four (24) hours if any Acquisition Proposal (including the terms thereof) is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, KMV Corporation, the Company, the Principal Members and the KMV Corporation Shareholders, any of their respective Affiliates, officers, directors, employees, members, or shareholders (for purposes of this Section 7.10, collectively, the "Seller Parties"), or their representatives and agents, including any investment banker, attorney or accountant engaged by any of them. It is understood that any breach of the restrictions set forth in this Section 7.10(a) by any Seller Party or any investment banker, attorney or other advisor or representative of the Seller Parties shall be deemed to be a breach of this
Section 7.10(a) by KMV Corporation and the Company and any Principal Member or KMV Corporation Shareholder who is in breach of the restrictions set forth in this Section 7.10(a); provided, however, that no Principal Member or KMV Corporation Shareholder shall be liable under this Section 7.10(a) for the action or inaction of any other Principal Member or KMV Corporation Shareholder.

        (b) KMV Corporation, the Company, the Principal Members and the KMV Corporation Shareholders shall, and shall cause their respective Affiliates, officers, directors, employees, members, shareholders, representatives and advisors to, immediately cease or cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted prior to the date hereof with respect to any Acquisition Proposal and, subject to the terms of any existing confidentiality agreements, shall seek to have all materials distributed to Persons in connection therewith by KMV Corporation, the Company, the Principal Members, the KMV Corporation Shareholders or any of their respective Affiliates or advisors returned to the Company promptly. Neither KMV Corporation, the Company, the Principal Members, the KMV Corporation Shareholders or any of their respective Affiliates, officers, directors, employees, members, shareholders, representatives or agents, including any investment banker, attorney or accountant engaged by any of them, shall amend, modify, waive or terminate, or otherwise release any Person from, any standstill, confidentiality or similar agreement or arrangement currently in effect relating to this Agreement or the transactions contemplated hereby. KMV


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Corporation, the Company, the Principal Members and the KMV Corporation
Shareholders shall cause their respective Affiliates, officers, directors, employees, members, shareholders, representatives and agents to comply with the provisions of this Section 7.10.

        Section 7.11 Restricted Covenants Related to the Sale of Goodwill. In consideration for the purchase by Parent of all of his or her equity interests in the Combined Company, each Non-Compete Member hereby covenants and agrees to the following:

        (a) Agreement Not To Compete. During the applicable Restrictive Period, each Non-Compete Member hereby agrees, severally, for himself or herself, that such Non-Compete Member shall not:

            (i) acting alone, or in conjunction with others, directly or indirectly, become involved as officer, director, shareholder, owner, affiliate, salesperson, co-owner, partner, trustee, promoter, technician, engineer, analyst, employee, agent, representative, supplier, investor or lender, consultant, advisor or manager in any business activity within the Territory which is competitive with any aspect of the Restricted Business;

            (ii) provide any service (as an employee, consultant or otherwise), support, product, technology or Intellectual Property to any Person, if such service, support, product, technology or Intellectual Property is competitive with the Restricted Business; or

            (iii) permit such Non-Compete Member's name to be used in connection with any Person which is competitive with the Restricted Business;

            provided, however, that nothing in this Section 7.11 shall prevent any Non-Compete Member from owning as a passive investment less than one percent (1%) of the outstanding shares of the capital stock of a publicly-held corporation if (x) such shares are actively traded on an established national securities market in the United States and (y) such Non-Compete Member is not otherwise associated directly or indirectly with such corporation or any Affiliate of such corporation; and provided, further, that nothing in this
Section 7.11 shall prevent any Non-Compete Member's passive investment in mutual funds or other pooled investment vehicles, in each case over which such Non-Compete Member does not exercise investment control. Notwithstanding anything to the contrary in this Section 7.11, a Non-Compete Member may (A) be employed by or perform services for a Person engaged in the Restricted Business, provided, however that such Non-Compete Member does not personally engage in any of the activities set forth in clauses (i) through (iii) above while in such employ or while performing such services or (B) engage in investment management services for third parties that may involve activities set forth in clauses (i) through (iii) above, so long as the provision of any credit risk data to third parties (1) is limited to prospects and clients of such investment management business, (2) is incidental to, and not a primary part of, such investment management business, and (3) will not provide such third party with data or the capacity to process data that is functionally substantially similar to any products and services of the Restricted Business; provided, however, that this clause (B) will not prohibit the provision of credit risk analytics or data to clients or prospective clients of the investment management business pursuant to licenses of credit risk data from the Surviving Company or Parent. Parent agrees that, in the event any Non-Compete Member enters into an investment management business as contemplated by the foregoing, Parent will, if


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requested, license credit risk analytics and data to such Non-Compete Member for use in such investment management business on terms no less favorable than Parent's or the Surviving Company's terms for comparable services to their respective most preferred similarly situated clients.

As used in this Section 7.11:

               (A) "Territory" shall mean the United States, the United Kingdom, Japan and any other place that the Combined Company conducts the Restricted Business.

               (B) "Restricted Business" shall mean any business of the Combined Company as currently conducted by the Combined Company, including without limitation providing credit risk analytics or data to financial institutions, corporate or investment professionals within other organizations and any projects currently in development associated with project fees such as the portfolio pilot and the pricing models.

        (b) Acknowledgements of the Non-Compete Members. Each Non-Compete Member acknowledges that the promises and restrictive covenants that such Non-Compete Member is providing in this Agreement are reasonable and necessary to the protection of the business to be acquired by Parent pursuant to this Agreement and the Ancillary Agreements and Parent's legitimate interests in the transactions contemplated by this Agreement and the Ancillary Agreements (including the Company's goodwill). Each Non-Compete Member acknowledges that, in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, all of such Non-Compete Member's membership interests in the Company and shares in KMV Corporation will be purchased by Parent. Each Non-Compete Member further acknowledges that such Non-Compete Member sold all of such Non-Compete Member's membership interests in the Company and shares in KMV Corporation in connection with the transactions contemplated by this Agreement and the Ancillary Agreements and that goodwill was a material consideration in Parent's decision to enter into the transactions contemplated by this Agreement and the Ancillary Agreements. Each Non-Compete Member acknowledges that if such Non-Compete Member were to engage in the Restricted Business subsequent to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, such competition could materially and adversely affect the value of the business acquired by Parent in the transactions contemplated by this Agreement and the Ancillary Agreements.

        (c) Independence of Obligations. The covenants and obligations of the Non-Compete Members set forth in this Section 7.11 shall be construed as independent of any other agreement or arrangement (other than this Agreement) between any Non-Compete Member, on the one hand, and Parent, on the other hand.

        (d) Specific Performance. Each Non-Compete Member hereby agrees that in the event of any breach or threatened breach by such Non-Compete Member of any covenant, obligation or other provision contained in this Section 7.11, Parent shall be entitled (in addition to any other remedy that may be available to it) to the extent permitted by Applicable Law to (a) a decree or order of specific performance to enforce the observance and performance of such


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covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach.

        Section 7.12 State and Foreign Takeover Statutes. Each member of the Company Group shall take all steps necessary to exempt (or continue the exemption of) the transactions contemplated hereby from any applicable state or foreign takeover Law, as now or hereafter in effect.

        Section 7.13 Efforts of Parties to Close. Subject to the provisions of
Section 7.3 hereof, during the period from the date of this Agreement through the Closing Date, each party hereto shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby. During the period from the date of this Agreement and continuing through the Closing, except as required by Applicable Law or with the prior written consent of Parent, in the case of KMV Corporation, the Company or any of the Principal Members or KMV Corporation Shareholders, or the Company, in the case of Parent, no party to this Agreement shall knowingly take any action which, or knowingly fail to take any action the failure of which to be taken, could reasonably be expected to: (a) result in any of the representations and warranties set forth in this Agreement on the part of the party taking or failing to take such action being or becoming untrue in any material respect;
(b) result in any conditions to the Closing set forth in Article 8 not being satisfied; or (c) result in a violation of any provision of this Agreement or the Ancillary Agreements.

        Section 7.14  Accounting Matters.

        (a) Each member of the Company Group shall use its commercially reasonable efforts to assist Parent and Parent's independent accountants in completing the audits of the Combined Company for each of the fiscal years ended December 31, 2001, 2000 and 1999 as soon as reasonably practicable after the execution of this Agreement.

        (b) The Company will complete an assessment of the collectibility of its accounts receivable by the Closing Date to ensure that an accounts receivable reserve is established in accordance with GAAP.

        Section 7.15 Expenses. Except as expressly provided otherwise in this Agreement, the parties shall each bear their respective direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the Merger, the Stock Purchase and the other transactions contemplated hereby; provided, however, that (i) the expenses of any audits of the Combined Company shall be paid by Parent and (ii) any filing fees payable pursuant to the HSR Act shall be paid 50% by Parent and 50% by the Principal Members and the KMV Corporation Shareholders. Parent hereby agrees to pay the Combined Company Transaction Fees on behalf of the Combined Company at the Closing.

        Section 7.16 Waiver of Rights to Compensation. Each of the Principal Members and KMV Corporation Shareholders hereby waives any right it, he or she may have to receive, from the Company, KMV Corporation, any of their respective Subsidiaries or any other


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Person, any amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the Merger, the Stock Purchase and the other transactions contemplated by this Agreement and the Ancillary Agreements including without limitation any dissenter or appraisal rights under Applicable Law or Contract, other than as expressly provided for in this Agreement and the Ancillary Agreements.

        Section 7.17 Distributions to Members. Notwithstanding anything to the contrary in this Agreement (including the provisions of Section 7.1(k) hereof), after the date of this Agreement and prior to the Closing Date, the Company shall be permitted to make the distributions to its Members set forth on Exhibit G hereto.

        Section 7.18 Final Closing Consideration Exhibit. At least three (3) Business Days prior to the Closing Date, the Company shall deliver the final Closing Consideration Exhibit to Parent, provided, however, that the final Closing Consideration Exhibit shall only reflect (i) changes in events between the date of this Agreement and the Closing Date that are not otherwise prohibited by the terms of this Agreement, or (ii) such other changes as are previously approved by Parent in writing, which prior written approval shall not be unreasonably withheld.

        Section 7.19 Proprietary Rights Agreements and Other Matters. The Combined Company shall cause each of the Principal Members and any Key Employee who is not a Principal Member to execute and deliver prior to closing a proprietary rights agreement consistent with customary industry practice, or such other agreement containing substantially similar protections and take such other actions specified in the last paragraph of Section 4.7 of the Company Disclosure Schedule.

                                   ARTICLE 8.
       CONDITIONS TO THE CONSUMMATION OF THE MERGER AND THE STOCK PURCHASE

        Section 8.1 Mutual Conditions. The obligations of each party to this Agreement to consummate the Merger and the Stock Purchase shall be subject to the satisfaction of each of the following conditions, provided that Parent may direct each other party hereto to waive any condition contained in this Section
8.1 if (x) no such party could be criminally culpable for waiving or closing over such condition, and (y) Parent shall fully indemnify each such party for any liabilities or losses incurred by each such party in connection with or arising out of waiving or closing over such condition, such indemnification to be approved by the Company on behalf of each Principal Member and KMV Corporation on behalf of each KMV Corporation Shareholder:

        (a) No order, injunction or decree issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the Stock Purchase shall be in effect. No proceeding initiated by any Governmental Authority seeking an injunction to restrain or prohibit the consummation of the Merger or the Stock Purchase shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts in any material manner or makes illegal consummation of the Merger or the Stock Purchase;


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

        (b) All consents, waivers, authorizations and approvals required from all Governmental Authorities to consummate the Merger and the Stock Purchase, without the imposition of conditions or requirements, in the aggregate, the satisfaction of which by Parent or its Subsidiaries or KMV Corporation, the Company or their respective Subsidiaries are reasonably likely to result in either a Parent Material Adverse Effect or a Company Material Adverse Effect shall have been obtained and shall remain in full force and effect as of the Closing Date;

        (c) In respect of the notifications of the parties hereto pursuant to the HSR Act and any other applicable antitrust or competition laws, the applicable waiting period(s) and any extensions thereof shall have expired or terminated; and

        (d) A general moratorium on commercial banking activities in New York or California shall not have been declared by either Federal or state authorities and be continuing nor shall there occur and be continuing any calamity or crisis in the financial markets that either (i) renders Parent unable to access or borrow funds in the ordinary course of business or make use of the United States federal wire system, or (ii) renders the Escrow Agent unable to receive the deposit of the Escrow Funds.

        Section 8.2 Conditions to Parent's and Merger Sub's Obligations. The obligations of Parent and Merger Sub to consummate the Merger and the Stock Purchase shall be subject to the satisfaction of each of the following conditions, any of which may be waived in writing by Parent and Merger Sub:

        (a) For purposes of this Section 8.2(a), the accuracy of the representations and warranties of the Company, KMV Corporation, the Principal Members and the KMV Corporation Shareholders set forth in this Agreement shall be assessed as of the date of this Agreement and shall be assessed as of the Closing Date with the same effect as though all such representations and warranties had been made again on and as of the Closing Date (provided, however, that the representations and warranties that speak as of a specific date shall speak only as of such date). The representations and warranties of the Company, KMV Corporation, the Principal Members and the KMV Corporation Shareholders qualified by materiality or by reference to a Company Material Adverse Effect shall be true and correct. The representations and warranties of the Company, KMV Corporation, the Principal Members and the KMV Corporation Shareholders not qualified by materiality or by reference to a Company Material Adverse Effect shall be true and correct in all material respects;

        (b) KMV Corporation, the Company and each of the Principal Members and KMV Corporation Shareholders, as applicable, shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date;

        (c) KMV Corporation, the Company, and each of the Principal Members and KMV Corporation Shareholders shall have delivered to Parent a certificate, dated as of the Closing Date, signed on behalf of the Company by its Chief Executive Officer and Chief Operating Officer, signed on behalf of KMV Corporation by its Chief Executive Officer and Chief


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

Operating Officer and signed by each of the Principal Members and KMV Corporation Shareholders confirming the satisfaction of the conditions contained in Section 8.2(a) and (b);

        (d) Each of the Ancillary Agreements shall be in full force and effect and Parent shall not be aware of any basis that would reasonably be expected to cause any of such agreements to cease to be in full force and effect (it being agreed and understood, however, that the foregoing shall have no effect on any rights Parent or Merger Sub may have under Section 8.2(f) of this Agreement);

        (e) Parent shall have received an opinion dated the Closing Date of Gibson, Dunn & Crutcher LLP, counsel to the Combined Company, as to the matters set forth in Exhibit H in the form and with such qualifications and exceptions as are reasonably acceptable to Parent;

        (f) Since December 31, 2001, there shall not have been any Company Material Adverse Effect or any development or combination of developments that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; and

        (g) The Combined Company shall provide evidence to Parent that it has obtained either the consents under the Contracts set forth under the heading "Change of Control Contracts" on Exhibit J to this Agreement or obtained such commercially reasonable substitutes as provided on Exhibit J. In addition, subject to the last paragraph of Exhibit J, Parent shall have received copies of all other consents, approvals, authorizations, qualifications and orders of all Governmental Authorities and all other Persons party to Contracts with any member of the Combined Company that are required in respect of the transactions to be consummated at the Closing, other than those that if not obtained would not individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on the business, assets, liabilities, financial conditions or results of operations of Parent and its Subsidiaries, taken as a whole, and such consents and other items shall remain in full force and effect as of the Closing Date.

        (h) Provided that Parent's independent auditors shall have completed, within sixty (60) days after the date of this Agreement, an audit of the Combined Company as of December 31, 2001, such audited consolidated balance sheet of the Combined Company as of December 31, 2001 and the related consolidated statements of income, changes in owners' equity and cash flows for the year then ended shall not be materially adverse when compared to the Company Balance Sheet and Company Financial Statements for the corresponding period and dates, provided, however, that variances shall be disregarded for purposes of this Section 8.2(h) to the extent they are attributable to (i) depreciation, rental expense and vacation accruals in accordance with GAAP rather than on a tax basis, (ii) any compensation expense charge attributable to issuance of Company Units that may be required in accordance with GAAP, or (iii) capitalization of software development costs that may be required in accordance with GAAP.

        (i) Unless Parent consents otherwise in writing, the relevant member of the Combined Company shall take all action necessary to terminate, or cause to terminate, before the Effective Time, any Benefit Plan that is a simplified employee pension plan, a 401(k) plan or other defined contribution pension plan.


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        (j) Each of the four (4) Key Employees listed under Group A on Exhibit I hereto and seven (7) out of the ten (10) Key Employees listed under Group B on
Exhibit I hereto shall have entered into employment agreements with the Surviving Company or Parent for a period following the Closing on mutually agreeable terms, provided however, that a failure of any one of the foregoing to have accepted such employment shall be disregarded for purposes of this Section 8.2(j) unless Parent has made an employment offer (an "Eligible Offer") to such Person which (i) provides cash compensation (assuming achievement of targeted financial performance of the unit consistent with the budgeted operating plan of the Combined Company provided to Parent prior to the date hereof (the "Budget")) at least substantially equivalent to such Person's current cash compensation at such target performance level (which current cash compensation is reflected in the Budget and has been detailed prior to the date hereof for each such Person in writing to the Parent (the "Compensation Submission")), and (except as specified in the Compensation Submission) equity-linked compensation in the form of Parent stock options on standard terms at least consistent with Parent's equity-linked compensation for other managers in comparable positions with comparable responsibilities within Parent's organization, for an employment agreement duration of not more than one year (or such other duration as is set forth in the Compensation Submission), (ii) except as set forth in the Compensation Submission, provides for a role substantially consistent with such Person's current role in the Combined Company, and (iii) otherwise is on terms consistent with customary market practice for comparable executive employment agreements, and such Person has failed to enter into an employment agreement on the terms of such Eligible Offer.

        Section 8.3 Conditions to the Obligations of the Company, KMV Corporation, the Principal Members and the KMV Corporation Shareholders. The obligation of the Company, KMV Corporation, the Principal Members and the KMV Corporation Shareholders to consummate the Merger and the Stock Purchase shall be subject to satisfaction of each of the following conditions, which may be waived in writing by the Company on behalf of itself and each of the Principal Members and by KMV Corporation on behalf of itself and each of the KMV Corporation Shareholders:

        (a) For purposes of this Section 8.3(a), the accuracy of the representations and warranties of Parent set forth in this Agreement shall be assessed as of the date of this Agreement and shall be assessed as of the Closing Date with the same effect as though all such representations and warranties had been made again on and as of the Closing Date (provided, however, that the representations and warranties that speak as of a specific date shall speak only as of such date). The representations and warranties of Parent qualified by materiality or by reference to a Parent Material Adverse Effect shall be true and correct. The representations and warranties of Parent not qualified by materiality or by reference to a Parent Material Adverse Effect shall be true and correct in all material respects;

        (b) Parent shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date;

        (c) Parent shall have delivered to the Company, KMV Corporation, the Principal Members and the KMV Corporation Shareholders a certificate, dated as of the Closing Date, signed on behalf of Parent by its Chief Executive Officer or Chief Financial Officer confirming


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the satisfaction of the conditions contained in Section 8.3(a) and (b);

        (d) The Company, KMV Corporation, the Principal Members and the KMV Corporation Shareholders shall have received an opinion dated the Closing Date of Simpson Thacher & Bartlett, counsel to Parent, in the form and as to the matters set forth on Exhibit K with such exceptions and qualifications as are reasonably acceptable to the Company and KMV Corporation; and

        (e) There shall not exist any event or combination of events that, individually or in the aggregate, will (or would reasonably be expected to) prevent Parent from performing any of its post-Closing obligations under this Agreement or any Ancillary Agreement at or after the Effective Time.

                                   ARTICLE 9.
                                   TERMINATION

        Section 9.1 Termination.

        (a) This Agreement may be terminated prior to the Closing as follows:

            (i) by written consent of Parent, the Company on behalf of itself and each of the Principal Members and KMV Corporation on behalf of itself and each of the KMV Corporation Shareholders;

            (ii) by Parent, the Company on behalf of itself and each of the Principal Members or KMV Corporation on behalf of itself and each of the KMV Corporation Shareholders, if any order of any Governmental Authority permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or the Stock Purchase shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this
Section 9.1(a)(ii) shall, subject to Section 7.3(a), have used commercially reasonable efforts to prevent the entry of and to remove such order;

            (iii) by Parent if any condition to the obligations of Parent hereunder becomes incapable of fulfillment through no fault of Parent and is not waived by Parent;

            (iv) by the Company on behalf of itself and each of the Principal Members and by KMV Corporation on behalf of itself and each of the KMV Corporation Shareholders, if any condition to the obligations of such party hereunder becomes incapable of fulfillment through no fault of such party and is not waived by such party;

            (v) by Parent, the Company on behalf of itself and each of the Principal Members or KMV Corporation on behalf of itself and each of the KMV Corporation Shareholders, if the Closing does not occur by the close of business on or prior to April 24, 2002 (the "Termination Date"); provided, however, that the Termination Date may be extended by Parent, the Company on behalf of itself and each of the Principal Members or KMV Corporation on behalf of itself and each of the KMV Corporation Shareholders by written notice to the other parties if the Closing shall not have been consummated as a direct result of the condition set forth in Sections 8.1(b) and (c) failing to have been satisfied and the extending party (x)


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reasonably believes that the relevant approvals will be obtained during such extension period, and (y) so long as the extending party is diligently pursuing such approvals, but in any case such extension shall not be more than one hundred twenty days (120) days after April 24, 2002; notwithstanding the foregoing, a party who is or whose Affiliate is in material breach of any of its obligations or representations, warranties, covenants or agreements contained in this Agreement shall not have the right to terminate or extend this Agreement pursuant to this Section 9.1(a)(v).

        (b) The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to each other party of a written notice of such termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in
Section 9.2.

        Section 9.2 Survival after Termination. If this Agreement is terminated in accordance with Section 9.1 hereof and the transactions contemplated hereby are not consummated, this Agreement and each Ancillary Agreement shall become void and of no further force and effect, without any liability on the part of any party hereto, except for the provisions of Sections 7.15, 11.5, 11.8, 11.9 and 11.10 and this Article 9. Notwithstanding the foregoing, nothing in this
Section 9.2 shall relieve any party to this Agreement of liability for a breach of any provision of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.

                                   ARTICLE 10.
                                 INDEMNIFICATION

        Section 10.1 Survival of Representations, Warranties and Covenants; Exclusive Monetary Remedies.

        (a) All representations and warranties in this Agreement or in any instrument executed and delivered in fulfillment of the requirements of this Agreement shall survive the Closing for eighteen (18) months following the Closing Date (the "Expiration Date"), except that the representations and warranties in Sections 4.1(a), 4.1(b), 4.2(a), 4.3, 4.5, 4.11, 4.17, 5.1, 5.2,
5.4, 6.1 and 6.2 shall not terminate, but shall continue until the expiration of the respective statutes of limitations relating thereto, provided however, that the representations and warranties in Section 4.3(c)(ii) shall terminate on the Expiration Date unless a Parent Indemnitee makes a claim pursuant to Section 10.2.1(a) of this Agreement that a breach under Section 4.3(c)(ii) either (i) resulted in the unenforceability of this Agreement or any of the Ancillary Agreements or (ii) prevented Parent from consummating the Merger, the Stock Purchase or any of the other transactions contemplated by this Agreement or the Ancillary Agreements. All covenants or other agreements in this Agreement shall survive the Closing indefinitely or for such lesser period of time as may be expressly specified herein with respect thereto or until the respective statutes of limitation relating thereto, provided, however, that the covenants in Sections 7.1, 7.2(a), 7.3, 7.5, 7.7, 7.8, 7.12, 7.13, 7.14, 7.17 and 7.18 shall terminate on the Expiration Date.

        (b) Notwithstanding anything in this Agreement to the Contrary, the sole and exclusive basis on which any party may recover monetary damages for any breach of this Agreement by any other party, whether based upon breach of representations and warranties,


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breach of any covenant, or otherwise, shall be in accordance with the indemnification provisions set forth in this Article 10, and subject to the limitations, exclusions, caps and thresholds set forth in this Article 10, provided however, that such exclusive remedies for monetary damages shall not preclude any party from pursuing the remedies of specific performance, injunctive relief, declaratory judgment or any other non-monetary equitable remedies available to such party under Applicable Law.

        Section 10.2 Indemnification by the Principal Members and the KMV Corporation Shareholders.

        Section 10.2.1 Indemnification. Subject to the limitations contained in this Article 10 (including, without limitation, the limitations contained in Section 10.2.3(b) of this Agreement), the Company (prior to the Closing Date) and each Principal Member and KMV Corporation Shareholder jointly and severally (from and after the Closing Date, and subject to Section 10.6(a)) shall indemnify and hold Parent, KMV Corporation, the Surviving Company and each of their Subsidiaries, and each of their respective officers, directors, employees, members, stockholders, agents and representatives ("Parent Indemnitees") harmless from and against all losses, damages, liabilities, claims, demands, obligations, deficiencies, payments, judgments, settlements, costs and expenses of any nature whatsoever (including the costs and expenses of any and all investigations, actions, suits, proceedings, demands, assessments, judgments, orders, settlements and compromises relating thereto, and reasonable attorneys', accountants', experts' and other fees and expenses in connection therewith) ("Losses") resulting from, arising out of, or due to, directly or indirectly, any of the following:

        (a) Any inaccuracy or misrepresentation in, or breach of, any representation or warranty of the Company or KMV Corporation contained in
Article 4 of this Agreement, in any schedule or exhibit delivered hereunder by the Company or KMV Corporation or in any certificates delivered by the Company or KMV Corporation pursuant to this Agreement, or any breach or nonfulfillment of any covenant or agreement of the Company or KMV Corporation contained in this Agreement, in any schedule or exhibit delivered hereunder by the Company or KMV Corporation or in any certificates delivered by the Company or KMV Corporation pursuant to this Agreement, or any claims, causes of actions, rights asserted or demands made by any third parties (including any Governmental Authority) arising from or relating to any of the foregoing (it being agreed that for purposes of such right to indemnification, the representations and warranties made by the Company or KMV Corporation (except as specifically set forth in all provisions of Section 4.8 of this Agreement, except Section 4.8.13) shall be deemed not qualified by any references therein to materiality or whether or not any breach could result or could reasonably be expected to result in a Company Material Adverse Effect), provided, however, that a breach of the representations and warranties in Section 5.1 of this Agreement by a Principal Member or a KMV Corporation Shareholder shall not, in and of itself, constitute a breach by the Company or KMV Corporation of the representations and warranties in Section 4.5 of this Agreement;

        (b) Any shortfall in the Working Capital Amount or Cash Capital Amount in excess of the Working/Cash Capital Holdback Amount, as determined in accordance with Section 3.2.4 hereof;


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

        (c) Any Third-Party Claims for a breach by the Combined Company prior to the Closing Date of, or a default by the Combined Company prior to the Closing Date under, any Contract between the Combined Company and any customer or client of the Combined Company prior to the Closing Date; provided, however, that the Principal Members and the KMV Corporation Shareholders shall have no obligation to indemnify and hold harmless any Parent Indemnitee against any Losses claimed pursuant to this Section 10.2.1(c) unless such Parent Indemnitee shall have delivered a notice of such claim pursuant to Sections 10.2.3 or 10.4 hereof to the indemnifying party before the Expiration Date; and

        (d) In the event the Combined Company does not obtain the consent to the transactions contemplated by this Agreement with respect to the contract identified as the third item on Section 4.4 of the Company Disclosure Schedule and cure the default under such contract referred to in Section 4.7 of such Schedule, and as a result the contract is terminated or ceases to be performed by the counterparty, any incremental, direct out-of-pocket costs and expenses that are incurred by the Combined Company or Parent after the Closing resulting therefrom, including the incremental cost of obtaining a replacement agreement providing services to the Combined Company substantially similar to those provided under such terminated agreement and any incremental costs relating to obtaining or collecting substitute data or funding customer reimbursements, reprogramming costs, preparation of revised marketing materials and other collateral materials in connection with such replacement (all such costs and expenses incurred within eighteen months following the Closing Date, collectively, "Replacement Costs"), provided that the aggregate amount of such indemnification for Replacement Costs shall be limited to the first $500,000 of such Replacement Costs plus one-half of the next $2,000,000 of such Replacement Costs (which amounts shall be treated as Losses for all other purposes of this Agreement).

        Section 10.2.2 Individual Indemnification. Subject to the limitations contained in this Article 10, from and after the Closing Date, each Principal Member and KMV Corporation Shareholder shall severally, and not jointly, indemnify and hold each Parent Indemnitee harmless from and against all Losses resulting from, arising out of, or due to, directly or indirectly, any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by such Principal Member or KMV Corporation Shareholder contained in
Article 5 of this Agreement, in any schedule or exhibit delivered hereunder by such Principal Member or KMV Corporation Shareholder or in any certificates delivered by such Principal Member or KMV Corporation Shareholder pursuant to this Agreement, or any breach or nonfulfillment of any covenant of such Principal Member or KMV Corporation Shareholder contained in this Agreement, in any schedule or exhibit delivered hereunder by such Principal Member or KMV Corporation Shareholder or in any certificates delivered by such Principal Member or KMV Corporation Shareholder pursuant to this Agreement, or any claims, causes of actions, rights asserted or demands made by any third parties (including any Governmental Authority) arising from or relating to any of the foregoing (it being agreed that for purposes of such right to indemnification, the representations and warranties made by the Principal Members or the KMV Corporation Shareholders shall be deemed not qualified by any references therein to materiality or whether or not any breach could result or could reasonably be expected to result in a Company Material Adverse Effect).

        Section 10.2.3 Escrow Account Offset; Waiver.


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        (a) For purposes of this Section 10.2 and Section 10.7, in the event that a Parent Indemnitee wishes to make any indemnification claim under this
Section 10.2 or Section 10.7, such Parent Indemnitee shall first provide written notice of such claim (an "Indemnification Notice") to the Escrow Agent and the Member Representative and, with respect to any indemnification claim under
Section 10.2.2 of this Agreement, to the Principal Member(s) and/or KMV Corporation Shareholder(s) from whom indemnification is sought. Any such notice shall, to the extent practicable, set forth in reasonable detail (w) the individual items of Losses; (x) the basis for the claim, including the alleged misrepresentation or breach; (y) the amount of the claim and (z) the date each such item of Losses was paid or properly accrued, if applicable. Thereafter, the Member Representative or, with respect to any indemnification claim under
Section 10.2.2 of this Agreement, the Principal Member(s) and/or KMV Corporation Shareholder(s) from whom indemnification is sought, shall have twenty (20) Business Days following such party's receipt of the Indemnification Notice in which to deliver notice of objection to such claim to the Parent Indemnitee and the Escrow Agent. If no objection notice is given, then the claim in the amount alleged by the Parent Indemnitee in the Indemnification Notice shall be deemed to be valid and indemnifiable pursuant hereto. No offset shall be permitted if the relevant claim is timely disputed as set forth above, unless and until its validity is finally resolved. In the event that the Parent Indemnitee is entitled to offset as a result of the final resolution of the validity of such claim, such Parent Indemnitee and the Member Representative or, with respect to any indemnification claim under Section 10.2.2 of this Agreement, the Principal Member(s) and/or KMV Corporation Shareholder(s) from whom indemnification is sought (the "Notifying Person"), shall provide joint written notice (the "Resolved Claim Notice") of such offset to the Escrow Agent. If the Notifying Person has not so provided the Resolved Claim Notice to the Escrow Agent within ten (10) days after the demand of the Parent Indemnitee in writing to the Notifying Person, then the Parent Indemnitee will be permitted to unilaterally deliver a Resolved Claim Notice (a "Unilateral Resolved Claim Notice") to the Escrow Agent so long as the Parent Indemnitee provides written notice of the delivery to the Escrow Agent of such Unilateral Resolved Claim Notice to the Notifying Person within five (5) days thereafter. Within five (5) Business Days after receipt of the Resolved Claim Notice or, in the case of a Unilateral Resolved Claim Notice, within fifteen (15) Business Days after receipt thereof, the Escrow Agent shall deliver to Parent Escrow Funds in the amount of the offset set forth in the Resolved Claim Notice or the Unilateral Resolved Claim Notice; provided, however, that the Escrow Agent shall not make such delivery in respect of a Unilateral Resolved Claim Notice if the Notifying Person has prior to the date of such delivery provided notice to the Escrow Agent and the Parent Indemnitee of a written objection asserting that the Unilateral Resolved Claim Notice was improperly given.

        (b) With respect to indemnification claims under Section 10.2.1 of this Agreement, if and to the extent the amount of the offset remains unfulfilled after delivery of the Escrow Funds as set forth in subsection (a) above, the Principal Members and the KMV Corporation Shareholders shall be severally, and not jointly, liable for the delivery to such Parent Indemnitee, in cash, of the amount of the offset remaining after payment of the Escrow Funds equal to such Principal Member's or KMV Corporation Shareholder's Allocable Share of such excess Losses, as applicable, subject to the limitations contained in Section 10.6(a) hereof. Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that in no event shall any Principal Member or KMV Corporation Shareholder be liable under Section 10.2.1 of this Agreement for the Allocable Share of Losses of any other Principal Member or KMV


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Corporation Shareholder. For purposes of this Agreement, "Allocable Share" shall mean, as to each Principal Member and KMV Corporation Shareholder, the percentage set forth opposite their respective names on Exhibit L hereto.

        (c) With respect to indemnification claims under Section 10.2.2 of this Agreement, (i) a Parent Indemnitee shall only be entitled to offset Escrow Funds beneficially held by the Principal Member(s) and/or KMV Corporation Shareholder(s), as the case may be, from whom indemnification is sought under
Section 10.2.2, and (ii) if and to the extent the amount of the offset remains unfulfilled after delivery of the Escrow Funds beneficially held by such Principal Member or KMV Corporation Shareholder, as the case may be, such Principal Member or KMV Corporation Shareholder, as the case may be, from whom indemnification is sought shall be severally liable for the delivery to such Parent Indemnitee, in cash, of the full amount of such offset remaining after payment of the Escrow Funds beneficially held by such Principal Member or KMV Corporation Shareholder, as the case may be, subject to the limitations contained in Section 10.6(a).

        Section 10.3 Indemnification by Parent. Parent shall indemnify and hold harmless the Company and KMV Corporation (prior to the Closing) and each of the Principal Members and KMV Corporation Shareholders (from and after the Closing) ("Seller Indemnitees") from and against all Losses resulting from, arising out of, or due to, directly or indirectly, any inaccuracy or misrepresentation in, or breach of, any representation or warranty of Parent or Merger Sub contained in Article 6 of this Agreement, in any schedule or exhibit delivered hereunder by Parent or Merger Sub or in any certificates delivered by Parent or Merger Sub pursuant to this Agreement, or any breach or nonfulfillment of any covenant of Parent or Merger Sub contained in this Agreement, in any schedule or exhibit delivered hereunder by Parent or Merger Sub or in any certificates delivered by Parent or Merger Sub pursuant to this Agreement, or any claims, causes of actions, rights asserted or demands made by any third parties (including any Governmental Authority) arising from or relating to any of the foregoing.

        Section 10.4 Procedures for Third-Party Claims.

        (a) Third-Party Claims. In order for a Person (the "Indemnified Party") to be entitled to any indemnification provided for under Section 10.2 or 10.3 hereof in respect of, arising out of or involving a claim made by any Person against the Indemnified Party (a "Third-Party Claim"), such Indemnified Party must notify the indemnifying party in writing of the Third-Party Claim promptly following receipt by such Indemnified Party of written notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually materially prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the indemnifying party, as promptly as practicable following the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim that are not separately addressed to the indemnifying party.

        (b) Assumption. If a Third-Party Claim is made against an Indemnified Party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party; provided, however,


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
that such counsel is not reasonably objected to by the Indemnified Party.
Should the indemnifying party so elect to assume the defense of a Third-Party Claim, the indemnifying party shall not be liable to the Indemnified Party for any reasonable legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the indemnifying party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense; provided, however, that the indemnifying party shall bear the reasonable fees and expenses of such separate counsel (i) if the parties to any such action or proceeding (including impleaded parties) include any of the Principal Members or KMV Corporation Shareholders and representation of both parties would, in the reasonable opinion of counsel for the Indemnified Party, be inappropriate due to a conflict of interest or
(ii) if the indemnifying party shall not have employed counsel (other than counsel that is reasonably objected to by the Indemnified Party) within a reasonable time after the Indemnified Party has given notice of the institution of a Third-Party Claim in compliance with Section 10.4(a) hereof. The indemnifying party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the indemnifying party has not assumed the defense thereof, provided, however, that such counsel is not reasonably objected to by the indemnifying party. If the indemnifying party chooses to defend or prosecute a Third-Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof at the indemnifying party's expense. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the indemnifying party assumes the defense of a Third-Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party assumes the defense of a Third-Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third-Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third-Party Claim, which releases the Indemnified Party completely in connection with such Third-Party Claim and that would not otherwise materially adversely affect the Indemnified Party. Notwithstanding the foregoing, an Indemnified Party shall have the right to jointly control the defense of any Third-Party Claim against such Indemnified Party in the event the potential Losses with respect to such Third Party Claim, when aggregated with all other satisfied or pending Losses subject to indemnification pursuant to Section 10.1,
10.2 and 10.3 hereof exceed the limits set forth in Section 10.6(a), in the case of any Parent Indemnitee, or Section 10.6(b), in the case of any Seller Indemnitee.

        Section 10.5 Termination of Indemnification. The obligations to indemnify and hold harmless any Person pursuant to Sections 10.2.1, 10.2.2 or
10.3 hereof shall terminate when the applicable representation or warranty or covenant terminates pursuant to Section 10.1 hereof; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified shall have, before the expiration of the applicable period, previously made a bona fide claim by delivering a notice of such claim to the indemnifying party.


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        Section 10.6 Limitations; Maximum Liability.

        (a) Principal Members and KMV Corporation Shareholders.

            (i) Notwithstanding anything in this Agreement to the contrary, the Principal Members and the KMV Corporation Shareholders shall not be obligated to indemnify any Parent Indemnitee pursuant to Sections 10.2.1(a), 10.2.1(c) or
10.2.2 of this Agreement unless and until the aggregate amount of all Losses suffered by all Parent Indemnitees (excluding all Parent Indemnitee First-Dollar Losses) exceeds the Threshold Amount, and then only to the extent of any such excess; provided, however, that the Threshold Amount shall not apply to Parent Indemnitee First-Dollar Losses or in the case of common law fraud, intentional misrepresentation or criminal activity on the part of any Principal Member or KMV Corporation Shareholder.

            (ii) Except for the indemnification obligations set forth in Section
10.7 of this Agreement or in the case of common law fraud, intentional misrepresentation or criminal activity on the part of any Principal Member or KMV Corporation Shareholder, the aggregate indemnification obligations of the Principal Members and the KMV Corporation Shareholders pursuant to this Agreement shall be limited to a maximum of $70,000,000; provided, however, that the aggregate indemnification obligations of the Principal Members and the KMV Corporation Shareholders pursuant to this Agreement for breaches of the representations and warranties contained in Sections 4.1(a), 4.1(b), 4.3 (other than Section 4.3(c)(ii), unless the Loss under Section 4.3(c)(ii) results from the unenforceability of this Agreement or any of the Ancillary Agreements or from Parent being unable to consummate the Merger, the Stock Purchase or any of the other transactions contemplated by this Agreement or the Ancillary Agreements), 4.5, 5.1 or 5.2 of this Agreement shall be limited to a maximum of $210,000,000; and provided, further, that in all cases the indemnification obligations of an individual Principal Member or KMV Corporation Shareholder pursuant to any provision of this Agreement shall not exceed the aggregate amount of the gross Transaction Consideration that such Principal Member or KMV Corporation Shareholder is entitled to receive pursuant to this Agreement, except for the indemnification obligations set forth in Section 10.7 of this Agreement or in the case of common law fraud, intentional misrepresentation or criminal activity on the part of such individual Principal Member or KMV Corporation Shareholder.

            (iii) Notwithstanding anything in this Agreement to the contrary, the expressions of "joint and several" with respect to certain liabilities under this Agreement of the Principal Members and KMV Corporation Shareholders are solely to permit the recovery of such liabilities on that basis from the Escrow Funds, and the parties agree that in all other circumstances in which any liability under this Agreement is being enforced against a Principal Member or KMV Corporation Shareholder, such Principal Member or KMV Corporation Shareholder shall only be liable for its Allocable Share of the applicable total liability, and up to its Allocable Share of the applicable limits set forth above, except solely in the case of liabilities under Sections 7.9(b), 7.11 and 10.2.2, as to which such Principal Member or KMV Corporation Shareholder shall bear the full amount of the applicable liability up to the amount of the gross Transaction Consideration that such Principal Member or KMV Corporation Shareholder is entitled to receive pursuant to this Agreement.


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

        (b) Parent. Except in the case of common law fraud, intentional misrepresentation or criminal activity on the part of Parent, the aggregate indemnification obligations of Parent pursuant to this Agreement shall be limited to a maximum of $210,000,000.

        Section 10.7  Tax Indemnification.

        (a) The Applicable Sellers shall jointly and severally (subject to Section 10.6(a)) indemnify and hold each of the Parent Indemnitees harmless from and against all Taxes of KMV Corporation, the Applicable Sellers, the Company, the Surviving Company and any of their respective Subsidiaries (i) with respect to all Pre-Closing Periods, including, but not limited to, any Taxes arising as a result of the deemed sale of assets of KMV Corporation, pursuant to the
Section 338(h)(10) Elections, (ii) with respect to any period beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period up to and including the Closing Date (such portion, a "Pre-Closing Partial Period"), (iii) with respect to the change in accounting method adjustment described in Section 4.11(f) of the Company Disclosure Schedule, (iv) payable as a result of a breach of any representation or warranty set forth in Section 4.11 of this Agreement (it being agreed that for purposes of such right to indemnification, the representations and warranties set forth in Section 4.11 of this Agreement shall be deemed not qualified by any references therein to materiality or whether or not any breach could result or could reasonably be expected to result in a Company Material Adverse Effect) and
(v) resulting from any breach of Section 7.6 by the Applicable Sellers, KMV Corporation, the Company or any of their respective Subsidiaries. The Applicable Sellers shall be entitled to any net refunds of Taxes with respect to the periods described in clauses (i) and (ii) above, except to the extent such refund arises as a result of a carryback of a loss or other tax benefit from a Post-Closing Period or a Post-Closing Partial Period.

        (b) Parent shall, and shall cause KMV Corporation, the Surviving Company and their respective Subsidiaries, to indemnify and hold each of the Applicable Sellers harmless from and against all Taxes of the Surviving Company and its Subsidiaries (i) with respect to all Post-Closing Periods, (ii) with respect to any period beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period beginning the day after the Closing Date (such portion, a "Post-Closing Partial Period") and (iii) resulting from any breach of any covenant of the Surviving Company or any of its Subsidiaries. Parent shall be entitled to all refunds of Taxes with respect to the periods described in clauses (i) and (ii) above.

        (c) Any Taxes for a period including a Pre-Closing Partial Period and a Post-Closing Partial Period shall be apportioned between such Pre-Closing Partial Period and such Post-Closing Partial Period shall be determined pursuant to Section 7.6(e) of this Agreement.

        Section 10.8 Calculation and Payment of Losses. In no event shall any Loss be recoverable to the extent it is based on incidental or consequential damages, including but not limited to Losses measured by reductions in the trading value of a party's stock or based upon the application of revenue or earnings multiples to direct damages. The amount of any Loss for which indemnification is provided under this Article 10 shall be net of any amounts actually recovered by the Indemnified Party under insurance policies with respect to such Loss and shall be (i) increased to take account of any increase in the premiums charged to the Indemnified Party under any insurance policy arising from the incurrence or payment of such Loss; (ii) increased to


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take account of any net Tax cost incurred by the Indemnified Party arising from the receipt of indemnity payments hereunder and (iii) reduced to take account of any net Tax benefit realized by the Indemnified Party arising from the incurrence or payment of such Loss, in each case as reasonably determinable at the time such Loss is otherwise being determined under this Agreement. Except as otherwise required by Applicable Law, any indemnity payments under this Agreement shall be treated as adjustments to the Transaction Consideration for United States federal income tax purposes.

                                   ARTICLE 11.
                                  MISCELLANEOUS

        Section 11.1 Amendments; Waiver. This Agreement may not be amended, altered or modified except by written instrument executed by Parent, KMV Corporation, the Company, the Principal Members and the KMV Corporation Shareholders. Any agreement on the part of Parent, KMV Corporation, the Company, the Principal Members and the KMV Corporation Shareholders to waive (i) any inaccuracies in the representations and warranties contained herein by the Company, KMV Corporation, any of the Principal Members or any of the KMV Corporation Shareholders, on the one hand, or Parent, on the other hand, or in any document, certificate or writing delivered pursuant hereto by the Company, KMV Corporation, the Principal Members and the KMV Corporation Shareholders, on the one hand, or Parent, on the other hand, or (ii) compliance with any of the agreements, covenants or conditions contained herein, shall be valid only if set forth in an instrument in writing signed on behalf of the party against whom the waiver is to be effective. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other inaccuracy, breach or failure to strictly comply with the provisions of this Agreement. Notwithstanding the foregoing, each Principal Member hereby authorizes the Company and each KMV Corporation Shareholder hereby authorizes KMV Corporation to waive any condition or provision of this Agreement or to take any other action under this Agreement, including amending this Agreement in any respect, prior to or after the Closing, and any such waiver, action or amendment shall be binding on each such Principal Member and KMV Corporation Shareholder without any further action on their part; provided, however, that no amendment may (a) treat a Principal Member or KMV Corporation Shareholder in a manner that is disproportionately adverse relative to all other Principal Members and KMV Corporation Shareholders, or (b) amend any provision of Section 7.11 applicable to a Principal Member or KMV Corporation Shareholder, in either case without such Principal Member's or KMV Corporation Shareholder's written consent to such amendment. Each Principal Member and KMV Corporation Shareholder further acknowledges that no Principal Member or KMV Corporation Shareholder shall have any individual ability to terminate this Agreement pursuant to Article 9.

        Section 11.2 Entire Agreement. This Agreement (including the Company Disclosure Schedule, the Principal Members Disclosure Schedule, the Parent Disclosure Schedule, any other exhibits, schedules, certificates, lists and documents referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement of the parties hereto, except as provided herein, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.


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        Section 11.3 Interpretation.

        (a) When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or an Exhibit or a Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

        (b) Each of the Company Disclosure Schedule, the Principal Members Disclosure Schedule and the Parent Disclosure Schedule shall set forth items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties or one or more of its covenants contained in Article 7 of this Agreement, in each case making reference to the particular subsection of this Agreement requiring such disclosure or to which such exception is being taken, provided, however, that the disclosure of an item in one Section of any party's Disclosure Schedule shall be deemed a disclosure in another Section or Sections of such party's Disclosure Schedule if and to the extent that such information is readily apparent to be so applicable to such other Section or Sections.

        Section 11.4 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        Section 11.5 Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given if
(a) delivered in person, (b) transmitted by facsimile (with written confirmation), (c) mailed by certified or registered mail (return receipt requested) (in which case such notice shall be deemed given on the third day after such mailing) or (d) delivered by an express courier (with written confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        If to the Company or KMV Corporation prior to the Closing Date or to the Principal Members or the KMV Corporation Shareholders:

                      KMV LLC
                      1620 Montgomery Street
                      Suite 140
                      San Francisco, California 94111
                      Facsimile: (415) 296-9458


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                      Attention: President

        With a copy to:

                      Gibson Dunn & Crutcher LLP
                      One Montgomery Street
                      San Francisco, California 94104-4505
                      Facsimile: (415) 986-5309
                      Attention: Peter T. Heilmann, Esq.

        If to the Member Representative:

                      Robert Rudy
                      1620 Montgomery Street, Suite 140
                      San Francisco, California 94111
                      Facsimile: (415) 296-9458

        With a copy to:

                      Gibson Dunn & Crutcher LLP
                      One Montgomery Street
                      San Francisco, California 94104-4505
                      Facsimile: (415) 986-5309
                      Attention: Peter T. Heilmann, Esq.

        If to Parent or to the Company or KMV Corporation after the Closing
Date:

                      Moody's Corporation
                      99 Church Street
                      New York, New York 10007
                      Facsimile: (212) 406-1696
                      Attention: Chief Executive Officer

                      With a copy to:

                      Simpson Thacher & Bartlett
                      425 Lexington Avenue
                      New York, New York 10017
                      Facsimile: (212) 455-2502
                      Attention: Robert E. Spatt, Esq.


        Section 11.6 Binding Effect; Persons Benefiting; No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. No provision of this Agreement is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. This Agreement may not be assigned by any of the parties hereto


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without the prior written consent of Parent, in the case of any assignment by the Company, KMV Corporation, any of the Principal Members or any of the KMV Corporation Shareholders, or the Company, KMV Corporation, the Principal Members and the KMV Corporation Shareholders, in the case of any assignment by Parent.

        Section 11.7 Counterparts. This Agreement may be executed in two or more counterparts, each original or facsimile of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

        Section 11.8 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 11.9 Governing Law. THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO APPLICABLE CHOICE OF LAW PROVISIONS THEREOF.

        Section 11.10 Consent to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits to the jurisdiction of any state court of the State of California and any federal court sitting in San Francisco, California and irrevocably agrees that all actions or proceedings arising out of or relating to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby shall be litigated exclusively in such courts. Each of the parties hereto agrees not to commence any legal proceedings related hereto except in such courts. Each of the parties hereto irrevocably waives any objection which he or it may now or hereafter have to the laying of the venue of any such proceeding in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.


                            [Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                     MOODY'S CORPORATION


                                     By: /s/ JOHN RUTHERFURD JR.
                                         --------------------------------------
                                     Name:   John Rutherfurd Jr.
                                     Title:  President & Chief Executive Officer


                                     XYZ ACQUISITION LLC


                                     By: /s/ JOHN RUTHERFURD JR.
                                         --------------------------------------
                                     Name:   John Rutherfurd Jr.
                                     Title:  President


                                     KMV LLC


                                     By: /s/ PETER J. CROSBIE
                                         --------------------------------------
                                     Name:   Peter J. Crosbie
                                     Title:  President


                                     KMV CORPORATION


                                     By: /s/ PETER J. CROSBIE
                                         --------------------------------------
                                     Name:   Peter J. Crosbie
                                     Title:  President

                                     PRINCIPAL MEMBERS AND
                                     CREDIT CORP. SHAREHOLDERS:


                                     /s/ STEPHEN KEALHOFER
                                     -------------------------------------------
                                     STEPHEN KEALHOFER


                                     STEPHEN KEALHOFER AND
                                     JANET ANN LUCK 1999 FAMILY TRUST


                                     By: /s/ STEPHEN KEALHOFER, TRUSTEE
                                         --------------------------------------
                                      Name:  Stephen Kealhofer, Trustee


                                     By: /s/ JANET ANN LUCK, TRUSTEE
                                         --------------------------------------
                                     Name:   Janet Ann Luck, Trustee


                                     KEALHOFER 2001 CHILDREN'S TRUST


                                     By: /s/ STEPHEN KEALHOFER, TRUSTEE
                                         --------------------------------------
                                      Name:  Stephen Kealhofer, Trustee


                                     By: /s/ JANET ANN LUCK, TRUSTEE
                                         --------------------------------------
                                     Name:   Janet Ann Luck, Trustee


                                     /s/ PETER CROSBIE
                                     -------------------------------------------
                                     PETER CROSBIE


                                     /s/ JOHN MCQUOWN
                                     -------------------------------------------
                                     JOHN MCQUOWN


                                     /s/ OLDRICH VASICEK
                                     -------------------------------------------
                                     OLDRICH VASICEK


                                     VASICEK TRUST


                                     By: /s/ OLDRICH A. VASICEK
                                         --------------------------------------
                                     Name:   Oldrich A. Vasicek, Trustee


                                     By: /s/ SILVA VASICEK
                                         --------------------------------------
                                     Name:   Silva Vasicek, Trustee


                                     /s/ ROBERT RUDY
                                     -------------------------------------------
                                     ROBERT RUDY

                                  /s/ PETER OVERMIRE
                                  ----------------------------------------------
                                  PETER OVERMIRE


                                  OVERMIRE PARTNERS, L.P.,
                                  a California limited partnership


                                  By: /s/ PETER L. OVERMIRE
                                      ------------------------------------------
                                  Name:   Peter L. Overmire, as general partner


                                  By: /s/ ROZELL R. OVERMIRE
                                      ------------------------------------------
                                  Name:   Rozell R. Overmire, as general partner


                                  P/R OVERMIRE FAMILY TRUST


                                  By: /s/ PETER L. OVERMIRE
                                      ------------------------------------------
                                  Name:   Peter L. Overmire, as Trustee


                                  By: /s/ ROZELL R. OVERMIRE
                                      ------------------------------------------
                                  Name:   Rozell R. Overmire, as Trustee


                                  /s/ DAVID NORDBY
                                  ------------------------------------
                                  DAVID NORDBY


                                  PRINCIPAL MEMBERS:


                                  /s/ TIM KASTA
                                  ------------------------------------
                                  TIM KASTA


                                  /s/ ALLEN LEVINSON
                                  ------------------------------------
                                  ALLEN LEVINSON


                                  /s/ MARTHA SELLERS
                                  ------------------------------------
                                  MARTHA SELLERS


                                  /s/ TAREK HIMMO
                                  ------------------------------------
                                  TAREK HIMMO


                                  /s/ JEFFREY R. BOHN
                                  ------------------------------------
                                  JEFFREY R. BOHN


                                  /s/ LAURENCE REED
                                  ------------------------------------
                                  LAURENCE REED


                                  LAURENCE AND REBECCA ANDREWS REED
                                  FAMILY LIVING TRUST


                                  By: /s/ LAURENCE REED
                                      ------------------------------------------
                                  Name:   Laurence Reed, as Trustee


                                  By: /s/ REBECCA A. REED
                                      ------------------------------------------
                                  Name:   Rebecca A. Reed, as Trustee


                                  /s/ BRIAN DVORAK
                                  ------------------------------------
                                  BRIAN DVORAK